Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

dated as of

October 21, 2020

by and among

Acamar Partners Acquisition Corp.

ACAMAR PARTNERS Sub, INC.

and

CarLotz, Inc.

TABLE OF CONTENTS

Page

Article I CERTAIN DEFINITIONS	3
1.01 Definitions	3
1.02 Construction	20
Article II THE MERGER; CLOSING	21
2.01 The Merger	21
2.02 Effects of the Merger	21
2.03 Closing	21
2.04 Certificate of Incorporation and Bylaws of the Surviving Company	21
2.05 Repaid Indebtedness	22
2.06 Other Payments and Closing	22
2.07 Deliveries and Proceedings at Closing	22
2.08 Directors and Officers	23
Article III EFFECTS OF THE MERGER	23
3.01 Effect on Capital Stock	23
3.02 Dissenting Shares	24
3.03 Withholding	25
3.04 Treatment of Company Stock Options	25
3.05 Conversion of AFC Convertible Note	27
3.06 Automatic Exercise of AFC Warrant	27
3.07 Surrender and Payment	27
3.08 Equitable Adjustments	29
3.09 Taking of Necessary Action; Further Action	30
3.10 Earnout Shares	30
3.11 Update to the Spreadsheet	31
Article IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY	31
4.01 Organization and Qualifications; Subsidiaries	32
4.02 Due Authorization	32
4.03 No Conflict; Consents	33
4.04 Governmental Authorities; Consents	34
4.05 Capitalization	34
4.06 Financial Statements	36

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Page

4.07 Undisclosed Liabilities	36
4.08 Litigation and Proceedings	37
4.09 Compliance with Laws	37
4.10 Intellectual Property	37
4.11 Software and IT	39
4.12 Material Contracts; No Defaults	39
4.13 Company Benefit Plans	41
4.14 Labor Matters	44
4.15 Taxes	45
4.16 Brokers’ Fees	47
4.17 Insurance	47
4.18 Real Property; Assets	48
4.19 Environmental Matters	48
4.20 Absence of Changes	49
4.21 Affiliate Agreements	52
4.22 Internal Controls	52
4.23 Permits	53
4.24 Privacy and Data Security	53
4.25 Registration Statement	54
4.26 Power of Attorney	54
4.27 Acquiror Common Stock	54
4.28 No Additional Representations and Warranties	54
4.29 No Reliance	55
Article V REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB	55
5.01 Organization and Qualifications; Subsidiaries	55
5.02 Due Authorization	56
5.03 No Conflict; Consents	56
5.04 Capitalization	57
5.05 Litigation and Proceedings	58
5.06 Compliance with Laws	58
5.07 SEC Filings and Financial Statements.	59
5.08 NASDAQ Listing	60
5.09 Reporting Company	60
5.10 Investment Company	60

ii

5.11 Pro Forma Capitalization of Acquiror	60
5.12 Transactions with Related Parties	60
5.13 Trust Account	61
5.14 Taxes	61
5.15 Title to Property	63
5.16 Subscription Agreements	63
5.17 Brokers’ Fees	63
5.18 Information Supplied	64
5.19 Business Activities	64
5.20 Application of Takeover Protections	64
5.21 Stock Merger Consideration	65
5.22 Employees	65
5.23 No Other Representations or Warranties	65
5.24 No Reliance	65
Article VI COVENANTS	66
6.01 Access and Information; Financial Statements	66
6.02 Conduct of Business by the Company	67
6.03 Conduct of Business by Acquiror	67
6.04 Regulatory Approvals; HSR Act	69
6.05 Third Party Consents	71
6.06 No Acquiror Common Stock Transactions	71
6.07 Public Announcements	71
6.08 Company Stockholder Consent	72
6.09 Proxy Statement; Acquiror Stockholders’ Meeting.	72
6.10 Director and Officer Indemnification	75
6.11 Form 8-K Filings	76
6.12 Trust Account; No Claims Against the Trust Account	77
6.13 Subscription Agreements	78
6.14 Non-Solicitation; Acquisition Proposals	79
6.15 Notification of Certain Changes	80
6.16 Closing Conditions	80
6.17 Equity Awards	81
6.18 Acquiror Public Filings; Acquiror NASDAQ Listing	81
6.19 Company Consents	81

iii

6.20 Termination of Acquiror Affiliate Agreements	82
6.21 Termination of Company Affiliate Agreements	82
6.22 Bylaws	82
6.23 Tax Matters	82
6.24 Rule 16b-3	83
6.25 Employment Agreements	83
6.26 Annual Meeting	83
Article VII CONDITIONS TO OBLIGATIONS	83
7.01 Conditions to Obligations of All Parties	83
7.02 Additional Conditions to Obligations of Acquiror	84
7.03 Additional Conditions to the Obligations of the Company	86
7.04 Frustration of Closing Conditions	87
Article VIII TERMINATION/EFFECTIVENESS	87
8.01 Termination	87
8.02 Manner of Exercise	89
8.03 Effect of Termination	89
8.04 Waiver	89
Article IX MISCELLANEOUS	89
9.01 Survival	89
9.02 Notices	90
9.03 Annexes, Exhibits and Schedules	91
9.04 Expenses	91
9.05 Assignment; Successors and Assigns; No Third Party Rights	91
9.06 Governing Law	91
9.07 Waiver of Jury Trial	92
9.08 Titles and Headings	92
9.09 Counterparts	92
9.10 Entire Agreement	92
9.11 Severability	92
9.12 Specific Performance	92
9.13 Amendments	93
9.14 Legal Representation	93
9.15 No Recourse	93
9.16 Schedules and Exhibits	94

iv

Exhibits

Exhibit A – Form of Amended and Restated Certificate of Incorporation of Acquiror
Exhibit B – Form of Amended and Restated Bylaws of Acquiror
Exhibit C – Form of Amended and Restated Certificate of Incorporation of the Company
Exhibit D – Form of Amended and Restated Bylaws of the Company

Exhibit E – Form of Sponsor Letter Agreement

Exhibit F – Form of Stockholder Letter Agreement

Exhibit G – Form of Equity Incentive Plan

Exhibit H – Pre-Closing Company Charter Amendment

Exhibit I – Form of Registration Rights Agreement

Exhibit J – Form of Stockholders Agreement

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of October 21, 2020, is entered into by and among Acamar Partners Acquisition Corp., a Delaware corporation (“Acquiror”), Acamar Partners Sub, Inc., a Delaware corporation (“Merger Sub”), and CarLotz, Inc., a Delaware corporation (the “Company”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.

RECITALS

WHEREAS, Acquiror is a blank check company incorporated to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination of one or more businesses;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct subsidiary of Acquiror, and was formed for the sole purpose of the Merger;

WHEREAS, the Company Entities are engaged in the business of buying and selling used cars and other activities ancillary thereto, including third party financing, insurance, service and protection;

WHEREAS, subject to the terms and conditions hereof, at the Effective Time, Merger Sub is to merge with and into the Company pursuant to the Merger, with the Company surviving as the Surviving Company;

WHEREAS, the board of directors of Acquiror has unanimously (i) declared advisable this Agreement and the Transactions and determined that it is in the best interests of Acquiror and its stockholders to enter into this Agreement, (ii) approved this Agreement and the Transactions (including the issuance of Acquiror Common Stock as Stock Merger Consideration), (iii) resolved to submit this Agreement and the Transactions (including the issuance of Acquiror Common Stock as Stock Merger Consideration) to the stockholders of Acquiror for their approval and adoption and (iv) resolved to recommend approval of this Agreement and the Transactions (including the issuance of Acquiror Common Stock as Stock Merger Consideration) by the stockholders of Acquiror;

 WHEREAS, the board of directors of Merger Sub has unanimously (i) declared advisable this Agreement and the Transactions and determined that it is in the best interest of Merger Sub and its sole stockholder to enter into this Agreement, (ii) approved this Agreement and the Transactions (including the Merger) and (iii) resolved to submit this Agreement and the Transactions (including the Merger) to Acquiror for its approval and adoption in its capacity as the sole stockholder of Merger Sub;

WHEREAS, the board of directors of the Company has unanimously (i) declared advisable this Agreement and the Transactions and determined that it is in the best interests of the Company and its stockholders to enter into this Agreement, (ii) approved this Agreement and the Transactions (including the Merger), (iii) resolved to submit this Agreement and the Transactions (including the Merger) to the stockholders of the Company for their approval and adoption by written consent and (iv) resolved to recommend adoption of this Agreement and approval of the Transactions (including the Merger) by the stockholders of the Company by written consent;

WHEREAS, in connection with the Transactions, at the Closing, Acquiror, the Company, certain Acquiror Stockholders and certain Company Stockholders who will receive Acquiror Common Stock pursuant to Article III, will enter into a Registration Rights Agreement in the form of Exhibit I hereto (the “Registration Rights Agreement”);

WHEREAS, in connection with the Transactions, at the Closing, Acquiror, the Company, certain Company Major Stockholders and the Sponsor will enter into a Stockholders Agreement in the form of Exhibit J attached hereto (the “Stockholders Agreement”)

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Acquiror has entered into (i) stockholder letter agreements in the form attached hereto as Exhibit F (the “Stockholder Letter Agreement”) with each of the Company Major Stockholders, pursuant to which each such Company Major Stockholder has agreed to deliver written consent in support of the adoption of the Merger Agreement and the approval of the Transactions (including the Merger and the Pre-Closing Company Charter Amendment) within ten (10) Business Days following the date on which the Registration Statement is declared effective by the SEC; and (ii) a letter agreement with the Sponsor in the form attached hereto as Exhibit E (the “Sponsor Letter Agreement”), pursuant to which the Sponsor has agreed to (x) vote all of its Acquiror Class B Common Stock in favor of the adoption of the Merger Agreement and the approval of the Transactions (including issuance of Acquiror Common Stock as Stock Merger Consideration), and (y) certain transfer restrictions in connection with its Acquiror Class B Common Stock and the Acquiror Common Stock issuable upon conversion thereof;

WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, (i) this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986 (the “Code”) and the Treasury Regulations promulgated thereunder and (ii) the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”);

WHEREAS, on or prior to the date hereof, the Company has delivered to Acquiror, and Acquiror has approved, a spreadsheet (the “Spreadsheet”), which sets forth (i) the capitalization of the Company as of the date hereof, (ii) the Ownership Allocation and the Stockholder Ownership Allocation based on the capitalization of the Company as of the date hereof, and (iii) the amount of the Merger Consideration receivable by each holder of Company Stock and Company Options pursuant to the terms of this Agreement based on the Closing Per Share Price assuming the Closing were to occur on the date hereof (in each case, subject to update, to the extent necessary, pursuant to Section 3.11); and

WHEREAS, on or prior to the date hereof, Acquiror has entered into Subscription Agreements with certain investors for such investors to subscribe for newly issued shares of Acquiror Common Stock for an aggregate subscription price of not less than $125,000,000 (the “PIPE Investment”), such subscriptions to be consummated immediately prior to the consummation of the Merger.

2

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as follows:

Article I
CERTAIN DEFINITIONS

1.01          Definitions. As used herein, the following terms shall have the following meanings:

“Acceleration Event” has the meaning specified in Section 3.10(f).

“Acquiror” has the meaning specified in the preamble hereto.

“Acquiror Acquisition Proposal” has the meaning specified in Section 6.14(a).

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Class B Common Stock” means Acquiror’s Class B Common Stock, par value $0.0001 per share.

“Acquiror Common Stock” means Acquiror’s Class A Common Stock, par value $0.0001 per share.

“Acquiror Insured Person” has the meaning set forth in Section 6.10(c).

“Acquiror Material Adverse Effect” means any event, occurrence, fact, condition or change that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, results of operations, financial condition, liabilities, operations or assets of Acquiror or Merger Sub, taken as a whole, or (b) the ability of Acquiror or Merger Sub to consummate the Transactions on a timely basis; provided, that “Acquiror Material Adverse Effect” shall not include, either alone or in combination, any event, occurrence, fact, condition or change to the extent arising out of or attributable to: (i) any changes in applicable Laws implemented, or accounting rules, including GAAP, required to be adopted, after the date of this Agreement; (ii) general economic or political conditions (including any conditions, impact or events resulting from, caused by or attributable to the U.S. Presidential election) or conditions generally affecting the capital, credit or financial markets, including any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally; (iii) conditions generally affecting the industries in which Acquiror or Merger Sub operate; (iv) acts of war (whether or not declared), armed hostilities or terrorism, sabotage or military actions or the escalation or worsening thereof; (v) any acts of God, natural disasters, epidemic, pandemic or disease outbreak (including the COVID-19 or any COVID-19 Measures); (vi) any failure of Acquiror or Merger Sub to meet their financial projections, budgets or estimates (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); (vii) any action required or permitted by this Agreement, or any action taken (or not taken) with the written consent of or at the request of the Company Entities or any of their respective Affiliates; or (viii) the public announcement, pendency or completion of the Transactions; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i), (ii), (iii), (iv) and (v) immediately above shall be taken into account in determining whether an Acquiror Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on Acquiror or Merger Sub as compared to other similarly situated companies.

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“Acquiror Preferred Stock” means Acquiror’s Preferred Stock, par value $0.0001 per share.

“Acquiror SEC Documents” has the meaning specified in Section 5.07(a).

“Acquiror Stockholder” means a holder of shares of Acquiror Common Stock and/or Acquiror Class B Common Stock.

“Acquiror Stockholder Approval” has the meaning specified in Section 5.02(a).

“Acquiror Stockholders’ Meeting” has the meaning set forth in Section 6.09(a).

“Acquiror Units” means the units of the Acquiror, each consisting of one share of Acquiror Common Stock and one-third of one Acquiror Warrant.

“Acquiror Waiving Parties” has the meaning set forth in Section 9.14(a).

“Acquiror Warrants” means the warrants of Acquiror, exercisable for Acquiror Common Stock at an exercise price of $11.50 per share.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity.

“AFC Convertible Note” means the convertible promissory note granted by the Company in favor of Automotive Finance Corporation, dated as of December 20, 2019.

“AFC Warrant” means that certain stock purchase warrant agreement between the Company and Automotive Finance Corporation, dated as of December 20, 2019.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

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“Ancillary Agreements” means the Sponsor Letter Agreement, the Stockholder Letter Agreement, the Registration Rights Agreement and the Stockholders Agreement.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any representative of a foreign Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Audited Financial Statements” has the meaning specified in Section 4.06(a).

“Base Acquiror Options” means, with respect to each holder of Company Options (other than the Former Service Provider Options) issued and outstanding as of immediately prior to the Effective Time, the number of options to acquire shares of Acquiror Common Stock set forth opposite such holder of Company Options in the Spreadsheet under the heading “Base Acquiror Options” (subject to update, to the extent necessary, pursuant to Section 3.11). As set forth on the Spreadsheet, there would be an aggregate of 5,532,881 Base Acquiror Options if the Closing were to occur on the date hereof, and such Base Acquiror Options could be net settled into 5,080,181 shares of Acquiror Common Stock (equivalent to the intrinsic value of the Base Acquiror Options) if the holders of the Base Acquiror Options elected to exercise such Base Acquiror Options on the Closing Date through net settlement in shares of Acquiror Common Stock (rather than paying the exercise price in cash). For the avoidance of doubt, the 5,080,181 shares of Acquiror Common Stock into which the Base Acquiror Options could be net settled on the Closing Date shall be deducted from the Stock Merger Consideration and be held in treasury stock.

“Benefit Plan” means each (i) “employee benefit plan,” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, restricted stock, stock option, stock appreciation right, phantom equity, other equity-based, severance, salary continuation, supplemental unemployment, termination, employment, transaction or stay bonus, individual consulting or individual independent contracting, change-of-control, health, dental, prescription life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement (whether written or unwritten), including any Employment Contract, in any case (i) to which any Company Entity is party, (b) sponsored, maintained, contributed to, or required to be contributed to, by a Company Entity or any ERISA Affiliate for the benefit of any current or former employee, director, officer or independent contractor of such Company Entity or (c) under which such Company Entity has any liability, including on account of any ERISA Affiliate.

5

“Business” means the business of the Company Entities collectively, as conducted presently and during the twelve (12) months prior to the date of this Agreement; and references to “business of the Company”, “the Company’s business” or phrases of similar import shall be deemed to refer to the business of the Company Entities collectively, as conducted presently and during the twelve (12) months prior to the date of this Agreement.

“Business Combination” has the meaning set forth in Section 6.12(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Cash Merger Consideration” means $33,000,000.

“Certificate of Incorporation” means the Certificate of Incorporation of Acquiror, filed with the Secretary of State of the State of Delaware on November 7, 2018.

“Certificate of Merger” has the meaning specified in Section 2.01.

“Certificates” has the meaning set forth in Section 3.07(a).

“Change of Control” shall mean any transaction or series of related transactions the result of which is the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of (a) direct or indirect beneficial ownership of securities of Acquiror representing 50% or more of the combined voting power of the then outstanding securities of Acquiror, whether by acquisition, merger, consolidation, reorganization or other business combination, however effected, other than any such transaction (or series of related transactions) in which the equity holders of Acquiror as of immediately prior thereto continue to hold, after giving effect thereto, in each case directly or indirectly, more than 50% of the combined voting power of the then outstanding securities of Acquiror or the surviving Person outstanding immediately after such combination; or (b) all or substantially all of the assets of Acquiror.

“Closing” has the meaning specified in Section 2.03.

“Closing Date” has the meaning specified in Section 2.03.

“Closing Date Merger Consideration” means the aggregate of the Cash Merger Consideration, the Stock Merger Consideration, the Liquidation Preference Amount, the Base Acquiror Options and the Earnout Acquiror Options.

6

“Closing Per Option Cash Consideration” means, with respect to each Company Common Share subject to a Company Option, 4.628% of the Closing Per Option Price of such Company Option.

“Closing Per Option Price” means, in respect of each Company Common Share subject to a Company Option, an amount equal to the excess of the Closing Per Share Price over the applicable per share exercise price.

“Closing Per Share Cash Consideration” means 4.628% of the Closing Per Share Price. The Closing Per Share Cash Consideration would be $4.946 if the Closing were to occur on the date hereof.

“Closing Per Share Price” means an amount equal to the quotient obtained by dividing (i) the sum of the Cash Merger Consideration plus the Stock Merger Consideration Amount plus the aggregate exercise prices of all Company Options and the AFC Warrant (in each case outstanding as of immediately prior to the Effective Time without giving effect to the automatic exercise of the AFC Warrant pursuant to Section 3.06) by (ii) the Fully-Diluted Common Stock. The Closing Per Share Price would be $106.874 if the Closing were to occur on the date hereof.

“Closing Per Share Stock Consideration” means a number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (i) 95.372% of the Closing Per Share Price by (ii) the Reference Price. The Closing Per Share Stock Consideration would be 10.1927 shares of Acquiror Common Stock if the Closing were to occur on the date hereof.

“Code” has the meaning specified in the recitals.

“Company” has the meaning specified in the preamble hereto.

“Company Acquisition Proposal” has the meaning specified in Section 6.14(b).

“Company Board” means the board of directors of the Company.

“Company Board Recommendation” has the meaning specified in Section 4.02(c).

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated as of January 22, 2019.

“Company Common Shares” means a share of the Company’s common stock, par value $0.01 per share.

“Company Common Stockholders” means the Stockholders of the Company that own Company Common Shares.

“Company Entities” means, collectively, the Company and its Subsidiaries.

7

“Company Insured Person” has the meaning set forth in Section 6.10(b)

“Company Intellectual Property” means all Owned Intellectual Property and all Intellectual Property used in the business of the Company and its Subsidiaries pursuant to a Company IP Agreement, as currently conducted.

“Company IP Agreements” means all written licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), relating to Intellectual Property to which any Company Entity is a party.

“Company IP Registrations” means all Owned Intellectual Property that is subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or, in the case of domain names, authorized domain name registrar, in any jurisdiction, including registered trademarks, registered domain names, copyright registrations, issued and reissued patents and pending applications for any of the foregoing.

“Company Major Stockholders” means, collectively, TRP Capital Partners, Michael Bor, Aaron Montgomery and William Boland and, with respect to Michael Bor, Aaron Montgomery and William Boland, each of their Affiliated family trusts.

“Company Option” means each option to purchase Company Common Shares that is outstanding under the Company Option Plans.

“Company Option Plans” means the 2017 Stock Option Plan and the 2011 Stock Incentive Plan adopted by the Company under each of which the Company has awarded nonqualified stock options to certain employees and consultants of the Company.

“Company Preferred Shares” means the Series A shares of preferred stock, par value $0.01 per share of the Company.

“Company Preferred Stockholders” means the Stockholders of the Company that own Company Preferred Shares.

“Company Stock” means, collectively, the Company Common Shares and the Company Preferred Shares.

“Company Stockholder Approval” has the meaning set forth in Section 4.02(a).

“Company Stockholders” means the collective reference to Company Common Stockholders and Company Preferred Stockholders.

“Company Waiving Parties” has the meaning set forth in Section 9.14(b).

“Confidentiality Agreement” has the meaning specified in Section 6.01.

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“Contract” means, with respect to any Person, any agreement, indenture, debt instrument, contract, guarantee, loan, note, mortgage, license, lease, purchase order, delivery order, commitment or other arrangement, understanding or undertaking, in each case, in writing, including all amendments and modifications relating thereto, to which such Person is a party, by which it is bound, or to which any of its assets or properties is subject (other than any Company Benefit Plans).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, delay, shut down, closure, sequester, workplace safety or similar Law, directive, order, guidelines or recommendations promulgated by any industry group, health organization or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

“DGCL” has the meaning specified in the recitals.

“Disinterested Stockholders” means the Company Stockholders other than the Company Major Stockholders and Automotive Finance Corporation.

“Dissenting Shares” has the meaning specified in Section 3.02.

“Earnout Acquiror Options” means, with respect to each holder of Company Options (other than the Former Service Provider Options) issued and outstanding as of immediately prior to the Effective Time, the number of options to acquire shares of Acquiror Common Stock set forth opposite such holder of Company Options in the Spreadsheet under the heading “Earnout Acquiror Options” (subject to update, to the extent necessary, pursuant to Section 3.11), that will be issued in accordance with Section 3.04 and that are subject to forfeiture in accordance with Section 3.04(e). For the avoidance of doubt, each Earnout Acquiror Option shall represent the right to receive, upon exercise of such Earnout Acquiror Option, one share of Acquiror Common Stock. As set forth on the Spreadsheet, there would be an aggregate of 554,268 Earnout Acquiror Options if the Closing were to occur on the date hereof.

“Earnout Shares” means the number of shares of Acquiror Common Stock set forth in the Spreadsheet under the heading “Earnout Shares” (subject to update, to the extent necessary, pursuant to Section 3.11), that will be issued to the Company Stockholders in accordance with Section 3.10. For the avoidance of doubt, the total number of Earnout Shares shall be equal to 7,500,000 minus the number of shares of Acquiror Common Stock underlying the Earnout Acquiror Options.

“Effective Time” has the meaning specified in Section 2.01.

“Employment Contracts” has the meaning set forth in Section 4.14(f).

9

“Environmental Laws” mean any Laws relating to the protection of the environment, natural resources, pollution, or the treatment, storage, recycling, transportation, disposal, arrangement for treatment, storage, recycling, transportation, or disposal, handling or Release of or exposure to any Hazardous Materials (and including worker health or safety Laws as they relate to occupational exposure to Hazardous Substances).

“Equity Incentive Plan” means that certain management incentive plan to be entered into at Closing by the Acquiror, substantially in the form attached hereto as Exhibit G.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is considered a single employer with any Company Entity under Section 414 of the Code or 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 3.07(a).

“Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

“Financial Derivative/Hedging Arrangement” means any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.

“Financial Statements” has the meaning specified in Section 4.06.

“Flooring Facility” means that certain flooring facility agreement entered into by and among Automotive Finance Corporation and CarLotz Inc, dated January 22, 2016 (as amended on January 25, 2019), the Note (as such term is defined therein), and each of the other loan documents entered into by virtue of such agreement.

“Flooring Facility Guaranty Releases” has the meaning specified in Section 6.19.

“Forfeiture Date” has the meaning specified in Section 3.10(a).

“Form S-8” has the meaning specified in Section 6.17.

“Former Service Provider” has the meaning specified in Section 3.04(b).

“Former Service Provider Option” has the meaning specified in Section 3.04(b).

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“Former Service Provider Shares” has the meaning specified in Section 3.04(b).

“Fully-Diluted Common Stock” means, as of immediately prior to the Effective Time, the sum of the following: (i) the aggregate number of Company Common Shares issued and outstanding (including Company Common Shares resulting from exercise, if any, of Company Options prior to the Closing and the conversion of the AFC Convertible Note pursuant to Section 3.05 but before giving effect to the automatic exercise of the AFC Warrant pursuant to Section 3.06, and excluding Former Service Provider Shares), (ii) the aggregate number of Company Common Shares issuable upon the conversion of the Company Preferred Shares, and (iii) the aggregate number of Company Common Shares issuable upon the exercise of the Company Options (including Former Service Provider Options) and the AFC Warrant. For the avoidance of doubt, the Fully-Diluted Common Stock shall exclude all shares of Company Stock that are owned by the Company as treasury stock. The Fully-Diluted Common Stock would be 6,715,970 if the Closing were to occur on the date hereof.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“General Charter Amendment Approval” means the affirmative vote or written consent of the Company Stockholders that hold a majority of the issued and outstanding Company Common Shares and Company Preferred Shares (on an as-converted-to-common basis), voting as a single class.

“General Merger Approval” means the affirmative vote or written consent of (i) the Company Stockholders that hold a majority of the issued and outstanding Company Common Shares and Company Preferred Shares (on an as-converted-to-common basis), voting as a single class, and (ii) the Company Preferred Stockholders that hold a majority of the issued and outstanding Company Preferred Shares, voting as a separate class.

“Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial (including any court or arbitrator (public or private)), regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, mold or pesticides.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, any obligations consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, including the PPP Loan and the Flooring Facility, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party secured by any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) capital lease obligations presented as capital lease liabilities on the consolidated balance sheet of the Company Entities or otherwise required to be categorized as such under GAAP, (g) obligations under any Financial Derivative/Hedging Arrangement, (h) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (g) above and (i) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations; provided, however, that Indebtedness shall not include accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice.

“Indemnified Person” has the meaning set forth in Section 6.10(a).

“Insurance Policies” has the meaning set forth in Section 4.18.

“Intellectual Property” means all intellectual property and industrial property rights, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all rights with respect to: (a) trademarks, service marks, trade names, brand names, logos, trade dress and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority; (c) works of authorship, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

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“Intended Tax Treatment” has the meaning specified in the recitals.

“Interim Balance Sheet Date” has the meaning specified in Section 4.06(a).

“Interim Financial Statements” has the meaning set forth in Section 4.06(a).

“Interim Period” has the meaning specified in Section 6.02.

“Knowledge of the Acquiror” means, with respect to the Acquiror, the actual knowledge of Luis Ignacio Solorzano Aizpuru, Juan Duarte Hinterholzer and Joseba Asier Picaza Ucar.

“Knowledge of the Company” means, with respect to the Company and its Subsidiaries, the actual knowledge of Michael W. Bor, John W. Foley, Robert Imhof, Daniel Valerian and Elizabeth Sanders.

“Law” means any law, statute, ordinance, regulation, rule, writ, judgment, or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all of the right, title and interest of the Company Entities under all leases, subleases, licenses, concessions and other agreements, pursuant to which any Company Entity holds a leasehold or sub-leasehold estate in, or is granted the right to use or occupy, any land, buildings, improvements, fixtures or other interest in real property.

“Letter of Transmittal” has the meaning set forth in Section 3.07(a).

“Liabilities” has the meaning set forth in Section 4.06.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for any restrictions arising under any applicable Securities Laws.

“Liquidation Preference Amount” means $36,986,654.80.

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“Material Adverse Effect” means any event, occurrence, fact, condition or change that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, results of operations, financial condition, liabilities, operations or assets of the Company Entities, taken as a whole, or (b) the ability of the Company to consummate the Transactions on a timely basis; provided, however, that in no event, occurrence, fact, condition or change would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (i) any changes in applicable Laws implemented, or accounting rules, including GAAP, required to be adopted, after the date of this Agreement; (ii) general economic or political conditions (including any conditions, impact or events resulting from, caused by or attributable to the U.S. Presidential election) or conditions generally affecting the capital, credit or financial markets, including any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally; (iii) conditions generally affecting the industries in which the Company Entities operate; (iv) acts of war (whether or not declared), armed hostilities or terrorism, sabotage or military actions or the escalation or worsening thereof; (v) any acts of God, natural disasters, epidemic, pandemic or disease outbreak (including the COVID-19 or any COVID-19 Measures), (vi) any failure of the Company Entities to meet their financial projections, budgets or estimates (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); (vii) any action required or permitted by this Agreement, or any action taken (or not taken) with the written consent of or at the request of Acquiror or Merger Sub or any of their respective Affiliates; or (viii) the public announcement, pendency or completion of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i), (ii), (iii), (iv) and (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company Entities compared to other participants in the industries in which the Company Entities conduct the Business.

“Material Contracts” has the meaning set forth in Section 4.12.

“Material Permits” has the meaning specified in Section 4.23.

“Merger” has the meaning specified in in Section 2.01.

“Merger Consideration” means, collectively, the Closing Date Merger Consideration and the Earnout Shares.

“Merger Sub” has the meaning specified in the preamble hereto.

“NASDAQ” means the Nasdaq Capital Market.

“Organizational Documents” has the meaning specified in Section 4.01.

“Other Filings” has the meaning set forth in Section 6.09(a).

“Other Payments at Closing” means the aggregate of (a) the Transaction Expenses, (b) an amount equal to the excess of (i) the total amount payable to the holder of Company Preferred Stock calculated pursuant to Section 2.1 of the Company Certificate Incorporation as of the Effective Date over (ii) the Liquidation Preference Amount and (c) the aggregate amount of transaction bonuses described in Schedule 6.02 (including the employer portion of any payroll, social security, unemployment or similar Tax imposed on such amounts).

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“Outside Date” has the meaning set forth in Section 8.01(b)(i).

“Owned Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Ownership Allocation” means, with respect to each holder of Company Common Shares (including Former Service Provider Shares and after giving effect to the conversion of the AFC Convertible Note pursuant to Section 3.05 and the automatic exercise of the AFC Warrant pursuant to Section 3.06), Company Preferred Shares and/or Company Options (other than Former Service Provider Options), in each case, as of immediately prior to the Effective Time, the percentage set forth opposite such holder in the Spreadsheet under the heading “Ownership Allocation” (subject to update, to the extent necessary, pursuant to Section 3.11).

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Preferred Share Liquidation Amount” means $18.177.

“Permits” means any franchise, approval, permit, authorization, license, order, registration, certificate, variance and other similar permit or rights obtained from any Governmental Authority necessary or advisable for the operations of the Business and all pending applications therefor.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that arise in the ordinary course of business and (B) that relate to amounts not yet delinquent, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith, (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (v) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vi) Liens that secure obligations that are reflected as liabilities on the balance sheet included in the Interim Financial Statements or Liens the existence of which is referred to in the notes to the balance sheet included in the Interim Financial Statements, (vii) in the case of Leased Real Property, matters that would be disclosed by an accurate survey or inspection of such Leased Real Property, which do not materially interfere with the current use or occupancy of any Leased Real Property, (viii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy of any Leased Real Property, and (ix) Liens described on Schedule 1.01 or incurred in connection with activities permitted under Section 6.01 hereof (including, for the avoidance of doubt, the refinancing of the Flooring Facility pursuant to Section 6.19).

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“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority.

“PIPE Investment” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in Section 5.16.

“PPP” means the Paycheck Protection Program set forth in the CARES Act (H.R. 748), including all rules and regulations promulgated in connection therewith.

“PPP Loan” means that certain Note, dated as of April 18, 2020, issued by the Company to Truist Bank, and all loan documents ancillary thereto.

“Pre-Closing Company Charter Amendment” means the amendment to the Company Certificate of Incorporation in the form attached hereto as Exhibit H.

“Press Release” has the meaning set forth in Section 6.11.

“Prospectus” has the meaning set forth in Section 6.12(a).

“Proxy Statement” has the meaning set forth in Section 6.09(a).

“Public Stockholders” has the meaning set forth in Section 6.12(a).

“Real Estate Lease Documents” has the meaning specified in Section 4.18(b).

“Reference Price” means $10.00.

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Registration Shares” has the meaning set forth in Section 6.09(a).

“Registration Statement” has the meaning set forth in Section 6.09(a).

“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Related Parties” means, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

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“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Released Claims” has the meaning set forth in Section 6.12(a).

“Repaid Indebtedness” has the meaning set forth in Section 2.05.

“Representatives” has the meaning set forth in Section 6.12(a).

“Required Charter Amendment Approval” means, collectively, the General Charter Amendment Approval and the Supermajority Approval.

“Required Merger Approval” means, collectively, the General Merger Approval and the Supermajority Approval.

“Schedules” means the disclosure schedules of either the Company and its Subsidiaries or the Acquiror and its Affiliates, as applicable.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Sponsor” means Acamar Partners Sponsor I LLC and each of its members.

“Sponsor Letter Agreement” has the meaning specified in the recitals.

“Spreadsheet” has the meaning specified in the recitals.

“Stock Merger Consideration” means 68,001,335 shares of Acquiror Common Stock.

“Stock Merger Consideration Amount” means an amount equal to $680,013,345.20.

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“Stockholder Ownership Allocation” means, with respect to each Company Stockholder (including Former Service Providers and after giving effect to the conversion of the AFC Convertible Note pursuant to Section 3.05 and the automatic exercise of the AFC Warrant pursuant to Section 3.06) and/or Company Preferred Shares (but excluding for this purpose any ownership of Company Options by such Company Stockholder), in each case, as of immediately prior to the Effective Time, the percentage set forth opposite such Company Stockholder in the Spreadsheet under the heading “Stockholder Ownership Allocation” (subject to update, to the extent necessary, pursuant to Section 3.11).

“Stockholder Letter Agreement” has the meaning given to it in the recitals.

“Stockholder Notice” has the meaning set forth in Section 6.08(b).

“Stockholders Agreement” has the meaning set forth in the recitals.

“Subscription Agreements” means the agreements between Acquiror and the investors party thereto, providing for the PIPE Investment.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Supermajority Approval” means the affirmative vote or written consent of holders of 66 2/3% of the issued and outstanding Company Common Shares held by the Disinterested Stockholders.

“Surviving Company” has the meaning specified in Section 2.01.

“Systems” means software, servers, networking circuits, networks, computer platforms, computers, hardware, databases, telecommunications equipment and all other similar technology infrastructure assets or services.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, withholding, payroll, ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, escheat, sales, use, or other tax, custom, duty, governmental fee, charge or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

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“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Time-Vesting Options” has the meaning specified in Section 3.04(a).

“Trading Day” means any day on which shares of Acquiror Common Stock are actually traded on the principal securities exchange or securities market on which shares of Acquiror Common Stock are then traded.

“Transaction Expenses” means the aggregate amount of all costs, fees and expenses payable to third parties incurred by or on behalf of the Company Entities, the Acquiror, the Sponsor and Merger Sub, in each case, at or prior to the Closing in connection with the review, negotiation, execution and consummation of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including (a) the fees and expenses of legal counsel, accountants and other representatives and consultants and due diligence (including travel-related) costs, fees and expenses, including, for the avoidance of doubt, fees and expenses to perform audits including with respect to PCAOB standards and quality of earnings reports, and (b) all such costs, fees and expenses payable in connection with or otherwise triggered by the Transactions.

“Transaction Form 8-K” has the meaning set forth in Section 6.11.

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Merger.

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 6.12(a).

“Trust Agreement” has the meaning specified in Section 6.12(a).

“Trustee” has the meaning specified in Section 6.12(a).

“U.S. Trade Laws” means any U.S. Law of any Governmental Authority concerning the import, export, or re-export of products, technology and/or services, and the terms and conduct of transactions and making or receiving of payments related to such import, export, or re-export, including, but not limited to, as applicable, the Laws administered or enforced by U.S. Customs and Border Protection, the U.S. Department of Commerce’s Bureau of Industry and Security, and/or the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Voting Matters” has the meaning set forth in Section 6.09(b).

“Written Consent” has the meaning set forth in Section 6.08(a).

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1.02          Construction.

(a)               Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b)               Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c)               Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d)               The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(e)               Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action required to be taken on or by a Business Day is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action shall be taken or given on or by the next Business Day.

(f)                All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(g)               The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than one calendar day prior to the date of this Agreement to the party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such party or its legal counsel via electronic mail or hard copy form.

(h)               References to “$” or “dollars” refer to lawful currency of the United States.

(i)                 Writing includes typewriting, printing, lithography, photography, email and other modes of representing or reproducing words in a legible and non-transitory form.

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(j)                 Terms defined in this Agreement by reference to any other agreement, document or instrument have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.

Article II
THE MERGER; CLOSING

2.01          The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the Effective Time as the “Surviving Company”) following the Merger and the separate corporate existence of Merger Sub shall cease. The Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and the Company (the “Certificate of Merger”), such Merger to become effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

2.02          Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing and subject thereto, by virtue of the Merger and without further act or deed, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

2.03          Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place, electronically through the exchange of documents via e-mail or facsimile, at 8:00 a.m., New York City time, on the date which is second Business Day after the date on which all conditions set forth in Article VII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Concurrently with or as soon as practicable following the Closing on the Closing Date, the Company and Merger Sub shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 103 of the DGCL.

2.04          Certificate of Incorporation and Bylaws of the Surviving Company.

(a)               At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth on Exhibit C attached hereto, and as so amended, shall be the certificate of incorporation of the Surviving Company, until thereafter supplemented or amended in accordance with its terms and the DGCL.

(b)               At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth on Exhibit D attached hereto, and as so amended, shall be the bylaws of the Surviving Company, until thereafter supplemented or amended in accordance with its terms and the DGCL.

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2.05          Repaid Indebtedness. Prior to the Closing, the Company shall expend its reasonable best efforts to timely obtain payoff letters with respect to the items of Indebtedness set forth on Schedule 2.05 (the “Repaid Indebtedness”). In connection with the Closing, Acquiror shall make or cause to be made the payments referenced in the applicable payoff letters with respect to the Repaid Indebtedness on the Closing Date in order to discharge the Repaid Indebtedness covered thereby.

2.06          Other Payments and Closing. No later than the close of business on the fifth (5th) Business Day preceding the anticipated Closing Date, (a) the Company shall provide to Acquiror a written statement, signed by a financial officer of the Company, setting forth the amount of Other Payments at Closing (other than the Transaction Expenses incurred by or on behalf of the Acquiror) that will remain outstanding on the anticipated Closing Date and (b) Acquiror shall provide to the Company a written statement, signed by a financial officer of Acquiror, setting forth the amount of all the Transaction Expenses incurred by or on behalf of the Acquiror, Merger Sub and the Sponsor that will remain outstanding on the anticipated Closing Date. Each of the Company an Acquiror shall provide the other Party and its representatives with reasonable access during normal business hours to the relevant books, records and finance personnel of such Party to enable the other Party and its representatives to review and analyze the Transaction Expenses incurred by or on behalf of such Party. The Parties shall meet and confer regarding the Transaction Expenses no later than the third (3rd) Business Day prior to the Closing Date, and shall make such changes thereto as the Parties may mutually and in good faith agree.

2.07          Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

(a)               Company shall deliver or cause to be delivered to Acquiror and Merger Sub the certificates and other documents required to be delivered pursuant to Section 7.02; and

(b)                Acquiror and Merger Sub shall deliver or cause to be delivered (i) the certificates and other documents required to be delivered pursuant to Section 7.03, (ii) the Closing Date Merger Consideration (less the Base Acquiror Options, the Earnout Acquiror Options and the portion of the Cash Merger Consideration payable to the holders of Company Options (excluding Former Service Providers)) to the Exchange Agent for the account and benefit of the Company Stockholders (including Former Service Providers and Persons that become Company Stockholders pursuant to Section 3.05 and Section 3.06) in accordance with this Agreement, together with any notices and documentation necessary or appropriate in connection therewith (including the Spreadsheet, as updated, to the extent necessary, pursuant to Section 3.11), (iii) the Earnout Shares to be delivered pursuant to Section 3.10, (iv) the aggregate amount of the Repaid Indebtedness to the lenders thereof in accordance with the payoff letters and (v) the aggregate amount of the Transaction Expenses to the applicable third parties as directed by Company and Acquiror, as applicable, in writing prior to the Closing.

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2.08          Directors and Officers.

(a)               The Acquiror shall take all necessary actions prior to the Effective Time such that each current director of the Acquiror shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time). Effective as of immediately following the Effective Time, each person set forth on Schedule 2.08(a) shall be appointed to the Acquiror Board, and, as of such time, shall be the only directors of the Acquiror. Each person appointed as a director of the Acquiror pursuant to the preceding sentence shall remain in office as a director of the Acquiror until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(b)               The Company shall take all necessary actions prior to the Effective Time such that each current director of the Company shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time). Effective as of immediately following the Effective Time, each person set forth on Schedule 2.08(b) shall be appointed to the Board of Directors of the Surviving Company, and, as of such time, shall be the only directors of the Surviving Company. Each person appointed as a director of the Surviving Company pursuant to the preceding sentence shall remain in office as a director of the Surviving Company until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(c)               The officers of the Company listed in Schedule 2.08(c) shall continue to be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly appointed in the manner provided in the bylaws of the Surviving Company and otherwise in accordance with any applicable written employment agreement or applicable Law.

Article III
EFFECTS OF THE MERGER

3.01          Effect on Capital Stock. At the Effective Time, without any action on the part of Acquiror, Merger Sub, the Company, any Company Stockholders or any holder of Company Options:

(a)               Each Company Common Share issued and outstanding immediately prior to the Effective Time (including Former Service Provider Shares and after giving effect to the conversion of the AFC Convertible Note pursuant to Section 3.05 and the automatic exercise of the AFC Warrant pursuant to Section 3.06) (other than the Dissenting Shares or the shares to be canceled pursuant to Section 3.01(d)), shall thereupon be canceled and automatically converted into and deemed for all purposes to represent only the right to receive (i) an amount in cash equal to the Closing Per Share Cash Consideration, (ii) a number of shares of Acquiror Common Stock equal to the Closing Per Share Stock Consideration, and (iii) a contingent and non-assignable right to a number of shares of Earnout Shares to be issued pursuant to Section 3.10 in respect of such Company Common Shares, in each case, in accordance with the information set forth in the Spreadsheet (as updated, to the extent necessary, pursuant to Section 3.11). As of the Effective Time, the Company Common Shares (including Former Service Provider Shares and after giving effect to the conversion of the AFC Convertible Note pursuant to Section 3.05 and the automatic exercise of the AFC Warrant pursuant to Section 3.06) shall no longer be outstanding and shall cease to exist and each former holder of Company Common Shares shall cease to have any rights with respect thereto other than the right to receive the consideration set forth in this Section 3.01(a). Notwithstanding anything else in this Agreement, no certificates or scrip representing a fractional share of Acquiror Common Stock will be issued to any of the Company Common Stockholders in connection with payment of the Merger Consideration, and to the extent a fractional share of Acquiror Common Stock is issuable as part of the Merger Consideration after aggregating all fractional shares of Acquiror Common Stock that otherwise would be received by such Company Common Stockholder, such fraction shall be rounded up to one whole share of Acquiror Common Stock.

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(b)               Each Company Preferred Share issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares and other shares to be canceled pursuant to Section 3.01(d)), shall thereupon be canceled and automatically converted into and deemed for all purposes to represent only the right to receive (i) an amount in cash equal to the Per Preferred Share Liquidation Amount, (ii) an amount in cash equal to the Closing Per Share Cash Consideration, (iii) a number of shares of Acquiror Common Stock equal to the Closing Per Share Stock Consideration and (iv) a contingent and non-assignable right to a number of Earnout Shares to be issued pursuant to Section 3.10 in respect of such Company Preferred Share, in each case, in accordance with the information set forth in the Spreadsheet (as updated, to the extent necessary, pursuant to Section 3.11). As of the Effective Time, the Company Preferred Shares shall no longer be outstanding and shall cease to exist and each former holder of the Company Preferred Shares shall cease to have any rights with respect thereto other than the right to receive the consideration set forth in this Section 3.01(b). Notwithstanding anything else in this Agreement, no certificates or scrip representing a fractional share of Acquiror Common Stock will be issued to any of the Company Preferred Stockholders in connection with payment of the Merger Consideration, and to the extent a fractional share of Acquiror Common Stock is issuable as part of the Merger Consideration after aggregating all fractional shares of Acquiror Common Stock that otherwise would be received by such Company Preferred Stockholder, such fraction shall be rounded up to one whole share of Acquiror Common Stock.

(c)               Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company and such share shall constitute the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time;

(d)               Each Treasury Share shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

3.02          Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 3.01, each share of Company Stock issued and outstanding immediately prior to the Effective Time held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Company Stock in accordance with Section 262 of the DGCL (such Company Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such Company Stock) shall not be converted into a right to receive the consideration set forth in Section 3.01(a) or Section 3.01(b), but instead shall be entitled to only to receive payment of the appraised value of such share of Company Stock held by them in accordance with the provisions of Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such share of Company Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the consideration set forth in Section 3.01(a) or Section 3.01(b), as applicable, without interest thereon. The Company shall provide Acquiror, as promptly as reasonably practicable, written notice of any demands received by Company for appraisal of Company Stock, any written withdrawal of any such demand and any other written demand, notice or instrument delivered to Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Acquiror shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Acquiror, Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

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3.03          Withholding. Each of Acquiror, Merger Sub, the Company, the Surviving Company and anyone acting on their behalf shall be entitled to deduct and withhold from the payment of any Merger Consideration payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld with respect to and the making of any such payment under any applicable tax Law, through the withholding of a number of shares or cash. Any sum which is withheld as permitted by this Section 3.03 shall be remitted to the appropriate Governmental Authority. To the extent that amounts are so withheld and paid to the proper Governmental Authority pursuant to any applicable tax Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.

3.04          Treatment of Company Stock Options.

(a)               At the Effective Time, pursuant to the terms of the Company Option Plans and as set forth on the Spreadsheet (as updated, to the extent necessary, pursuant to Section 3.11), each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time and held by an individual that, at such time, provides services to the Company or any of its Subsidiaries shall, without any action on the part of the holder thereof, be canceled and automatically converted into (i) the right to receive an amount of cash equal to the Closing Per Option Cash Consideration in respect of such Company Option, (ii) a Base Acquiror Option, with respect to the number of Common Shares and with the exercise price set forth on the Spreadsheet (as updated, to the extent necessary, pursuant to Section 3.11) and otherwise on the same terms and conditions as were applicable to such Company Option, and (iii) an Earnout Acquiror Option, with respect to the number of Common Shares and with the exercise price set forth on the Spreadsheet (as updated, to the extent necessary, pursuant to Section 3.11) and otherwise on the same terms and conditions as were applicable to such Company Option, but subject to Section 3.04(e); provided that the exercise price and the number of shares of Acquiror Common Stock purchasable pursuant to each Base Acquiror Option and each Earnout Acquiror Option shall be determined in a manner consistent with the requirements of Section 409A of the Code and the applicable regulations promulgated thereunder. The Base Acquiror Options and the Earnout Acquiror Options that, in each case, are not Time-Vesting Options (as defined below) shall be fully vested. Notwithstanding anything in this Agreement to the contrary, the Base Acquiror Options and Earnout Acquiror Options denoted as “Time-Vesting” on the Spreadsheet (the “Time-Vesting Options”) shall be unvested as of the Effective Time and shall vest in equal annual installments on the first four anniversaries of the Closing Date, subject to the continued employment of the holder thereof through the applicable anniversary; provided that the Time-Vesting Options shall accelerate in full upon a Change in Control (as defined in the 2017 Stock Option Plan of the Company), subject to the continued employment of the holder thereof through such a Change in Control event. The shares of Acquiror Common Stock that may be acquired through the exercise of any vested Earnout Acquiror Options shall be subject to the additional conditions for the Earnout Acquiror Options described in Section 3.04(e).

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(b)               Immediately prior to the Effective Time and after taking into account any vesting pursuant to this Section 3.04, pursuant to the terms of the Company Option Plan, each Company Option (each, a “Former Service Provider Option”) that is outstanding immediately prior to the Effective Time and held by any individual who no longer provides services to the Company or any of its Subsidiaries as of the Effective Time (each, a “Former Service Provider”) shall, without any action on the part of the holder thereof, be canceled and automatically be converted, with respect to each Former Service Provider into the number of Company Common Shares set forth opposite such Former Service Provider’s name as set forth in the Spreadsheet (as updated, to the extent necessary, pursuant to Section 3.11) (the “Former Service Provider Shares”). For all purposes of this Agreement, the Former Service Provider Shares shall be treated as held by the Former Service Providers as of immediately prior to the Effective Time, and the Former Service Providers shall be treated as Company Stockholders as of immediately prior to the Effective Time for all purposes of this Agreement.

(c)               All payments of Closing Per Option Cash Consideration shall be paid without interest and as promptly as practicable following, but in no event later than ten (10) Business Days after, the Effective Time, and all such payments (other than with respect to any director, consultant or independent contractor) shall be paid through the payroll system or payroll provider of Acquiror or its applicable affiliate.

(d)               At the Effective Time, by virtue of the Merger and without any need of any further corporate action, Acquiror shall assume the Company Stock Plans, with the result that Acquiror may issue the shares of Acquiror Common Stock after the Effective Time pursuant to the exercise of the Base Acquiror Options and the Earnout Acquiror Options under the Company Stock Plans or any other plan of Acquiror or any its affiliates.

(e)               With respect to the Earnout Acquiror Options, (i) fifty percent (50%) of the Earnout Acquiror Options shall be forfeited on the Forfeiture Date in the event of the failure of the satisfaction of the threshold set forth in Section 3.10(a) on or prior to the Forfeiture Date and (ii) the remaining fifty percent (50%) of the Earnout Acquiror Options shall be forfeited on the Forfeiture Date in the event of the failure of the satisfaction of the threshold set forth in Section 3.10(b) on or prior to the Forfeiture Date; provided, further, that no such forfeiture shall occur if an Acceleration Event occurs prior to the Forfeiture Date. Following the earlier of the Forfeiture Date and an Acceleration Event, any Earnout Acquiror Options that were not forfeited pursuant to the immediately preceding sentence shall no longer be subject to forfeiture, except pursuant to the service-based vesting conditions described in Section 3.04(a) to the extent such Earnout Acquiror Options are Time-Vesting Options. Upon exercise of any Earnout Acquiror Option prior to the earlier of the Forfeiture Date and an Acceleration Event, the shares of Acquiror Common Stock otherwise issuable upon such exercise shall be held by Acquiror on behalf of the exercising optionholder (and such shares shall not be transferable) until such time as the Earnout Shares are issued to Company Stockholders pursuant to Section 3.10 (and if the Earnout Shares are not so issued, then the corresponding shares related to such Earnout Acquiror Option exercise shall be forfeited to the Acquiror).

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3.05          Conversion of AFC Convertible Note. As of immediately prior to the Closing, the AFC Convertible Note shall be converted into a number of Company Common Shares in accordance with the terms of the AFC Convertible Note and the information set forth in the Spreadsheet. The AFC Convertible Note converted into Company Common Shares shall no longer be outstanding and shall cease to exist, and the holder of the AFC Convertible Notes shall thereafter cease to have any rights with respect to such securities and become a Company Common Stockholder for all purposes of this Agreement.

3.06          Automatic Exercise of AFC Warrant. Promptly following the date of this Agreement, the Company shall provide written notice to the holder of the AFC Warrant of the entering into by the Company of this Agreement. Immediately prior to the Effective Time, the AFC Warrant shall automatically, and without any required action on the part of the holder of the AFC Warrant or beneficiary thereof, be exercised into a number of Company Common Shares in accordance with Section 6 of the AFC Warrant (on a net exercise basis) and the information set forth in the Spreadsheet. The AFC Warrant converted into Company Common Shares shall no longer be outstanding and shall cease to exist, and the holder of the AFC Warrant shall thereafter cease to have any rights with respect to such securities and become a Company Common Stockholder for all purposes of this Agreement.

3.07          Surrender and Payment.

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(a)               Following the date hereof and prior to the Effective Time, Acquiror shall, at the Company’s sole cost and expense, appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) to act as the exchange agent in the Merger; provided, however, that Acquiror shall (i) afford the Company the opportunity to review any proposed Contract with the Exchange Agent prior to execution, and shall accept the Company’s reasonable comments thereto; and (ii) not appoint an Exchange Agent prior to the Effective Time in such a manner that will result in costs or expenses to the Company to be paid by the Company prior to the Effective Time or in the event that the Merger Agreement is terminated, in each case in clause (ii), absent the written consent of the Company. Promptly after the appointment of the Exchange Agent, Acquiror shall cause the Exchange Agent to mail to each holder of record of Company Stock (including Former Service Provider Shares and after giving effect to the conversion of the AFC Convertible Note pursuant to Section 3.05 and the automatic exercise of the AFC Warrant pursuant to Section 3.06) entitled to receive the Closing Date Merger Consideration pursuant to Section 3.01 (other than the Base Acquiror Options and the Earnout Acquiror Options), at the Company’s sole cost and expense, a letter of transmittal (which shall be in the form and substance reasonably acceptable to the Company) (a “Letter of Transmittal”) and instructions for use in effecting the surrender of the certificates evidencing such Company Stock, in physical or electronic form, as the case may be (the “Certificates”), to the extent such Company Stock is represented by the Certificates, in exchange for the applicable portion of Closing Date Merger Consideration payable to such holder. The Exchange Agent shall (A) at or promptly following the Effective Time, issue to each holder of record of Company Stock entitled to receive a portion of the Closing Date Merger Consideration pursuant to Section 3.01 that has delivered a Certificate (only to the extent such Company Stock is represented by a Certificate) (together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto and customary tax forms that the Exchange Agent may reasonably require in connection therewith) at least three (3) Business Days prior to the Closing Date, the portion of the Closing Date Merger Consideration with respect to such Certificate (or any Company Stock not represented by a Certificate) so surrendered and the Certificate shall forthwith be canceled; and (B) following the Effective Time, with respect to any holder of record of Company Stock entitled to receive a portion of the Closing Date Merger Consideration pursuant to Section 3.01 that did not receive such portion of the Closing Date Merger Consideration pursuant to the preceding clause (A), no later than three (3) Business Days after receipt of a Certificate (only to the extent such Company Stock is represented by a Certificate) (together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto and any customary tax forms that the Exchange Agent may reasonably require in connection therewith), issue to the holder of such Certificate (or any Company Stock not represented by a Certificate) the Closing Date Merger Consideration with respect to such Certificate (or any Company Stock not represented by a Certificate) so surrendered and the Certificate shall forthwith be canceled. The Exchange Agent shall deliver (x) the Stock Merger Consideration into which such Company Common Shares and Company Preferred Shares, as applicable, have been converted pursuant to Section 3.01(a) (after giving effect to Section 3.01(d), Section 3.05 and Section 3.06) and Section 3.01(b), respectively, as reflected in the Stockholder Ownership Allocation, electronically through book entry-delivery or, upon the written request of any Company Stockholder, in the form of an original stock certificate to the address set forth in such Company Stockholder’s Letter of Transmittal, (y) the Cash Merger Consideration payable to each Company Stockholder in accordance with the Ownership Allocation in immediately available funds in accordance with the payment instructions set forth in such Company Stockholder’s Letter of Transmittal and (z) the Liquidation Preference Amount to the Company Preferred Stockholder in immediately available funds in accordance with the payment instructions set forth in such Company Preferred Stockholder’s Letter of Transmittal. Unless otherwise provided herein, no interest shall be paid or shall accrue on any Closing Date Merger Consideration payable upon surrender of any Certificate (or any Company Stock not represented by a Certificate). Until so surrendered, each outstanding Certificate (or any Company Stock not represented by a Certificate) that prior to the Effective Time represented shares of Company Stock (other than for Dissenting Shares and other shares to be canceled pursuant to Section 3.01(d)) shall be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive the portion of the Merger Consideration. If after the Effective Time, any Certificate (or any Company Stock not represented by a Certificate) is presented to the Exchange Agent, it shall be canceled and exchanged as provided in this Section 3.07(a).

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(b)               If any portion of the Closing Date Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate (or any Company Stock not represented by a Certificate) is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate (or any Company Stock not represented by a Certificate) or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(c)               No dividends or other distributions declared or made after the Effective Time with respect to the Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate (or Company Stock not represented by a Certificate) with respect to the Acquiror Common Stock issuable to such holder hereunder in consideration for the surrender of such Certificate (or Company Stock not represented by a Certificate) until the holder of such Certificate (or Company Stock not represented by a Certificate) shall surrender such Certificate (or Company Stock not represented by a Certificate). Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate (or Company Stock not represented by a Certificate), there shall be paid to the holder of the certificates representing shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

(d)               Any Closing Date Merger Consideration remaining unclaimed by Company Stockholders three (3) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of Acquiror free and clear of any claims or interest of any Person previously entitled thereto.

(e)               If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of loss and indemnity by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as the Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Company Shares formerly represented by such Certificate in accordance with this Agreement.

3.08          Equitable Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Acquiror shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the number of shares of Acquiror Common Stock to be issued as the Merger Consideration shall be appropriately adjusted to reflect such change.

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3.09          Taking of Necessary Action; Further Action. If at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, the officers and board of directors of the Surviving Company will be fully authorized in the name of the Company or Merger Sub, as the case may be, to take and shall take any and all such lawful and necessary action.

3.10          Earnout Shares.

(a)               If at any time during the sixty (60) months following the Closing (the first business day following the end of such period, the “Forfeiture Date”) the closing share price of the Acquiror Common Stock is greater than $12.50 over any twenty (20) Trading Days within any thirty (30) Trading Day period, the Acquiror shall promptly issue to each Company Stockholder as of immediately prior to the Effective Time a number of shares equal to the product of (x) the Stockholder Ownership Allocation of such Company Stockholder multiplied by (y) 50% of the Earnout Shares, electronically through book-entry delivery.

(b)               If at any time prior to the Forfeiture Date, the closing share price of the Acquiror Common Stock is greater than $15.00 over any twenty (20) Trading Days within any thirty (30) Trading Day period, the Acquiror shall promptly issue to each Company Stockholder as of immediately prior to the Effective Time a number of shares equal to the product of (x) the Stockholder Ownership Allocation of such Company Stockholder multiplied by (y) 50% of the Earnout Shares, electronically through book-entry delivery.

(c)               To the extent a fractional share of Acquiror Common Stock is issuable as part of the allocable Earnout Shares to a Company Stockholder after aggregating all fractional shares of Acquiror Common Stock that otherwise would be allocable to such Company Stockholder, in respect of his, her or its Earnout Shares, such fraction shall be rounded up to one whole share of Acquiror Common Stock.

(d)                The Acquiror Common Stock price targets in clauses (a) and (b) above shall be equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Acquiror Common Stock after the date of this Agreement (other than in respect of issuances of Acquiror Common Stock in connection with (i) any equity financing by Acquiror in relation to the Transaction or (ii) the issuance of the Merger Consideration (including the Closing Date Merger Consideration)).

(e)               Following the Closing and prior to the end of the Forfeiture Date, Acquiror and its Subsidiaries, including the Company Entities, will be entitled to (i) operate their respective businesses based upon their respective business requirements and in their own business judgment, and (ii) make changes in their respective sole discretion to their respective operations, organization, personnel, accounting practices and other aspects of their respective businesses, including actions that may have an impact on whether any thresholds in respect of Earnout Shares have been met, and none of the Company Stockholders will have any right to claim any damages as a result of such decisions or the failure to satisfy any of the thresholds set forth in Sections 3.10(a) or (b).

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(f)                If, prior to the end of the Forfeiture Date, there is a Change of Control that will result in the holders of Acquiror Common Stock receiving a per share price equal to or in excess of the Reference Price (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Acquiror Common Stock after the date of this Agreement) (an “Acceleration Event”), then the Acquiror shall promptly issue to each Company Stockholder as of immediately prior to the Effective Time a number of shares equal to the product of (x) the Stockholder Ownership Allocation of such Company Stockholder multiplied by (y) the Earnout Shares to the extent that such Earnout Shares have not previously been issued, electronically through book entry-delivery.

(g)               The Company Stockholders are intended third party beneficiaries of this Section 3.10, and each Company Stockholder shall be entitled to enforce the same.

(h)               All Earnout Shares to be issued and delivered in connection with this Section 3.10 to the Company Stockholders shall be, upon issuance and delivery of such Earnout Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens.

3.11          Update to the Spreadsheet. Subject to compliance by the Company with Section 6.02, no later than close of business on the fifth (5th) Business Day preceding the anticipated Closing Date, the Company shall have the right to prepare and deliver to Acquiror an updated Spreadsheet containing changes to the Ownership Allocation, the Stockholder Ownership Allocation, the allocation of the Cash Merger Consideration, Stock Merger Consideration, Base Acquiror Options, Earnout Acquiror Options and Earnout Shares to be received by each holder of Company Stock or Company Options pursuant to the terms of this Agreement, in each case, as of the Closing Date and by applying the same methodology, assumptions, formulas and techniques used in the preparation of the original Spreadsheet and by using the Closing Per Share Price as of the Closing; provided, that no changes shall be made to the aggregate Cash Merger Consideration, aggregate Stock Merger Consideration, Liquidation Preference Amount or the sum of Earnout Shares and the shares of Acquiror Common Stock subject to the Earnout Acquiror Options. The Parties shall meet and confer regarding the updated Spreadsheet no later than the third (3rd) Business day prior to the anticipated Closing Date, and shall make such changes thereto as the Parties may mutually and in good faith agree so that the updated Spreadsheet reflects any such changes. Such updated Spreadsheet shall be the “Spreadsheet” for all purposes of this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Acquiror and Merger Sub as follows:

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4.01          Organization and Qualifications; Subsidiaries. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Each other Company Entity is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has full corporate or limited liability company, as applicable, power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Schedule 4.01 sets forth each Company Entity, its jurisdiction of organization, its directors and officers, and each jurisdiction in which such Company Entity is licensed or qualified to do business, and each Company Entity is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except such licenses or qualifications the absence of which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.01, the Company owns all of the outstanding equity interests of its Subsidiaries, free and clear of all Liens, and there are no derivative securities or commitments to issue derivative securities in respect of such Subsidiaries. The Company does not own or have any ownership interest in any other Person other than such Subsidiaries. True and complete copies of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement and any other similar governing documents, each as amended to date (together, “Organizational Documents”), of each Company Entity, have been made available to Acquiror.

4.02          Due Authorization.

(a)               The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to, (i) in the case of the consummation of the Merger, adoption of this Agreement and approval of the Merger by the General Merger Approval and the Supermajority Approval and (ii) in the case of the consummation of the Pre-Closing Company Charter Amendment, approval of the Pre-Closing Company Charter Amendment by the General Charter Amendment Approval and the Supermajority Approval (approvals in clauses (i) and (ii) collectively, “Company Stockholder Approval”), to consummate the Transactions.

(b)               The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement, any Ancillary Agreements to which it is a party or to consummate the Merger and the other transactions contemplated hereby and thereby, subject only(i) in the case of consummation of the Merger, to the receipt of the General Merger Approval and the Supermajority Approval and (ii) in the case of consummation of the Pre-Closing Company Charter Amendment, to the receipt of the General Charter Amendment Approval and the Supermajority Approval. The Required Merger Approval is the only vote or consent of the holders of any class or series of the Company’s capital stock required to approve and adopt this Agreement and the Ancillary Agreements, and approve the Merger and consummate the Merger and the other transactions contemplated hereby and thereby (other than the Pre-Closing Company Charter Amendment). The Required Charter Amendment Approval is the only vote or consent of the holders of any class or series of the Company’s capital stock required to approve the Pre-Closing Company Charter Amendment. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each other party hereto, constitutes, or will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditor’s rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at Law or in equity). When each Ancillary Agreement to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Agreement will constitute a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditor’s rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (regardless of whether considered in a proceeding at Law or in equity).

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(c)               The Company Board, by written resolutions adopted by unanimous vote and not subsequently rescinded or modified in any way adverse to Acquiror or Merger Sub, has, as of the date hereof (i) determined that this Agreement and the Transactions, including the Merger and the Pre-Closing Company Charter Amendment, are in the best interests of, the Company Stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Transactions, including the Merger and the Pre-Closing Company Charter Amendment, in accordance with the DGCL, the Company’s Organizational Documents and the Company’s shareholders’ agreement, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to the Company Stockholders for adoption and the Transactions, including the Merger and the Pre-Closing Company Charter Amendment, be submitted to the Company Stockholders for approval (in each case, including by Supermajority Approval), and (iv) resolved to recommend that the Company Stockholders (including by Supermajority Approval) adopt the “agreement of merger” set forth in this Agreement and approve the Transactions (including the Merger and the Pre-Closing Company Charter Amendment (collectively, the “Company Board Recommendation”).

4.03          No Conflict; Consents. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including the Merger, do not and will not, with or without the giving of notice or the lapse of time, or both: (i) subject to, (A) in the case of the Merger, obtaining the Required Merger Approval and (B) in the case of the Pre-Closing Company Charter Amendment, obtaining the Required Charter Amendment Approval, conflict with or result in a violation or breach of, or default under, any Organizational Documents of the Company or any of its Subsidiaries, as the same may be amended from time to time; (ii) subject to, (A) in the case of the Merger, obtaining the Required Merger Approval and (B) in the case of the Pre-Closing Company Charter Amendment, obtaining the Required Charter Amendment Approval, conflict with or result in a violation or breach of any provision of any applicable Law, Permit or Governmental Order applicable to the Company; (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract of the type described in Section 4.12(a), whether or not set forth on Schedule 4.12(a), or any Permit or Leased Real Property document to which any of the Company Entities is a party or by which any of them or any of their respective assets or properties may be bound or affected or (iv) result in the creation or imposition of any Lien other than Permitted Liens on any properties or assets of any Company Entity, except, with respect to the foregoing clauses (ii), (iii) and (iv), as would not reasonably be expected to have a material adverse effect on the Company Entities, taken as a whole.

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4.04          Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of any Company Entity with respect to the Company’s execution, delivery or performance of this Agreement or the consummation of the Transactions, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Law, (b) the effectiveness of the filing of the Certificate of Merger with the Secretary of the State of Delaware, (c) the effectiveness of the Registration Statement, (d) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the Transactions and (e) as otherwise disclosed on Schedule 4.04.

4.05          Capitalization.

(a)               Schedule 4.05(a) sets forth, as of the date hereof, (i) the authorized capital stock of the Company, (ii) the number, class and series of shares of Company Stock owned by each Company Stockholder, together with the name of each registered holder thereof, (iii) a list of all holders of outstanding Company Options, including the number of Company Common Shares subject to each such Company Option, the grant date, and exercise price for such Company Option, the extent to which such Company Option is vested and exercisable, the Company Option Plan under which such Company Option was granted and the date on which such Company Option expires, (iv) a list of all holders of the AFC Warrant, including the number of shares of Company Stock subject to the AFC Warrant, the grant date, and exercise price for the AFC Warrant and (v) a list of all holders of the AFC Convertible Note, including the number of Company Common Shares subject to each such AFC Convertible Note. All of the issued and outstanding Company Common Shares, Company Preferred Shares, Company Options, the AFC Warrant and the AFC Convertible Note (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Securities Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract. Except as set forth on Schedule 4.05(a), as of the date hereof there are no other Company common shares, preferred shares, options, warrants, convertible notes or other equity interests of the Company authorized, reserved, issued or outstanding. Each Company Option was granted in accordance with the applicable Company Option Plans with an exercise price per share (A) that is equal to or greater than the fair market value of the underlying shares on the grant date or (B) was determined pursuant to the Code Section 409A safe-harbor for illiquid start-up companies pursuant to Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)(2)(iii) or in accordance with Code Section 422(c)(1), as applicable, and has a grant date identical to the date on which Company Board or its compensation committee actually awarded the Company Option. Each Company Option qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s Tax Returns and the Company’s Financial Statements, respectively, and does not trigger any liability for the Company Option holder under Section 409A of the Code. The Company has provided or made available to Acquiror (or Acquiror’s representatives) true and complete copies of the standard form of option agreement and any stock option agreements that materially differ from such standard form.

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(b)               Except for the Company Preferred Shares, the Company Options, the AFC Warrant and the AFC Convertible Note, as of the date hereof there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Company Common Shares or the equity interests of the Company, or any other Contracts to which the Company is a party or by which the Company is bound obligating the Company to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company. As of the date hereof, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities or equity interests of the Company. Except as set forth on Schedule 4.05(b), there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company Stockholders may vote. Except as set forth on Schedule 4.05(b), as of the date hereof the Company is not party to any shareholders agreement, voting agreement or registration rights agreement relating to its equity interests.

(c)               As of the date hereof, the outstanding shares of capital stock or other equity interests of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or Contract. As of the date hereof, there are (A) no subscriptions, calls, rights or other securities convertible into or exchangeable or exercisable for the equity interests of the Company’s Subsidiaries (including any convertible preferred equity certificates), or any other Contracts to which any of the Company’s Subsidiaries is a party or by which any of the Company’s Subsidiaries is bound obligating such Subsidiaries to issue or sell any shares of capital stock of, other equity interests in or debt securities of, such Subsidiaries, and (B) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company’s Significant Subsidiaries. As of the date hereof, there are no outstanding contractual obligations of the Company’s Subsidiaries to repurchase, redeem or otherwise acquire any securities or equity interests of the Company’s Subsidiaries. Except as set forth on Schedule 4.05(c), there are no outstanding bonds, debentures, notes or other indebtedness of the Company’s Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the such Subsidiaries’ stockholders may vote. Except as forth on Schedule 4.05(c), the Company’s Subsidiaries are not party to any stockholders agreement, voting agreement or registration rights agreement relating to the equity interests of the Company’s Subsidiaries.

(d)               As of the date hereof, the Company is the direct or indirect owner of, and has good and marketable direct or indirect title to, all the issued and outstanding shares of capital stock or equity interests of its Subsidiaries free and clear of any Liens other than Permitted Liens.

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(e)               All distributions, dividends, repurchases and redemptions in respect of the capital stock (or other equity interests) of the Company were undertaken in compliance in all material respects with the Company Charter Documents then in effect, any agreement to which the Company then was a party and in compliance in all material respects with applicable Law.

4.06          Financial Statements.

(a)               Schedule 4.06(a) sets forth the Company’s (i) audited consolidated financial statements consisting of the balance sheet of the Company Entities as of December 31 in each of the years 2018 and 2019, (ii) audited consolidated statements of income and retained earnings, stockholders’ equity and cash flow for the years ended December 31, 2017, 2018 and 2019 (together, the “Audited Financial Statements”) and (iii) unaudited financial statements consisting of the consolidated balance sheet of the Company Entities as of June 30, 2020 (the “Interim Balance Sheet Date”) and the related consolidated statements of income and retained earnings and cash flow for the six (6) month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”).

(b)               The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and, with respect to the Audited Financial Statements, when delivered for inclusion in the Registration Statement, in accordance with the auditing standards of the PCAOB, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and reclassifications and the absence of notes and other presentation items. The Financial Statements are based on the books and records of the Company Entities, and fairly present in all material respects the financial condition of the Company Entities as of the respective dates they were prepared and the results of the operations of the Company Entities for the periods indicated. The Company Entities maintain a standard system of accounting established and administered in accordance with GAAP.

(c)               Except as set forth on Schedule 4.06(c), (i) all representations and certifications made by the Company to lenders or any Governmental Authority in connection with the PPP Loan were accurate, true and correct in all material respects when made and (ii) the Company used the proceeds of the PPP Loan solely for the allowable uses set forth in the PPP.

4.07          Undisclosed Liabilities. The Company Entities have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured (“Liabilities”) that would be required to be set forth or reserved for on a balance sheet of the Company and its Subsidiaries (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for Liabilities (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Interim Financial Statements in the ordinary course of the operation of business of the Company and its Subsidiaries, (c) disclosed in the Schedules, (d) arising under this Agreement and/or the performance by the Company of its obligations hereunder or (e) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company Entities, taken as a whole.

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4.08          Litigation and Proceedings. As of the date hereof: (i) there are no pending or, to the knowledge of the Company, threatened, Actions and, to the knowledge of the Company, there are no pending or threatened investigations, in each case, against the Company or its Subsidiaries, or otherwise affecting the Company or its Subsidiaries or their assets, including any condemnation or similar proceedings (or, to the knowledge of the Company, against any of the officers or directors of any Company Entity related to their business duties, which interfere with their business duties, or as to which any Company Entity has any indemnification obligations) in each case which would reasonably be expected to result in Liabilities to any of the Company Entities in excess of $250,000,(ii) neither the Company nor its Subsidiaries or any property, asset or business of the Company or its Subsidiaries is subject to any Governmental Order, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, in each case that challenges or seeks to prevent, enjoin or otherwise delay the Transactions, and (iii) there is no unsatisfied judgment or any open injunction binding upon the Company or its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or its Subsidiaries to enter into, perform its obligations under this Agreement and consummate the Transactions.

4.09          Compliance with Laws.

(a)               Each Company Entity is now, and for the past three (3) years has been, in compliance in all respects with all Laws (including any regulatory or licensing requirements in respect of insurance) applicable to it and its Business, except for such non-compliance that has not and would not reasonably be expected to have a material adverse effect on the Company Entities, taken as a whole.

(b)               (i) There has been no action taken by the Company, its Subsidiaries, or, to the Knowledge of the Company, any officer, director, manager, employee, agent, representative or sales intermediary of the Company or its Subsidiaries, in each case, acting on behalf of the Company or its Subsidiaries, in violation of any applicable Anti-Corruption Law or U.S. Trade Laws, (ii) neither the Company nor its Subsidiaries has been convicted of violating any Anti-Corruption Laws or U.S. Trade Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws or U.S. Trade Laws, (iii) neither the Company nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law or U.S. Trade Laws and (iv) neither the Company nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law or U.S. Trade Laws.

4.10          Intellectual Property.

(a)               Schedule 4.10(a) lists all the material Company IP Registrations as of the date hereof, indicating as to each item other than domain names as applicable: (a) the owner; (b) the jurisdictions in which such item is issued or registered or in which any application for issuance or registration has been filed, (c) the respective issuance, registration, or application number of the item, and (d) the dates of application, issuance or registration of the item. All filings and fees required to maintain the material Company IP Registrations that have or will come due prior to the Closing Date, as the case may be, have been or will be timely filed with or paid to, respectively, the relevant Governmental Authorities and authorized registrars, and all material Company IP Registrations are otherwise in good standing.

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(b)               Schedule 4.10(b) lists all Company IP Agreements in effect as of the date hereof that are (i) material licenses of Owned Intellectual Property granted to a third party other than in the ordinary course of business, and (ii) licenses of Intellectual Property, other than nonexclusive software licenses, granted by a third party that are material to the Company Entities taken as a whole. Each Company IP Agreement set forth on Schedule 4.10(b) is, assuming the validity and enforceability of such agreement against the counterparties and except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and applicable equitable principles (whether considered in a proceeding at Law or in equity), valid and binding on the Company Entities in accordance with its terms and is in full force and effect. Neither a Company Entity nor to the Knowledge of the Company any other party thereto is in material breach of or default under, or has provided or received in the last two (2) years any written notice of breach or default of or any intention to terminate, any such Company IP Agreement.

(c)               Except as set forth in Schedule 4.10(c), a Company Entity owns or otherwise has rights in and to the material Owned Intellectual Property, and to the Knowledge of the Company, has the right to use all other material Intellectual Property used in the conduct of the Business, in each case, free and clear of Liens other than Permitted Liens. Without limiting the generality of the foregoing, the Company Entities have entered into written agreements with every current and former employee who has created material Intellectual Property for the Company Entities, and with every current and former independent contractor who has created material Intellectual Property for the Company Entities, whereby such employees and independent contractors assign to the Company Entities any ownership interest and right they may have in such Owned Intellectual Property.

(d)                Each Company Entity’s rights in the Company Intellectual Property are subsisting and, to the Knowledge of the Company, each Company Entity’s rights in the Company IP Registrations, other than pending applications, are valid and enforceable. The Company Entities have taken commercially reasonable steps, taking into account the size and complexity of the Company, to maintain the Owned Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Owned Intellectual Property.

(e)               To the Knowledge of the Company, in the last two (2) years, (i) the conduct of the Business, and the products, processes and services of the Company Entities, have not infringed, misappropriated, diluted or otherwise violated, and do not infringe, dilute, misappropriate or otherwise violate the Intellectual Property of any Person in any material respect, and (ii) no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Owned Intellectual Property in any material respect.

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(f)                Except as set forth in Schedule 4.10(f), there are no Actions (including any oppositions, interferences or re-examinations) settled within the last three (3) years, pending or, to the Knowledge of the Company, threatened in writing: (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by a Company Entity; (ii) challenging the validity, enforceability, registrability or ownership of any Owned Intellectual Property or the Company Entities’ rights with respect to any Owned Intellectual Property, other than ordinary-course prosecution of Company IP Registrations; or (iii) by the Company Entities alleging any infringement, misappropriation, dilution or violation by any Person of the Owned Intellectual Property. To the Knowledge of the Company, the Company Entities are not subject to any Governmental Order that does or would restrict or impair the use of any Owned Intellectual Property.

4.11          Software and IT.

(a)                The Company Entities’ Systems are reasonably sufficient and in sufficiently good working condition in all material respects for the current needs of the Business, including as to capacity, scalability, and ability to process current peak volumes in a timely manner.

(b)               To the Knowledge of the Company, in the last two (2) years, there has been no unauthorized access, use, intrusion or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any of the Company Entities’ Systems, that has caused any: (i) material disruption of or interruption in the conduct of the Business of the Company Entities; (ii) substantial loss, destruction, damage or harm of any Company Entity or any of their Business or operations, personnel, property or other assets; or (iii) material liability of any kind to the Company Entities or their Business. Each Company Entity has taken commercially reasonable actions, taking into account the size and complexity of the Company, to protect the integrity and security of the Company Entities’ Systems and the data and other information stored thereon.

(c)               The Company Entities maintain back-up and data recovery, disaster recovery and business continuity plans and procedures, and, to the Knowledge of the Company, act in material compliance therewith.

4.12          Material Contracts; No Defaults.

(a)               Schedule 4.12 sets forth a complete and accurate list of all of the following Contracts to which any Company Entity is a party or by which it is bound, as of the date hereof (such Contracts, together with all Contracts concerning the Leased Real Property disclosed in Schedule 4.18(b), and all Contracts falling into the following categories and entered into by a Company Entity after the date hereof in accordance with Section 6.02, being “Material Contracts”):

(i)                 Contracts for the sale or purchase of any of products or services of any Company Entity which provides for payments by or to such Company Entity in excess of $500,000 during calendar year 2020 or that are expected to involve more than such amount in calendar year 2021 (other than purchase orders entered into or issued in the ordinary course of business);

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(ii)                Contracts for the grant to any Person of any most-favored nations, priority, or exclusive rights to purchase any of such products or services (other than in the ordinary course of business);

(iii)               Contracts for joint ventures, partnerships or sharing of profits, and Contracts for joint or shared marketing activities or expenses;

(iv)               Contracts containing covenants obligating a Company Entity not to compete in any line of business or with any Person in any geographical area;

(v)                Contracts containing covenants obligating a Company Entity not to solicit or hire any Person with respect to employment (other than Contracts with contractor agencies or otherwise in the ordinary course of business);

(vi)               Contracts relating to the acquisition or disposition by a Company Entity (by merger, purchase of stock or assets or otherwise) of any line of business or a material amount of stock or assets (other than Contracts to purchase inventory in bulk in the ordinary course of business), in each case if entered into in the past three (3) years, or under which any Liabilities remain outstanding;

(vii)              Contracts evidencing Indebtedness in excess of $200,000 (whether incurred, assumed, guaranteed or secured by any asset);

(viii)             except for standard indemnification provisions in Contracts entered in the ordinary course of business with customers or suppliers, any Contract under which any Company Entity is required to provide continuing indemnification or a guarantee of obligations of any Person (other than the other Company Entity) or the assumption of any Tax, environmental or other Liability of any Person;

(ix)               any Contract under which any Company Entity has advanced or loaned any amount to any of its managers, directors or executive officers in the past three (3) years and such advance or loan remains outstanding;

(x)                any Contract between any Company Entity, on the one hand, and any of their respective directors or executive officers, on the other hand (other than the Employment Contracts and indemnification agreements that have been made available to Acquiror);

(xi)               all Employment Contracts which are not cancellable without material penalty (including any severance or other termination payment) or without more than thirty (30) days’ notice (other than offer letters that do not deviate in any material respect from the standard offer letter provided to Acquiror);

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(xii)              Contracts with independent contractors or consultants that require annual cash payments in excess of $150,000 to which a Company Entity is a party and which are not cancellable without material penalty (including any termination payment) or without more than thirty (30) days’ notice;

(xiii)             collective bargaining or similar labor agreements;

(xiv)             any Contract with a Governmental Authority;

(xv)              any Contract under which any Company Entity is obligated to make any capital commitment or expenditure in excess of $200,000 individually or $500,000 in the aggregate, during any twelve (12)-month period;

(xvi)            Contracts for the storage, treatment, disposal, recycling, investigation, removal or remediation of Hazardous Materials; and

(xvii)           any other Contract that is material to any Company Entity, provides for consideration in excess of $200,000 annually or $500,000 in the aggregate and is not previously disclosed pursuant to this Section 4.10, Section 4.18 or Section 4.12(b) (other than purchase orders entered into or issued in the ordinary course of business).

(b)               Except as set forth in Schedule 4.12(b) or Schedule 4.18(b) below, each Material Contract is valid, binding and enforceable on the applicable Company Entity in accordance with its terms, assuming the validity and enforceability of such agreement against the counterparties and except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and applicable equitable principles (whether considered in a proceeding at Law or in equity). None of the Company Entities or, to the Knowledge of the Company, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any written notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto) have been made available to Acquiror.

4.13          Company Benefit Plans.

(a)               Schedule 4.13(a) sets forth a list of each material Benefit Plan. None of the Benefit Plans are maintained, contributed to or required to be contributed to outside the United States or otherwise covers any employee or other individual service provider of any Company Entity who resides or works outside of the United States on behalf of any Company Entity.

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(b)               As applicable with respect to the material Benefit Plans, the Company has made available to Acquiror, true and complete copies of (i) each Benefit Plan, including all amendments thereto (and in the case of an unwritten Benefit Plan, a written description thereof), (ii) the current summary plan description and each summary of material modifications thereto, (iii) the most recent Internal Revenue Service determination or opinion letter, (iv) the most recently filed annual reports (Form 5500) and all schedules thereto, (v) the most recent summary annual reports, financial statements and trustee reports, (vi) all related trust agreements, insurance contracts or other funding vehicles and (vii) all communications between the Company Entities or any ERISA Affiliate on the one hand, and any Governmental Authority on the other hand, during the last three (3) years concerning IRS or DOL audits or investigations by any Governmental Authority.

(c)               Each Company Entity is in compliance in all material respects with the provisions of ERISA, the Code and other Laws applicable to the Benefit Plans. Each Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and all applicable Laws, including ERISA and the Code. Each Benefit Plan, which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, and which is intended to meet the qualification requirements of Section 401(a) of the Code, and each trust that is related to a Benefit Plan and intended to be tax exempt under Section 501(a) of the Code, has been determined by the IRS to be qualified under Section 401(a) of the Code or exempt from taxation under Section 501(a) of the Code, as applicable, and, to the Knowledge of the Company, nothing has occurred that would adversely affect any such qualification or tax exemption of any such Benefit Plan or related trust.

(d)               No Company Entity has incurred (whether or not assessed) or is subject to any payment, Tax penalty or other liability under the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act, including under Section 4980H of the Code or with respect to the reporting requirements under Section 6055 or Section 6056 of the Code.

(e)               Except as set forth in Schedule 4.13(e), all payments under the Benefit Plans that have become due have been made, in all material respects, on a timely basis.

(f)                No Company Entity nor to the Knowledge of the Company, any fiduciary, trustee or administrator of any Benefit Plan, has engaged in or, in connection with the Transactions, will engage in, any transaction with respect to any Benefit Plan which would subject any such Benefit Plan, any Company Entity, Merger Sub, the Surviving Entity or Acquiror or any of its Affiliates to any material tax, penalty or liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(g)               None of the Company Entities nor any of their respective ERISA Affiliates have maintained, sponsored, participated in, or contributed to (or been obligated to maintain, sponsor, participate in, or contribute to), (i) a plan which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) a multiple employer plan as described in Section 413(c) of the Code, or (iii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Company Entity has any liability or obligation with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person.

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(h)               No Company Entity contributes to, is required to contribute to, or has incurred any withdrawal liability (whether complete or partial), within the meaning of Section 4201 of ERISA, to any Multiemployer Plan, including on account of an ERISA Affiliate.

(i)                 No Benefit Plan provides retiree or post-employment welfare benefits, including death, insurance or medical benefits, beyond termination of service or retirement other than coverage mandated by Law or any such benefits provided during any severance period following termination of employment under any employment agreements set forth on Schedule 4.13(i).

(j)                 Except as expressly provided otherwise in this Agreement or as set forth in Schedule 4.13(j), the execution of, and performance of the Transactions will not either alone or together with any other event(s) (i) result in any payment becoming due under any Benefit Plan to any employee, former employee, director, officer, or individual independent contractor of the Company Entities, (ii) increase any amount of compensation or benefits otherwise payable under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Benefit Plan, (iv) require any contributions or payments to fund any obligations under any Benefit Plan or (v) result in, from or with respect to any Benefit Plan, to any employee, former employee, director, officer or individual independent contractor of the Company Entities, either alone or in conjunction with any other payment, event or occurrence, the payment of any “excess parachute payment” under Section 280G of the Code. No such employee, former employee, director, officer or independent contractor of the Company has any “gross up” or indemnification agreements or other assurance of reimbursement for any Taxes under Section 409A or Section 4999 of the Code.

(k)               There are no pending, or to the Knowledge of the Company, threatened audits or investigations by any Governmental Authority involving any Benefit Plan and no pending, or to the Knowledge of the Company, threatened material claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan, nor, to the Knowledge of the Company, are there any facts which could reasonably be expected to give rise to any material liability in the event of any such audit, investigation, claim, suit or proceeding.

(l)                 Each Benefit Plan that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, complies in both form and operation with the requirements of Section 409A of the Code.

(m)             No Company Entity or any ERISA Affiliate thereof has any legally binding commitment to modify or amend any Benefit Plan (except as required by Law or to retain the tax qualified status of any Benefit Plan). No Company Entity or any ERISA Affiliate thereof has any legally binding commitment to establish any new material benefit plan, program or arrangement.

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4.14          Labor Matters.

(a)               Except as set forth in Schedule 4.14(a), no Company Entity is: (i) a party to or otherwise bound by any collective bargaining agreement; (ii) a party to, or to the Knowledge of the Company, threatened by, any unfair labor practice charge or complaint, grievance or labor arbitration; or (iii) currently negotiating any collective bargaining agreement to which any Company Entity is or would be a party. Except as set forth in Schedule 4.14(a), in the last year, no Company Entity has experienced any strike, lockout, slowdown or work stoppage, nor, to the Knowledge of the Company, is any such action threatened. To the Knowledge of the Company, there is not pending, nor has there ever been, any union election petition filed with the National Labor Relations Board, or union organizing activity by or for the benefit of the employees of any Company Entity or otherwise affecting any Company Entity.

(b)               Each Company Entity is, and for the last three (3) years has been, in compliance in all material respects with all applicable Laws respecting labor and employment practices, including all Laws respecting discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, disability rights or benefits, occupational safety and health (including the federal Occupational Safety and Health Act and any applicable state or local Laws concerning COVID-19-related health and safety issues (with respect to Laws concerning COVID-19-related health and safety issues, for the avoidance of doubt, following their enactment)), employee whistle-blowing, immigration, workers’ compensation, employee leave issues (including the federal Emergency Paid Sick Leave Act, the federal Emergency Family and Medical Leave Expansion Act, and any applicable state or local Laws concerning COVID-19-related paid sick or family leave or other benefits), affirmative action, unemployment insurance, plant closures and layoffs (including the WARN Act), employee privacy, employment practices and classification of employees, consultants and independent contractors. Except as set forth in Schedule 4.14(b), there are no pending or, to the Knowledge of the Company, threatened, claims against any Company Entity on account of any labor or employment matter or action.

(c)               Except as set forth in Schedule 4.14(c), the employment of each employee of a Company Entity is terminable at will and no employee is entitled to severance pay or other benefits following termination or resignation, except as otherwise provided by applicable Law.

(d)               Schedule 4.14(d) accurately sets forth as of the date of this Agreement, by Company Entity, with respect to each current employee of any Company Entity (including any employee who is on a leave of absence, furlough or on layoff status): (i) the title or classification, and date of hire; and (ii) each employee’s annualized base compensation and all bonuses or other incentive compensation paid to such employee for 2019.

(e)               Each Company Entity (i) is and at all relevant times has been in compliance in all material respects with COVID-19 related safety and health Laws issued and enforced by the Occupational Safety and Health Administration, and with the paid and unpaid leave requirements of the Families First Coronavirus Response Act; and (ii) to the extent the Company Entities have granted employees paid sick leave or paid family leave under the Families First Coronavirus Response Act, the Company Entities have taken commercially reasonable efforts to obtain and retain all material documentation required to substantiate eligibility for sick leave or family leave tax credits pursuant to applicable Law to the extent the time limit to obtain or receive such substantiation has not lapsed. To the extent the Company has Knowledge of any Company Entity employees or independent contractors that have tested positive for COVID-19, the Company Entities have taken commercially reasonable efforts to take all material precautions required under applicable Law with respect to such employees and independent contractors. The Company Entities have also used commercially reasonable efforts to document any such diagnosis to the extent required by Laws of the Occupational Safety and Health Administration.

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(f)                Schedule 4.14(f) sets forth a complete and correct list of all Contracts to which any Company Entity is a party or by which it is bound providing for the employment of any individual whose rate of annual compensation, including any promised, expected or customary cash bonus, exceeds $150,000 on a full-time, part-time or consulting or other basis (other than offer letters that do not deviate in any material respect from the standard offer letter made available to Acquiror) and any such Contracts providing for severance, retention, change in control, transaction bonus or other similar payments (other than performance bonuses provided in accordance with the terms of the applicable offer letter) to such individuals (the “Employment Contracts”).

4.15          Taxes.

(a)               All income and other material Tax Returns required by Law to be filed by the Company or its Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings). Such Tax Returns are, or will be, true, complete and correct in all material respects.

(b)               All material amounts of Taxes shown due on any Tax Returns of the Company and its Subsidiaries and all other material amounts of Taxes owed by the Company and its Subsidiaries have been timely paid.

(c)               Each of the Company and its Subsidiaries has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.

(d)               Each of the Company and its Subsidiaries has collected all material sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or has been furnished properly completed exemption certificates.

(e)               Neither the Company nor its Subsidiaries is currently engaged in any audit, administrative or judicial proceeding with a taxing authority with respect to Taxes. Neither the Company nor its Subsidiaries has received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Company or its Subsidiaries, and no written request for any such waiver or extension is currently pending.

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(f)                Neither the Company nor its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two years.

(g)               Neither the Company nor its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(h)               Neither the Company nor its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (C) installment sale or open transaction disposition made prior to the Closing; (D) prepaid amount received prior to the Closing; (E) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing; or (F) Section 965 of the Code.

(i)                 There are no Liens with respect to Taxes on any of the assets of the Company or its Subsidiaries, other than Permitted Liens.

(j)                 None of the Company or any of its Subsidiaries have been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than a group of which the common parent is the Company). Neither the Company nor its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(k)               Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts entered into in the ordinary course of business not primarily relating to Taxes).

(l)                 The classification of the Company’s Subsidiaries for U.S. federal income Tax purposes is set forth in Schedule 4.15(l).

(m)             Neither the Company nor any of its Subsidiaries is, and has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

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(n)               Each of the Company and its Subsidiaries is in compliance with applicable United States and foreign transfer pricing Laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of each of the Company and its Subsidiaries.

(o)               To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(p)               The Company has not made an election under Section 965(h) of the Code.

(q)               Except as set forth in Schedule 4.15(q), neither the Company nor any of its Subsidiaries has deferred any payroll Taxes pursuant to the CARES Act or are the beneficiaries of any other COVID-19 related tax deferral relief of state and local Governmental Authorities.

(r)                Except as set forth in Schedule 4.15(r), neither the Company nor any of its Subsidiaries have incurred any loan, directly or indirectly, pursuant to the Paycheck Protection Program, established by the CARES Act, as amended or supplemented from time to time by interim rules, policy statements, FAQs or otherwise, other than the PPP Loan.

4.16          Brokers’ Fees. Except as described on Schedule 4.16, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Company, its Subsidiaries or any of their Affiliates for which the Company or any of its Subsidiaries has any obligation.

4.17          Insurance. Schedule 4.17 contains a complete and correct list of all material policies and contracts currently in effect for insurance of which any Company Entity is the owner, insured or beneficiary or which has been bound by any Company Entity to cover any of the assets of any Company Entity as of the date hereof (the “Insurance Policies”), copies of which have been made available to Acquiror. All premiums due and payable with respect to such Insurance Policies have been timely paid. All Insurance Policies are in full force and effect and no Company Entity is currently in receipt of any notice of cancellation or non-renewal thereunder. There is no ongoing default with respect to any provision contained in any Insurance Policy. Except as set forth in Schedule 4.17: (a) there are no outstanding claims under the Insurance Policies (other than ordinary course workers’ compensation claims); (b) there are no premiums or claims due under the Insurance Policies which remain unpaid and no such policy is subject to any retroactive, retrospective or other similar type of premium adjustment; (c) in the past one (1) year, no notice of cancellation or non-renewal (other than conditional notice of non -renewal pursuant to applicable Law related to the increase of premiums) with respect to, or disallowance (other than reservation of rights by the insurer) of any claim under, any Insurance Policy has been received, and (d) each Company Entity has not failed to obtain any category of insurance (e.g. garage, cyber) sought due to refusal by all insurance carriers pursued, nor have any of its coverages been limited by any insurance carrier contrary to policy terms.

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4.18          Real Property; Assets.

(a)               Neither the Company nor any other Subsidiary of the Company owns any real property. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or material interest therein.

(b)               Schedule 4.18(b) contains a true, correct and complete list of all Leased Real Property including (i) the street address; (ii) the landlord, the rental amount currently being paid, and the expiration of the term; and (iii) the current use of such property. The Company has made available to Acquiror true, correct and complete copies of the leases, subleases, licenses and occupancy agreements (including all modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other agreements relating thereto) for the Leased Real Property to which the Company or its Subsidiaries is a party (the “Real Estate Lease Documents”), and such deliverables comprise all Real Estate Lease Documents relating to the Leased Real Property.

4.19          Environmental Matters. Except as set forth in Schedule 4.19 and except as would not be reasonably be expected to have a material adverse effect on the Company Entities, taken as a whole:

(a)               the Company and its Subsidiaries are and, during the last three (3) years, have been in compliance with all Environmental Laws and has not received any: (i) written notice or claim in respect of Environmental Laws or violation thereof or non-compliance therewith; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved;

(b)               to the Knowledge of the Company, no Leased Real Property presently leased by the Company and its Subsidiaries is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list;

(c)               to the Knowledge of the Company, there has been no release of Hazardous Materials in contravention of Environmental Law with respect to any Leased Real Property presently leased or occupied by the Company or its Subsidiaries, and in the last three (3) years, no Company Entity has received a notice that any real property currently or formerly owned, operated or leased in connection with the business (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Materials which would reasonably be expected to result in a claim against or liability of, or a violation of Environmental Law or term of any Permit by, the Company or any of the Subsidiaries;

(d)               neither the Company nor its Subsidiaries is subject to any current Governmental Order relating to any non-compliance with Environmental Laws by the Company or its Subsidiaries or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials;

(e)               no Action is pending or, to the knowledge of the Company, threatened and, to the knowledge of the Company, no investigation is pending or threatened with respect to the Company’s or its Subsidiaries’ compliance with or liability under Environmental Law;

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(f)                the Company has made available to the Acquiror all material environmental reports (including any Phase One or Phase Two environmental site assessments), audits, correspondence or other documents relating to the Leased Real Property or any formerly owned or operated real property or any other location for which the Company may be liable in its possession, custody or control;

(g)               the Company or its Subsidiaries do not own or operate any active or abandoned aboveground or underground storage tanks;

(h)               the Company or its Subsidiaries have not used any off-site Hazardous Materials treatment, storage, or disposal facilities or locations;

(i)                 the Company or its Subsidiaries have not retained or assumed, by contract or by operation of Law, any ongoing liabilities or obligations of third parties under Environmental Law; and

(j)                 the Company and its Subsidiaries have provided or otherwise made available to Acquiror: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company or its Subsidiaries or any currently or formerly owned or operated real property or Leased Real Property which are in the possession or control of the Company or its Subsidiaries related to compliance with Environmental Laws or Permits or the release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including costs of remediation, pollution control equipment and operational changes).

4.20          Absence of Changes.

(a)               Since December 31, 2019, there has not been any change, development, condition, occurrence, event or effect relating to the Company or its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

(b)               Since the Interim Balance Sheet Date through the date of this Agreement, except (A) as otherwise reflected in the Financial Statements, (B) actions taken (or omitted to be taken) as a result of COVID-19 and COVID-19 Measures, (C) as expressly contemplated or permitted by this Agreement or (D) as set forth on Schedule 4.20(b), (1) the Company and its Subsidiaries have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practices and (2) there has not been with respect to the Company Entities, any:

(i)                 amendment of the Organizational Documents of the Company or any of its Subsidiaries;

(ii)                split, combination or reclassification of any shares of its capital stock;

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(iii)               issuance, sale or other disposition of any equity security or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of equity security any Company Entity other than grants of the Company Options made in the ordinary course of business;

(iv)              declaration or payment of any dividends or distributions on or in respect of any of its capital stock; redemption, purchase or acquisition of its capital stock; or split, combination, recapitalization or reclassification of its capital stock;

(v)                material change in the Company Entities’ cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(vi)               material change in any method of accounting or accounting practice of the Company Entities, except as required by GAAP, securities Laws and regulations or PCAOB standards, or as otherwise disclosed in the notes to the Financial Statements;

(vii)              incurrence, assumption or guarantee of any indebtedness for borrowed money (not including the Flooring Facility) in excess of $200,000 by the Company or any of its Subsidiaries except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(viii)            except for write-offs required by GAAP, any transfer, assignment, sale or other disposition of any of any tangible or intangible asset shown or reflected in the balance sheet with a value in excess of $200,000 individually or $500,000 in the aggregate, or cancellation of any debts with a value in excess of $200,000 individually or $500,000 in the aggregate;

(ix)               transfer, assignment or grant of any exclusive license or exclusive sublicense of material rights under or with respect to any the material Owned Intellectual Property;

(x)                any capital investment in, or any loan to, any other Person, in each case in excess of $200,000 individually or $500,000 in the aggregate;

(xi)               acceleration, termination, material modification to or cancellation of any Material Contract to which a Company Entity is a party or by which it is bound that is not in accordance with the terms of such Material Contract;

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(xii)              material damage, destruction or loss (whether or not covered by insurance) to its property, or any material capital expenditures in excess of budgeted amounts;

(xiii)             imposition of any material Encumbrance upon any of the Company Entities’ properties, capital stock or assets, tangible or intangible;

(xiv)            (A) grant of any bonuses, or material increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, individual independent contractors or individual consultants, other than as provided for in any written agreements or Benefit Plan made available to Acquiror as of the date of this Agreement, or as required by applicable Law or in the ordinary course of business (except for any officer or any employee whose annual base compensation exceeds $200,000), (B) change in the terms of employment for any employee for which the aggregate increase in cash compensation or benefits with respect such employee exceeds $200,000, (C) action to accelerate the vesting, settlement or payment (or otherwise funding or securing any payment or settlement) of any compensation or benefit for any current or former employee, officer, director, individual independent contractor or individual consultant except in the case of the Transactions, (D) grant or provision of any severance or termination payments or benefits to any current or former employee, officer, director, individual independent contractor or individual consultant or increase the amount payable in respect of any such payments or benefits, or (E) entry into any new Employment Contract with, or termination of the employment of (other than for “cause”), any officer of any Company Entity (or who would be an officer of any Company Entity upon hire);

(xv)              establishment, adoption, amendment modification or termination of any Benefit Plan or collective bargaining agreement;

(xvi)             adverse employment action (including layoffs, furloughs, wage reductions or deferrals) in respect of any officer, employee or individual independent contractor’s service, compensation or benefits, where such officer, employee or independent contractor earns in excess of $100,000 from the Company Entities on an annual basis, in each case, in response to the COVID-19 pandemic;

(xvii)            any loan to (or cancellation or forgiveness of any loan to) any of its stockholders or current or former directors, officers and employees, or entry into, or modification or termination of, any transaction, agreement or arrangement with any of its stockholders (other than in any stockholder’s capacity as an employee) or current or former directors or officers;

(xviii)           entry into a new line of business that is unrelated to the current Business or abandonment or discontinuance of existing lines of business;

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(xix)             except for the Merger, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(xx)              purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $100,000, individually (in the case of a lease, per annum) or $500,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases or leases of inventory, services, supplies or in connection with new hub locations in the ordinary course of business consistent with past practice;

(xxi)             acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof other than the acquisition of residuals done in the ordinary course of business;

(xxii)            action by a Company Entity to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that, in each case, (A) is outside of the ordinary course of business and inconsistent with the any Company Entity’s past practices and (B) would reasonably be expected to have the effect of materially increasing the Tax liability of Acquiror or any Subsidiary in respect of any post-Closing Tax period; or

(xxiii)            binding commitments or agreements to any of the foregoing.

4.21          Affiliate Agreements. Except as set forth on Schedule 4.21 and except for, in the case of any employee, officer or director, any employment Contract or Contract with respect to the issuance of equity in the Company, none of the Company or its Subsidiaries is a party to any transaction or Contract with any (i) present or former executive officer or director of any of the Company or its Subsidiaries, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Company or its Subsidiaries or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing.

4.22          Internal Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (a) all assets, liabilities and transactions are accurately and timely recorded in all material respects and to maintain accountability for the assets and (b) transactions are executed and access to records is permitted only in accordance with management’s authorization.

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4.23          Permits. Each of the Company and its Subsidiaries has all material Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company Entities, taken as a whole. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Material Permit, except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company Entities, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company Entities, taken as a whole, (a) each Material Permit is in full force and effect in accordance with its terms, (b) no outstanding written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or its Subsidiaries, (c) to the knowledge of the Company, none of such Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions, (d) there are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit and (e) each of the Company and its Subsidiaries is in compliance with all Material Permits applicable to the Company or its Subsidiaries.

4.24          Privacy and Data Security.

(a)               The Company Entities have a privacy policy regarding the collection, use and disclosure of personal information in connection with the operation of the Business for which any Company Entity is the “controller” or similarly responsible under applicable Laws regarding the collection, retention, use and protection of personal information, or otherwise held or processed on its behalf and each Company Entity is and has been in material compliance with such privacy policy. The Company Entities have posted a privacy policy in a clear and conspicuous location on all public websites owned or operated by the Company Entities.

(b)               To the Knowledge of the Company, each Company Entity has in the past two (2) years complied in all material respects with all applicable Laws regarding the collection, retention, use and protection of personal information.

(c)               To the Knowledge of the Company, each Company Entity is in material compliance with the terms of all Material Contracts to which such Company Entity is a party relating to data privacy, security or breach notification (including provisions that impose conditions or restrictions on the collection, use, disclosure, transmission, destruction, maintenance, storage or safeguarding of personal information), if any.

(d)               No Person (including any Governmental Authority) has, in the past two (2) years, (i) commenced any Action against any Company Entity relating to any Company Entity’s information privacy or data security practices relating to the personal information of consumers, including with respect to the access, disclosure or use of personal information of consumers maintained by or on behalf of any Company Entity, or, (ii) to the Knowledge of the Company, threatened any such Action, or made any complaint or investigation relating to such practices.

(e)               The execution, delivery and performance of this Agreement and the consummation of the contemplated transactions, including any transfer of personal information resulting from such transactions, will not violate the privacy policy of any Company Entity as it currently exists.

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(f)                The Company Entities have established and implemented policies, programs and procedures that are commercially reasonable, in material compliance with applicable industry practices and appropriate, including administrative, technical and physical safeguards to protect the confidentiality, integrity and security of personal information for which any Company Entity is the “controller” or similarly responsible under applicable Laws regarding the collection, retention, use and protection of personal information against unauthorized access, use, modification, disclosure or other misuse.

(g)               To the Knowledge of the Company, the Business has not in the past two (2) years experienced any loss, damage, or unauthorized access, disclosure, use or breach of security of any personal information for which any Company Entity is the “controller” or similarly responsible under applicable Laws regarding the collection, retention, use and protection of personal information or otherwise held or processed on its behalf.

4.25          Registration Statement. None of the information relating to the Company or its Subsidiaries supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion or incorporation by reference in the Registration Statement will, as of the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.25, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

4.26          Power of Attorney. Except as required in the ordinary course of business for vehicle auction purposes, no Person holds a power of attorney to act on behalf of any Company Entity.

4.27          Acquiror Common Stock. No Company Entity owns beneficially or of record any shares of Acquiror Common Stock or any securities convertible into, exchangeable for or carrying the right to acquire, any shares of Acquiror Common Stock.

4.28          No Additional Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article IV (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES) AND IN ANY ANCILLARY AGREEMENT, THE COMPANY DOES NOT MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, INCLUDING WITH RESPECT TO VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY, WITH RESPECT TO THE COMPANY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO.

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4.29          No Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article V (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES) AND IN ANY ANCILLARY AGREEMENT, THE COMPANY ACKNOWLEDGES THAT NONE OF ACQUIROR OR MERGER SUB, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS, PARTNERS, MEMBERS OR REPRESENTATIVES, OR ANY OTHER PERSON ON BEHALF OF ACQUIROR OR MERGER SUB, MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO ACQUIROR, MERGER SUB OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ANY OTHER INFORMATION PROVIDED TO THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO, INCLUDING WITH RESPECT TO VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY, INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE COMPANY ACKNOWLEDGES THAT IT IS NOT RELYING NOR HAS IT RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES EXCEPT FOR THOSE EXPRESSLY MADE BY ACQUIROR AND MERGER SUB IN Article V (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES) AND IN ANY ANCILLARY AGREEMENT, THAT ONLY THOSE REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES) SHALL HAVE ANY LEGAL EFFECT, AND THAT THE COMPANY EXPRESSLY DISCLAIMS RELIANCE ON ANY OMISSIONS FROM ACQUIROR’S AND MERGER SUB’S REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES).

Article V
REPRESENTATIONS AND WARRANTIES
OF ACQUIROR AND MERGER SUB

Each of Acquiror and Merger Sub represents and warrants to the Company as follows:

5.01          Organization and Qualifications; Subsidiaries. Each of Acquiror and Merger Sub (a) is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and (b) has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Each of Acquiror and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except such licenses or qualifications the absence of which would not reasonably be expected to have an Acquiror Material Adverse Effect. Each of Acquiror and Merger Sub, has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements to which it is a party, and (upon obtaining the Acquiror Stockholder Approval) to consummate the transactions contemplated hereby and thereby.

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5.02          Due Authorization.

(a)               Each of the Acquiror and Merger Sub has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to, in the case of the Voting Matters, (w) with respect to the matters described in clause (i) in the definition of Voting Matters, the affirmative vote of the majority of the issued and outstanding Acquiror Common Stock and Acquiror Class B Common Stock, voting as a single class, (x) with respect to the matters described in clause (ii) of the definition of Voting Matters, (A) the affirmative vote of the majority of Founder Shares (as defined in the Prospectus) then outstanding, voting separately as a single class, and (B) the majority of the issued and outstanding Acquiror Common Stock and Acquiror Class B Common Stock, voting as a single class, (y) with respect to the matters described in clauses (iii), (iv) and (vi) of the definition of Voting Matters, the affirmative vote of the majority of the issued and outstanding Acquiror Common Stock and Acquiror Class B Common Stock, voting as a single class, present in person or represented by proxy and (z) with respect to the matters described in clause (v) of the definition of Voting Matters, the affirmative vote of a plurality of the votes cast by the stockholders, present in person or represented by proxy (the “Acquiror Stockholder Approval”).

(b)               The execution, delivery and performance by Acquiror and Merger Sub of this Agreement, and each Ancillary Agreement to which Acquiror or Merger Sub is a party, and the consummation by Acquiror and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub and no other corporate proceedings on the part of Acquiror or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement, any Ancillary Agreements to which it is a party or to consummate the Merger and the other Transactions, subject only, in the case of the Voting Matters, to the receipt of the Acquiror Stockholder Approval. This Agreement has been, and each Ancillary Agreement to which Acquiror or Merger Sub is a party will be, duly and validly executed and delivered by Acquiror and Merger Sub and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute, or will constitute, the valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(c)               The board of directors of Acquiror and the Merger Sub (including any required committee or subgroup of the board of directors of each such Person) has unanimously (a) approved and declared the advisability of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and (b) determined that the consummation of the transactions contemplated hereby and thereby are in the best interests of Acquiror and Merger Sub and the stockholders of Acquiror and Merger Sub

5.03          No Conflict; Consents.

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(a)               Except as set forth in Schedule 5.03(a), assuming the Acquiror Stockholder Approval is obtained and the effectiveness of the Acquiror A&R Charter, the execution, delivery, and performance by Acquiror and Merger Sub of this Agreement, and any Ancillary Agreement to which Acquiror or Merger Sub is a party, and the consummation by Acquiror and Merger Sub of the Transactions do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with or result in a violation or breach of any provision of Law or Governmental Order applicable to Acquiror or Merger Sub is subject, (b) conflict with or result in a violation of any provision of the Organizational Documents of Acquiror or Merger Sub, (c) require the consent or notice by any Person under, conflict with, result in a material violation or material breach of or constitute a material default or an event that, with or without notice or lapse of time or both, would constitute a default under, or result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Acquiror or Merger Sub is a party or by which it may be bound, or (d) result in the creation or imposition of any Lien of any nature whatsoever upon any assets or property of Acquiror or Merger Sub, except, with respect to the foregoing clauses (a), (c) and (d), as would not reasonably be expected to have an adverse effect on Acquiror and Merger Sub, taken together, that is material individually or in the aggregate.

(b)               Except as set forth in Schedule 5.03, no consent, approval, or authorization of, or exemption by, or filing with, any Governmental Authority is required to be obtained or made by Acquiror or Merger Sub in connection with the execution, delivery and performance by Acquiror and Merger Sub of this Agreement or any Ancillary Agreement to which Acquiror or Merger Sub is a party or the taking by Acquiror or Merger Sub of any other action contemplated hereby or thereby, except for the effectiveness of the filing of the Certificate of Merger with the Secretary of State of Delaware, the effectiveness of the Registration Statement and such filings as may be required under the Securities Act, the Exchange Act the HSR Act and any other applicable antitrust Law.

5.04          Capitalization. As of the Business Day immediately prior to the date of this Agreement:

(a)               As of the date of this Agreement, the authorized capital stock of the Acquiror consists of 220,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Acquiror Common Stock, (ii) 15,000,000 shares of Acquiror Class B Common Stock and (iii) 5,000,000 shares of Acquiror Preferred Stock. As of the date of this Agreement, the issued and outstanding capital stock of the Acquiror consists of 38,196,652 shares of capital stock, consisting of (A) 30,557,322 shares of Acquiror Common Stock issued and outstanding (of which, 29,590,416 shares of Acquiror Common Stock are subject to redemption), (B) 7,639,330 shares of Acquiror Class B Common Stock issued and outstanding, and (C) no shares of Acquiror Preferred Stock issued and outstanding. As of the date of this Agreement, the Company has 16,260,084 warrants outstanding, each such warrant entitling the holder thereof to purchase one share of Acquiror Common Stock.

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(b)                Acquiror owns all of the issued and outstanding shares of capital stock (or other equity securities) of Merger Sub. Except as described in the Acquiror SEC Documents, there are no outstanding securities convertible into, exchangeable for or carrying the right to acquire equity securities of Acquiror or Merger Sub, or subscriptions, warrants, options, rights (including preemptive rights), stock appreciation rights, phantom stock interests, or other arrangements or commitments obligating either Acquiror or Merger Sub to issue or dispose of any of its respective equity securities or any ownership interest therein. The consummation of the transactions contemplated hereby will not cause any Liens to be created or suffered on the capital stock (or other equity securities) of either Acquiror or Merger Sub, other than Liens created by Company. Except as described in the Acquiror SEC Documents, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever between Acquiror or Merger Sub on the one hand and any Person on the other hand with respect to the capital stock (or other equity securities) of any of Acquiror or any Subsidiary of Acquiror including Merger Sub. Neither Acquiror nor Merger Sub owns, directly or indirectly, any stock or other equity interests of any other Person.

(c)                The shares of Acquiror Common Stock to be issued pursuant to this Agreement, subject to the Acquiror Stockholder Approval and the effectiveness of the Acquiror Charter Amendments, will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(d)               Except as described in the Acquiror SEC Documents, there are no outstanding contractual obligations of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of or other equity interests in Acquiror and/or any of its Subsidiaries.

5.05          Litigation and Proceedings. As of the date hereof, there are no pending or, to the knowledge of Acquiror, threatened, Actions and, to the knowledge of Acquiror, there are no pending or threatened investigations, in each case, against Acquiror or Merger Sub, or otherwise affecting Acquiror or Merger Sub or their assets, including any condemnation or similar proceedings (or, to the Knowledge of the Acquiror, against any of the officers or directors of Acquiror or Merger Sub related to their business duties, which interfere with their business duties, or as to which Acquiror or Merger Sub has any indemnification obligations), in each case which would reasonably be expected to result in Liabilities to such party in excess of $50,000. Neither Acquiror nor Merger Sub or any property, asset or business of Acquiror or Merger Sub is subject to any Governmental Order, or, to the Knowledge of the Acquiror, any continuing investigation by, any Governmental Authority, in each case that challenges or seeks to prevent, enjoin or otherwise delay the Transactions. There is no unsatisfied judgment or any open injunction binding upon the Acquiror or Merger Sub which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.

5.06          Compliance with Laws.

(a)               Each of Acquiror and Merger Sub is now, and since its inception has been, in compliance in all respects with all Laws (including any regulatory or licensing requirements in respect of insurance) applicable to it and its business, except for such non-compliance that has not and would not reasonably be expected to result in Liabilities that are material to the Acquiror and Merger Sub, taken as a whole.

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(b)               (i) There has been no action taken by Acquiror or Merger Sub, or, to the Knowledge of the Acquiror, any officer, director, manager, employee, agent, representative or sales intermediary of Acquiror or Merger Sub, in each case, acting on behalf of Acquiror or Merger Sub, in violation of any applicable Anti-Corruption Law or U.S. Trade Laws, (ii) neither Acquiror nor Merger Sub has been convicted of violating any Anti-Corruption Laws or U.S. Trade Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws or U.S. Trade Laws, (iii) neither Acquiror nor Merger Sub has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law or U.S. Trade Laws and (iv) neither Acquiror nor Merger Sub has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law or U.S. Trade Laws.

5.07          SEC Filings and Financial Statements.

(a)               Acquiror has filed and furnished in a timely manner all reports, schedules, forms, prospectuses and registration, proxy and other statements, in each case, required to be filed or furnished by it with or to the SEC (collectively, and in each case including all exhibits thereto and documents incorporated by reference therein, the “Acquiror SEC Documents”). As of their respective effective dates (in the case of Acquiror SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of the respective dates of the last amendment filed with the SEC (in the case of all other Acquiror SEC Documents), the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, each as in effect on the applicable date referred to above, applicable to such Acquiror SEC Documents, and none of the Acquiror SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               The financial statements and notes of Acquiror contained or incorporated by reference in the Acquiror SEC Documents fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Acquiror as at the respective dates of, and for the periods referred to in, such financial statements, all in accordance with: (i) GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Acquiror has no off-balance sheet arrangements that are not disclosed in the Acquiror SEC Documents. No financial statements other than those of Acquiror are required by GAAP to be included in the consolidated financial statements of Acquiror.

(c)               Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that material information relating to Acquiror is made known to Acquiror’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Knowledge of the Acquiror, such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Acquiror has established and maintained a system of internal controls and, to the Knowledge of the Acquiror, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

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(d)               Since the date of the latest Form 10-Q of Acquiror filed with the SEC, there has not been any change, development, condition, occurrence, event or effect relating to Acquiror that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, an Acquiror Material Adverse Effect.

5.08          NASDAQ Listing. The Acquiror Common Stock, the Acquiror Warrants and the Acquiror Units are each listed on NASDAQ. Acquiror is in compliance in all material respects with the requirements of NASDAQ for continued listing of the Acquiror Common Stock, Acquiror Warrants and the Acquiror Units thereon and there is no action or proceeding pending or, to the Knowledge of the Acquiror, threatened against Acquiror by NASDAQ or the Financial Industry Regulatory Authority to prohibit or terminate the listing of the Acquiror Common Stock, the Acquiror Warrants or the Acquiror Units on NASDAQ.

5.09          Reporting Company. Acquiror is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Acquiror Common Stock is registered pursuant to Section 12(b) of the Exchange Act.

5.10          Investment Company. Acquiror is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.11          Pro Forma Capitalization of Acquiror. Schedule 5.11 sets forth the pro forma capitalization of Acquiror after giving effect to the Merger (assuming the Merger is consummated in accordance with the terms thereof and without giving effect to any redemption elections by stockholders of Acquiror) and the PIPE Investment. Except as set forth in Schedule 5.11 or in the Acquiror SEC Documents, immediately following the Closing, Acquiror will not have outstanding securities convertible into, exchangeable for or carrying the right to acquire equity securities of Acquiror, or subscriptions, warrants, options, rights (including pre-emptive rights), stock appreciation rights, phantom stock interests or other arrangements or commitments obligating Acquiror to issue or dispose of any of its respective equity securities or any other ownership interest in Acquiror or any of its Subsidiaries.

5.12          Transactions with Related Parties. Except for that certain administrative and services agreement between the Acquiror and Enso Advisory LLC that will terminate upon Closing, there are no transactions, agreements, arrangements or understandings between Acquiror, on the one hand, and any director, officer or stockholder (or Affiliate thereof) of Acquiror, on the other hand, either (a) currently in effect or (b) that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

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5.13          Trust Account. As of June 30, 2020, Acquiror had $311,111,933 in the Trust Account, with such funds invested in government securities or money market funds meeting certain conditions pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the Knowledge of the Acquiror, the Trustee, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect. Acquiror has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder, and there does not exist under the Trust Agreement any event that, with the giving of notice or the lapse of time, would constitute such a breach or default by Acquiror or, to the Knowledge of Acquiror, the Trustee. There are no side letters and (except for the Trust Agreement) there are no agreements, contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Acquiror SEC Documents to be inaccurate or (ii) entitle any Person (other than (A) the underwriter of Acquiror’s initial public offering and (B) holders of Acquiror Common Stock who have elected to redeem their Acquiror Common Stock in accordance with the Acquiror’s charter documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released, except to pay income taxes from any interest earned in the Trust Account and franchise taxes, and to redeem Acquiror Common Stock in accordance with the provisions of Acquiror’s charter documents. There is no Action pending, or to the Knowledge of the Acquiror, threatened with respect to the Trust Account.

5.14          Taxes.

(a)               All income and other material Tax Returns required by Law to be filed by Acquiror have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings). Such Tax Returns are, or will be, true, complete and correct in all material respects.

(b)               All material amounts of Taxes shown due on any Tax Returns of Acquiror and all other material amounts of Taxes owed by Acquiror have been timely paid.

(c)               Acquiror has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.

(d)               Acquiror is not currently engaged in any material audit, administrative or judicial proceeding with a taxing authority with respect to Taxes. Acquiror has not received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where Acquiror does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of Acquiror, and no written request for any such waiver or extension is currently pending.

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(e)               Acquiror has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two years.

(f)                Acquiror has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g)               Acquiror will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (C) installment sale or open transaction disposition made prior to the Closing; (D) prepaid amount received prior to the Closing; (E) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing; or (F) Section 965 of the Code.

(h)                There are no Liens with respect to Taxes on any of the assets of Acquiror.

(i)                 Acquiror has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than a group of which the common parent is the Acquiror). Acquiror does not have any liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or (ii) as a transferee or successor.

(j)                 Acquiror is not party to, or bound by, or have any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts entered into in the ordinary course of business not primarily relating to Taxes).

(k)                Acquiror has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(l)                 To the Knowledge of Acquiror, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

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5.15          Title to Property. Except as set forth on Schedule 5.15, neither the Acquiror nor Merger Sub (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.

5.16          Subscription Agreements. The Acquiror has delivered to the Company a true, correct and complete copy of the fully executed Subscription Agreements pursuant to which the investors parties thereto (the “PIPE Investors”) have committed, subject to the terms and conditions therein, to purchase an aggregate of 12,500,000 shares of Acquiror Common Stock at the Reference Price. Each Subscription Agreement is in full force and effect and is the legal, valid and binding agreement of the Acquiror and each applicable PIPE Investor, enforceable in accordance with its terms. None of the PIPE Investors has withdrawn, terminated, amended or modified its Subscription Agreement since the date of delivery hereunder and prior to the execution of this Agreement, and, to the Knowledge of the Acquiror, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in the Subscription Agreements have not been withdrawn, terminated or rescinded by the PIPE Investors in any respect. As of the date hereof, there are no side letters or Contracts to which Acquiror or Merger Sub is a party related to the provision or funding, as applicable, of the purchases contemplated by the PIPE Investors or the transactions contemplated hereby other than as expressly set forth in this Agreement, the Subscription Agreements or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Company. Acquiror has fully paid any and all commitment fees or other fees required in connection with the Subscription Agreements that are payable on or prior to the date hereof and will pay any and all such fees when and as the same become due and payable after the date hereof pursuant to the Subscription Agreements. Acquiror has, and to the Knowledge of Acquiror the PIPE Investors have, complied with all of its obligations under the Subscription Agreements. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in the Subscription Agreements, other than as expressly set forth in the Subscription Agreements. To the Knowledge of the Acquiror, as of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Acquiror or any of the PIPE Investors, (ii) assuming the conditions set forth in Section 7.01 and Section 7.02 will be satisfied, constitute a failure to satisfy a condition on the part of Acquiror or (iii) assuming the conditions set forth in Section 7.01 and Section 7.02 will be satisfied result in any portion of the amounts to be paid by the PIPE Investors in accordance with the Subscription Agreements being unavailable on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 7.01 and Section 7.02 will be satisfied, Acquiror has no reason to believe that any of the conditions to the consummation of the purchases under the Subscription Agreements will not be satisfied, and, as of the date hereof, Acquiror is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

5.17          Brokers’ Fees. Except for fees described on Schedule 5.17 (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by Acquiror or Merger Sub or any of their respective Affiliates, including the Sponsors.

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5.18          Information Supplied. The information relating to Acquiror and the Merger Sub furnished by or on behalf of Acquiror and the Merger Sub in writing for inclusion in the Proxy Statement will not, as of the date of mailing of the Proxy Statement to the holders of Acquiror Common Stock or at the time of the Acquiror Stockholders’ Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, except for any change disclosed in writing by or on behalf of Acquiror to the Company or its counsel prior to such mailing date pursuant to Section 6.08 hereof. Notwithstanding the foregoing, Acquiror and the Merger Sub make no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by the Company Entities for inclusion or incorporation by reference in the Proxy Statement, or (b) any projections or forecasts included in the Proxy Statement.

5.19          Business Activities.

(a)               Since its respective organization, neither Acquiror nor Merger Sub has conducted any business activities other than activities directed toward completing a business combination of the type contemplated by this Agreement. Except as set forth in the Acquiror SEC Documents (including the exhibits thereto), there is no agreement, commitment, or Governmental Order binding upon Acquiror or Merger Sub or to which Acquiror or Merger Sub is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform their obligations under this Agreement.

(b)               Except for Merger Sub and cash and cash equivalents and Acquiror’s contingent interest in the Trust Account, Acquiror does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. All the outstanding equity interests (including any equity interests convertible or exchangeable into equity interests) of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable. Merger Sub has no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that would require such Subsidiary of Acquiror to issue, sell or otherwise cause to become outstanding any of its equity interests (including any equity interests convertible or exchangeable into equity interests).

5.20          Application of Takeover Protections. Acquiror and the Acquiror Board have taken all necessary action to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Acquiror’s Organizational Documents or the Laws of the State of Delaware that are or could become applicable to the Company as a result of the Company, Acquiror and Merger Sub fulfilling their respective obligations or exercising their respective rights under this Agreement, including as a result of Acquiror’s issuance of the Merger Consideration.

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5.21          Stock Merger Consideration. All Stock Merger Consideration to be issued and delivered in connection with the Closing to the Company Stockholders shall be, upon issuance and delivery of such Merger Consideration, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens.

5.22          Employees. Other than the officers and directors listed in the reports required to be filed or furnished with the SEC by the Acquiror, the Acquiror has never had any employees. Other than reimbursement of any out of-pocket expenses incurred by the Acquiror’s officers and directors in connection with activities on the Acquiror’s behalf in an aggregate amount not in excess of the amount of cash held by the Acquiror outside of the Trust Account, the Acquiror has no unsatisfied liability with respect to any employee. The Acquiror does not currently maintain or have any liability under any compensation or benefit plan, program, contract, or arrangement (whether written or unwritten). The execution of, and performance of the Transactions will not either alone or together with any other event(s) (i) result in any payment becoming due to any employee, former employee, director, officer, or individual independent contractor of the Acquiror, (ii) increase any amount of compensation or benefits otherwise payable to the Acquiror, or (iii) result in the payment of any “excess parachute payment” under Section 280G of the Code to any employee, former employee, director, officer or individual independent contractor of the Acquiror.

5.23          No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article V (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES) AND IN ANY ANCILLARY AGREEMENT, NEITHER ACQUIROR NOR MERGER SUB MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, INCLUDING WITH RESPECT TO VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY, WITH RESPECT TO ACQUIROR, MERGER SUB OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO.

5.24          No Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article IV (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES), ACQUIROR AND MERGER SUB ACKNOWLEDGE THAT NONE OF THE COMPANY ENTITIES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS, PARTNERS, MEMBERS OR REPRESENTATIVES, OR ANY OTHER PERSON ON BEHALF OF ANY COMPANY ENTITY, MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ANY OTHER INFORMATION PROVIDED TO ACQUIROR OR MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO, INCLUDING WITH RESPECT TO VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY, INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ACQUIROR AND MERGER SUB ACKNOWLEDGE THAT THEY ARE NOT RELYING NOR HAVE THEY RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES EXCEPT FOR THOSE EXPRESSLY MADE BY THE COMPANY IN Article IV (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES) AND IN ANY ANCILLARY AGREEMENT, THAT ONLY THOSE REPRESENTATIONS OR WARRANTIES IN Article IV (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES) AND IN ANY ANCILLARY AGREEMENT SHALL HAVE ANY LEGAL EFFECT, AND THAT ACQUIROR AND MERGER SUB EXPRESSLY DISCLAIM RELIANCE ON ANY OMISSIONS FROM THE COMPANY’S REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT (INCLUDING THE RELATED PORTIONS OF THE SCHEDULES). WITHOUT LIMITING THE FOREGOING, NEITHER THE COMPANY NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY TO ACQUIROR, MERGER SUB OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE ACQUIROR OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, OR THE ACQUIROR'S OR ANY OF ITS AFFILIATES’ OR REPRESENTATIVES’ USE OF ANY SUCH INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO ACQUIROR OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS OR OTHERWISE IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSIONS WITH RESPECT TO ANY OF THE FOREGOING INFORMATION.

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Article VI
COVENANTS

6.01          Access and Information; Financial Statements. From the date hereof until the earlier of the Closing and the date this Agreement is terminated in accordance with Article VIII (such period, the “Interim Period”), the Company shall (and shall cause the other Company Entities to): (i) permit Acquiror and Merger Sub, and their respective advisers and other representatives to have reasonable access, during business hours and upon reasonable advance written notice, to the Company’s properties and facilities and books and records (provided that they shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company Entities); (ii) furnish, or cause to be furnished, to Acquiror financial and material operating data and other material information (including Tax information) with respect to any Company Entity as Acquiror may from time to time reasonably request in writing and subject to any applicable Law; and (iii) provide to Acquiror if the Effective Time of the Merger has not yet occurred as of such required date of delivery, an auditor-reviewed consolidated balance sheet of the Company Entities as of September 30, 2020 and the related consolidated statements of income and retained earnings, stockholders’ equity and cash flow for the nine (9) month period then ended, in form and substance appropriate for inclusion in the Proxy Statement, reasonably promptly, and in any event on or prior to November 6, 2020. Nothing herein shall limit or modify the obligations of the parties set forth in that certain Nondisclosure Agreement, dated August 31, 2020, between Acquiror and the Company (the “Confidentiality Agreement”), and any information provided pursuant to this Section 6.01 shall be subject to the terms and conditions of the Confidentiality Agreement. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require any Company Entity to disclose information subject to attorney-client privilege. Notwithstanding anything herein to the contrary, the Company Entities shall not be required to take any action, provide any access or furnish any information that the Company Entities in good faith reasonably believes would be reasonably likely to (x) cause or constitute a waiver of the attorney-client or other privilege or (y) violate any Contract to which the Company or any Company Entity is a party or bound, provided, that the Parties agree to cooperate in good faith to make alternative arrangements to allow for such access or furnishing in a manner that does not result in the events set out in clauses (x) and (y) above.

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6.02          Conduct of Business by the Company. During the Interim Period, except (i) as otherwise provided for or permitted in this Agreement, required by applicable Law, consented to in writing by Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) in the case of actions that are taken (or omitted to be taken) reasonably in response to an emergency or urgent condition or conditions arising from COVID-19 (including in response to any COVID-19 Measures) or (iii) as set forth in Schedule 6.02, the Company covenants and agrees that it shall, and shall cause each Company Entity to use commercially reasonable efforts to operate the Business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve their respective material assets, properties, business, operations, organization (including officers and employees), goodwill and relationships with suppliers, customers, lenders, regulators and any other Persons having a material business relationship with any Company Entity. Without limiting the foregoing, except (i) as otherwise provided for or permitted in this Agreement, required by applicable Law, consented to in writing by Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) in the case of actions that are taken (or omitted to be taken) reasonably in response to an emergency or urgent condition or conditions arising from COVID-19 (including in response to any COVID-19 Measures) or (iii) as set forth in Schedule 6.02, during the Interim Period, the Company shall not, and shall cause each other Company Entity not to take or permit to occur any action described in Section 4.20(b); provided, however that nothing in this Section 6.02 shall be deemed to prohibit the Company Entities from incurring additional Indebtedness under the terms of the Flooring Facility.

6.03          Conduct of Business by Acquiror. During the Interim Period, except (i) as otherwise provided for or permitted in this Agreement, required by applicable Law, consented to in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) in the case of actions that are taken (or omitted to be taken) reasonably in response to an emergency or urgent condition or conditions arising from COVID-19 (including in response to any COVID-19 Measures) or (iii) or as set forth in Schedule 6.03, Acquiror and Merger Sub covenant and agree that they shall operate in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve their respective material assets, properties, business, operations, organization (including officers and employees), goodwill and relationships with suppliers, customers, lenders, regulators and any other Persons having a material business relationship with Acquiror or Merger Sub. Without limiting the foregoing, except (i) as otherwise provided for or permitted in this Agreement, required by applicable Law, consented to in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed) (ii) in the case of actions that are taken (or omitted to be taken) reasonably in response to an emergency or urgent condition or conditions arising from COVID-19 (including in response to any COVID-19 Measures) or (iii) as set forth in Schedule 6.03, during the Interim Period, neither Acquiror nor Merger Sub shall take or permit to occur any of the following actions:

(a)               amendment of its Organizational Documents;

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(b)               split, combination or reclassification of any shares of its capital stock;

(c)                issuance, sale or other disposition of any equity security (other than upon valid exercise of warrants outstanding as of the date of this Agreement) or grant, redemption or amendment of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its equity security, other than as contemplated by the PIPE Investment;

(d)               amendment, modification, termination of any Subscription Agreement other than as permitted in Section 6.13;

(e)                declaration or payment of any dividends or distributions on or in respect of any of its capital stock; redemption, purchase or acquisition of its capital stock; or split, combination, recapitalization or reclassification of its capital stock, other than as contemplated in connection with the redemption of Acquiror Stock as part of the business combination;

(f)                 material change in its cash management practices;

(g)                material change in any of its methods of accounting or accounting practice, except as required by GAAP, securities Laws and regulations or PCAOB standards;

(h)                incurrence, assumption or guarantee of any indebtedness for borrowed money, except as contemplated by Schedule 6.03(h);

(i)                 any material capital investment in, or any loan to, any other Person;

(j)                 binding any insurance policies covering the representations, warranties or other matters set forth in this Agreement;

(k)                entry into, or acceleration, termination, material modification to or cancellation of any material Contract to which Acquiror is a party or by which it is bound that is not in accordance with the terms of such material Contract, except in the ordinary course of Acquiror’s operations consistent with past practice or otherwise in connection with and furtherance of the Merger and the transactions contemplated by this Agreement pursuant to Contracts that do not impose any material Liabilities on Acquiror, Merger Sub or the Surviving Entity following the Closing;

(l)                 imposition of any material Encumbrance upon any of the properties, capital stock or assets, tangible or intangible, of Acquiror or Merger Sub;

(m)               any loan to (or cancellation or forgiveness of any loan to) any of its stockholders or current or former directors, officers and employees, or entry into, or modification or termination of, any transaction, agreement or arrangement with any of its stockholders (other than in any stockholder’s capacity as an employee) or current or former directors or officers, except as contemplated by Schedule 6.03(m);

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(n)               (i) grant of any bonuses, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, or directors, other than as provided for in any written agreements or as required by applicable Law, (ii) change in the terms of employment for any employee, (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer or director; (iv), hire any employees, officers, managers or directors, or (v) other than in the ordinary course of Acquiror’s operations consistent with past practice or otherwise in connection with and furtherance of the Merger and the transactions contemplated by this Agreement, hire or engage any consultants or contractors;

(o)                other than the Equity Incentive Plan, adoption, modification or termination of (i) any “employee benefit plan,” as defined in Section 3(3) of ERISA and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change of control, health, life, disability, group insurance, vacation, holiday and material fringe benefit plan, program, contract, or arrangement (whether written or unwritten) maintained, contributed to, or required to be contributed to, by Acquiror or Merger Sub, or with respect to which Acquiror or Merger Sub has any liability, for the benefit of any current or former employee, director or officer of such Person;

(p)                adverse employment action (including, without limitation, layoffs, furloughs, wage reductions or deferrals) in respect of any officer or employee’s service, compensation or benefits, in each case, in response to the COVID-19 pandemic;

(q)                except for the Merger, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r)                action by Acquiror or Merger Sub to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that, in each case, (i) is outside of the ordinary course of business and inconsistent with Acquiror’s or Merger Sub’s past practices and (ii) would reasonably be expected to have the effect of materially increasing the Tax liability of Acquiror or any Subsidiary in respect of any post-Closing Tax period; or

(s)                binding commitments or agreements to any of the foregoing.

6.04          Regulatory Approvals; HSR Act.

(a)               Each party hereto shall, as promptly as reasonably practicable, use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from Governmental Authorities that are necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Agreements. Each party hereto shall use reasonable best efforts to cooperate fully with the other party hereto and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

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(b)               Without limiting the generality of the foregoing, each party hereto shall, as promptly as reasonably practicable (but in no event later than ten (10) Business Days after the date hereof), make, or cause or be made, all filings and submissions under the HSR Act to consummate the transactions contemplated hereunder, and request early termination of the applicable waiting periods in respect thereof. Each party hereto shall furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by such party pursuant to any Antitrust Law. Each party shall (i) substantially comply with any requests for information or documents and (ii) request early termination of any waiting period under the HSR Act. Each party shall promptly notify the other party of any substantive communication with, and furnish to the other party copies of any notices or written communications received by, such party or any of its Affiliates and any third party or any Governmental Authority with respect to the Transactions, and each party shall permit counsel to the other party an opportunity to review in advance, and such party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the Transactions; provided, that such party shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of the other party. Each party agrees to provide, to the extent permitted by the applicable Governmental Authority, the other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 6.04 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the relevant party or other competitively sensitive material; provided, that a party may, as it deems advisable and necessary, designate any materials provided to the other party under this Section 6.04 as “outside counsel only,” in which case such material and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to the employees, officers, or directors of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel. Each of the Company and Acquiror shall pay 50% of all filing fees payable to the Regulatory Consent Authorities in connection with the Transactions.

(c)               Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to (i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Ancillary Agreement, and (ii) to take all other actions necessary, proper, or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and to avoid the imposition of any Governmental Order that adversely affects the ability of the parties hereto to consummate the transactions contemplated by this Agreement or any Ancillary Agreement has been issued, to have such Governmental Order vacated or lifted; provided, that no party hereto nor any of their respective Affiliates shall be obligated in the exercise of such efforts to propose, negotiate, commit to or effect, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of any of its assets, properties or businesses or any of the assets, properties or businesses to be acquired by it pursuant to this Agreement. Acquiror and the Company shall coordinate with respect to the overall strategy for obtaining the necessary regulatory approvals, including with respect to any filings, notifications, submissions, and communications with or to any Governmental Authority.

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(d)               All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party hereto before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder shall be disclosed to the other party hereto hereunder in advance of any filing, submission or attendance, it being the intent that the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party hereto shall, to the extent not prohibited by applicable Law, give notice to the other party hereto with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party hereto with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

6.05          Third Party Consents. The Company and Acquiror shall cooperate in determining how (and whether) to proceed in giving notices to, and obtaining consents from, the various third parties that are described in Schedule 4.02 and Schedule 4.03; provided, that the Company and Acquiror shall use commercially reasonable efforts to obtain the consents described in Schedule 6.05 prior to the Closing. Any consents, waivers, approvals and notices necessary, proper or advisable to consummate the transactions described herein shall be in form and substance reasonably satisfactory to the Company and Acquiror, and executed counterparts of any consents, waivers and approvals shall be delivered to the other party hereto reasonably promptly after receipt thereof, and copies of such notices shall be delivered to the other party hereto reasonably promptly after the making thereof. Notwithstanding anything to the contrary, neither party hereto shall be obligated to pay any costs or expenses to third parties with respect to such consents, waivers, approvals and notices for Contracts (other than de minimis administrative costs and expenses not in excess of $5,000 in the aggregate).

6.06          No Acquiror Common Stock Transactions. During the Interim Period, except as otherwise contemplated by this Agreement, none of the Company or any of its Subsidiaries shall engage in any transactions involving the securities of Acquiror without the prior consent of Acquiror. The Company shall use reasonable best efforts to instruct the Company Major Stockholders to comply with the foregoing sentence.

6.07          Public Announcements. Except as otherwise provided herein, the timing and content of all public announcements regarding any aspect of this Agreement, the Merger and the other Transactions, whether to the financial community, Governmental Authorities, the general public or otherwise shall be mutually agreed upon in advance by the Company and Acquiror; provided, however, that each party hereto may make any such announcement which, based on advice of counsel, is required by applicable Law. Notwithstanding the foregoing, each party hereto shall use its reasonable best efforts to consult with the other parties hereto prior to any such public announcement to the extent practicable, and shall in any event promptly provide the other parties hereto with copies of any such public announcement. Notwithstanding the foregoing, communications by any party hereto to its directors, officers, employees, counsel, accountants or other advisors, or communications with third parties to the extent necessary for the purpose of seeking any third-party consent shall not be deemed a public announcement for purposes of this Section 6.07.

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6.08          Company Stockholder Consent.

(a)               The Company shall use its reasonable best efforts to obtain the Required Merger Approval and the Required Charter Amendment Approval pursuant to written consents of the Company Stockholders in a form reasonably acceptable to Acquiror (the “Written Consent”) as promptly as practicable, and in any event within ten (10) Business Days following the date on which the Registration Statement is declared effective by the SEC. The materials submitted to the Company Stockholders in connection with the Written Consent shall include the Company Board Recommendation; provided, however, that the Company Board may withdraw or modify the Company Board Recommendation with respect to the Written Consent if the Company Board reasonably determines, after consultation with outside counsel, that failure to do so would violate its fiduciary obligations under applicable Law. Reasonably promptly following receipt of the Written Consent, the Company shall deliver a copy of such Written Consent to Acquiror.

(b)               Reasonably promptly following receipt of the Written Consent, the Company shall prepare and mail a notice (the “Stockholder Notice”) to every Company Stockholder that did not execute the Written Consent. The Stockholder Notice shall (i) be a statement to the effect that the Company Board unanimously determined that the Merger and the Pre-Closing Company Charter Amendment are advisable in accordance with the DGCL and in the best interests of the Company Stockholders and unanimously approved and adopted this Agreement, the Merger, the Pre-Closing Company Charter Amendment and the other Transactions, (ii) provide the Company Stockholders to whom it is sent with notice of the actions taken in the Written Consent, including the approval and adoption of this Agreement, the Merger, the Pre-Closing Company Charter Amendment and the other Transactions in accordance with Section 228(e) of the DGCL and the bylaws of the Company and (iii) notify such Company Stockholders of their dissent and appraisal rights pursuant to Section 262 of the DGCL. The Stockholder Notice shall be accompanied by a copy of Section 262 of the DGCL and all such other information as Acquiror shall reasonably request, and shall be sufficient in form and substance to start the twenty (20) day period during which a Company Stockholder must demand appraisal of such Company Stockholder’s shares of Company Stock as contemplated by Section 262(d)(2) of the DGCL, if required. All materials submitted to the Company Stockholders in accordance with this Section 6.08(b) shall be subject to Acquiror’s advance review and reasonable approval (not to be unreasonably withheld, conditioned or delayed) which must be taken promptly.

6.09          Proxy Statement; Acquiror Stockholders’ Meeting.

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(a)               As promptly as reasonably practicable after the date of this Agreement, Acquiror and the Company shall prepare and file a registration statement on Form S-4 with the SEC (as such filing is amended or supplemented, the “Registration Statement”), including a proxy statement of Acquiror (as such filing is amended or supplemented, the “Proxy Statement”) and a consent solicitation statement of the Company (as such filing is amended or supplemented, the “Consent Solicitation Statement”), for the purposes of (A) registering under the Securities Act the Stock Merger Consideration and the Earnout Shares (together, the “Registration Shares”), (B) providing Acquiror Stockholders with the opportunity to redeem their shares of Acquiror Common Stock in connection with the Merger, (C) soliciting proxies from Acquiror Stockholders to obtain the requisite approval of the Transactions and the other matters to be voted on at a meeting of the holders of Acquiror Common Stock to be called and held for such purpose (the “Acquiror Stockholders’ Meeting”) and (D) soliciting the written consent of the Company’s shareholders to, among other things, the Transactions. As promptly as reasonably practicable after the execution of this Agreement, Acquiror shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Laws relating to the Transactions (collectively, the “Other Filings”). Each of Acquiror and the Company shall use its reasonable best efforts to cause the Registration Statement, the Proxy Statement and the Consent Solicitation Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Each of Acquiror and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Registration Statement, the Proxy Statement, or any Other Filing or for additional information. As promptly as practicable after receipt thereof, each of Acquiror and the Company shall provide the other and its counsel with copies of all written correspondence between Acquiror, the Company or any of their respective representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, or any Other Filing. Each of Acquiror and the Company and their respective counsel shall review the Registration Statement, the Proxy Statement, and any exhibits, amendments or supplements thereto, as well as any Other Filings, and shall consult with each other and their respective advisors concerning any comments from the SEC with respect thereto; provided, further that each of Acquiror and the Company shall reasonably consider and take into account the reasonable suggestions, comments or opinions of the Company, Acquiror and their respective advisors, and neither Acquiror nor the Company shall file the Registration Statement or the Proxy Statement, or any exhibits, amendments or supplements thereto or any response letters to any comments from the SEC without the prior written consent of the other, such consent not to be unreasonably withheld, conditioned or delayed. Whenever any event occurs which would reasonably be expected to result in the Registration Statement or the Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, Acquiror or the Company, as the case may be, shall promptly inform the other party hereto of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to Acquiror Stockholders, an amendment or supplement to the Registration Statement and/or the Proxy Statement.

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(b)               The Proxy Statement will be sent to Acquiror Stockholders as soon as practicable following the date on which the Registration Statement is declared effective by the SEC (but in any event, within five (5) Business Days following such date) for the purpose of soliciting proxies from holders of Acquiror Common Stock to vote at the Acquiror Stockholders’ Meeting in favor of: (i) the adoption of this Agreement and the approval of the Merger and other Transactions; (ii) an amendment and restatement of Acquiror’s certificate of incorporation and an amendment to Acquiror’s bylaws, respectively, in substantially the form of Exhibit A and Exhibit B attached hereto, to increase the authorized number of shares of Acquiror Common Stock, change the name of Acquiror, and remove provisions therein no longer applicable following the consummation of the Merger (the “Acquiror Charter Amendments”); (iii) approval as required by the applicable NASDAQ listing rules of the issuance and sale of shares of Acquiror Common Stock to be issued as Merger Consideration and pursuant to the Subscription Agreements; (iv) approval of the Equity Incentive Plan; (v) the election of the individuals listed on Schedule 2.08(a) as directors of Acquiror; and (vi) the adjournment of the Acquiror Stockholders’ Meeting (the matters described in clauses (i) through (vi), shall be referred to as the “Voting Matters”).

(c)               The Company shall provide Acquiror, as promptly as reasonably practicable, with such information concerning the Company Entities as may be necessary for the information concerning the Company Entities in the Registration Statement, the Proxy Statement, and the Other Filings to comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and the DGCL in connection with the preparation, filing and distribution of the Registration Statement and the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Acquiror Stockholders’ Meeting, and the preparation and filing of the Other Filings. The information relating to the Company Entities furnished by or on behalf of the Company Entities for inclusion in the Registration Statement and the Proxy Statement will not, as of the date of mailing of the Proxy Statement to the holders of Acquiror Common Stock or at the time of the Acquiror Stockholders’ Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. In addition, Acquiror shall provide to the Company, as promptly as reasonably practicable, with such information concerning the Acquiror as may be necessary for the information concerning the Acquiror in the Registration Statement and the Proxy Statement to comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and the DGCL in connection with the preparation, filing and distribution of the Registration Statement and the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Acquiror Stockholders’ Meeting. The information relating to the Acquiror furnished by or on behalf of the Acquiror for inclusion in the Registration Statement and the Proxy Statement will not, as of the date of mailing of the Proxy Statement to the holders of Acquiror Common Stock or at the time of the Acquiror Stockholders’ Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. Without limiting the foregoing, Acquiror shall use reasonable best efforts to ensure that the Registration Statement and the Proxy Statement do not, as of the date on which the Proxy Statement is distributed to the holders of Acquiror Common Stock, and as of the date of the Acquiror Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Acquiror shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished in writing by a Company for inclusion in the Registration Statement and the Proxy Statement).

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(d)               Acquiror shall include in the Registration Statement and the Proxy Statement the recommendation of its board of directors that the holders of Acquiror Common Stock vote in favor of the adoption of this Agreement and the approval of the Merger and the other Voting Matters and shall otherwise act in good faith and use reasonable best efforts to obtain the Acquiror Stockholder Approval, including setting a record date, calling the Acquiror Stockholder Meeting, mailing the Proxy Statement to its shareholders on a timely basis, and holding the Acquiror Shareholder Meeting; provided, however, that Acquiror Board may withdraw or modify such recommendation with respect to the Proxy Statement if the Acquiror Board reasonably determines, after consultation with outside counsel, that failure to do so would violate its fiduciary obligations under applicable Law. Acquiror acknowledges that its obligations hereunder to furnish the Proxy Statement, convene the Acquiror Stockholders’ Meeting and solicit the Acquiror Stockholder Approval as provided hereunder shall apply notwithstanding any withdrawal or modification of the Acquiror Board’s recommendation in accordance with the terms hereof. If on the date for which the Acquiror Stockholders’ Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of shares to obtain the Acquiror Stockholder Approval, whether or not a quorum is present, Acquiror may make one or more successive postponements or adjournments of the Acquiror Stockholders’ Meeting with the Company’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

6.10          Director and Officer Indemnification.

(a)                From and after the Effective Time, Acquiror and the Surviving Company agree that they shall indemnify and hold harmless each present and former director and officer of Acquiror, Merger Sub and each Company Entity (each, a “Indemnified Person”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquiror, Merger Sub or any Company Entity, as the case may be, would have been permitted under applicable Law and their respective Organizational Documents to indemnify such Indemnified Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause the Surviving Company to, (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its certificate of incorporation, bylaws and other Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Indemnified Persons than the provisions in the Company’s or the Acquiror’s Organizational Documents, as applicable, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Surviving Company to honor, each of the covenants in this Section 6.10.

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(b)                For a period of six (6) years from the Effective Time, Acquiror shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s or any Company Entity’s directors’ and officers’ liability insurance policies (each, a “Company Insured Person”) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company Entities for such insurance policy for the year ended December 31, 2019; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6)-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 6.10(b) shall be continued in respect of such claim until the final disposition thereof.

(c)                For a period of six (6) years from the Effective Time, Acquiror shall maintain in effect a directors’ and officers’ liability insurance “tail” policy covering those Persons who are currently covered by the Acquiror’s directors’ and officers’ liability insurance policies (each, an “Acquiror Insured Person”) on terms not less favorable than the terms of such current insurance coverage, and if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 6.10(c) shall be continued in respect of such claim until the final disposition thereof.

(d)               Acquiror and the Company shall use their commercially reasonable efforts to ensure that Acquiror shall, with effectiveness as of the Effective Time, enter into directors’ and officers’ liability insurance covering the Persons who will be directors and officers of Acquiror as of the Effective Time on terms that are consistent with market standards.

(e)                Notwithstanding anything contained in this Agreement to the contrary, this Section 6.10 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Acquiror and the Surviving Company and all successors and assigns of Acquiror and the Surviving Company. In the event that Acquiror, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 6.10. The obligations of Acquiror and the Surviving Company under this Section 6.10 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director and officer of the Company and each of its Subsidiaries to whom this Section 6.10 applies without the consent of the affected Person.

6.11          Form 8-K Filings. Acquiror and the Company shall cooperate in good faith with respect to the preparation of, and as promptly as practicable after the execution of this Agreement, Acquiror shall file with the SEC, a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement; provided that Acquiror shall accept such reasonable comments of the Company to such Form 8-K prior to filing. Acquiror and the Company shall cooperate in good faith with respect to the preparation of, and prior to the Closing, Acquiror shall prepare and use reasonable best efforts to provide to the Company for review at least five (5) Business Days prior to the Closing, a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant (“Transaction Form 8-K”). Prior to Closing, Acquiror and the Company shall prepare the press release announcing the consummation of the Transactions (“Press Release”). Promptly following the Closing, Acquiror shall file the Transaction Form 8-K with the SEC and distribute the Press Release; provided that Acquiror shall accept such reasonable comments of the Company to the Transaction Form 8-K prior to filing.

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6.12          Trust Account; No Claims Against the Trust Account.

(a)                At the Closing, Acquiror shall take all actions necessary, and shall cause the documents, opinions and notices required to be delivered to American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Trustee”) pursuant to that certain Investment Management Trust Agreement dated on or about February 21, 2019, by and between Acquiror and Trustee (the “Trust Agreement”) to be so delivered and to cause the funds in the account established by Acquiror for the benefit of certain stockholders of Acquiror and the underwriter of Acquiror’s initial public offering (the “Trust Account”) to be disbursed in accordance with the Trust Agreement for the following: (i) the redemption of any shares of Acquiror Common Stock in connection with the Mergers in accordance with the terms set forth in the Proxy Statement; (ii) the payment of deferred underwriting fees in connection with Acquiror’s initial public offering payable to the underwriters upon consummation of a business combination; (iii) the payment of expenses to the third parties to which they are owed and (iv) the balance of the assets in the Trust Account, after payment of the amounts required under subsections (i), (ii) and (iii), to be disbursed to Acquiror.

(b)               Notwithstanding anything else in this Agreement, the Company acknowledges that it has received a copy of Acquiror’s final prospectus dated February 22, 2019 (the “Prospectus”) and understands that Acquiror has established the Trust Account containing the proceeds of its initial public offering and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the initial public offering (including interest accrued from time to time thereon) for the benefit of Acquiror’s public stockholders (including overallotment shares acquired by Acquiror’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, Acquiror may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event they elect to redeem their Acquiror shares in connection with the consummation of Acquiror’s business combination (as defined in the Prospectus, the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (ii) to the Public Stockholders if Acquiror fails to consummate such a Business Combination within twenty-four (24) months from the closing date of Acquiror’s initial public offering, (iii) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any franchise or income taxes, or (iv) to Acquiror after or concurrently with the consummation of a Business Combination. For and in consideration of Acquiror entering into this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees, on behalf of the Company, its Subsidiaries, and their respective officers, directors, managers, shareholders, members, partners, Affiliates, agents and other representatives (collectively, “Representatives”), that the Company and its Representatives do not have (other than their rights upon Closing) any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Company or any of its affiliates may have against the Trust Account (including distributions therefrom) prior to Closing or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Acquiror and will not prior to Closing seek recourse against the Trust Account for any reason whatsoever; provided that (x) nothing herein shall serve to limit or prohibit the Company’s and its Representatives’ right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account or for specific performance or other equitable relief (including a claim for Acquiror to specifically perform its obligations under this Agreement and a claim for Acquiror to specifically perform its obligations under the Trust Agreement, including distribution of funds from the Trust Account upon the Closing in accordance with the terms of this Agreement), and (y) nothing herein shall serve to limit or prohibit any claims that the Company or its Representatives may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account, other than to Public Stockholders, and any assets that have been purchased or acquired with any such funds) or for specific performance or other equitable relief in connection with this Agreement or the Transactions. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror and its affiliates to induce Acquiror to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its affiliates under applicable law. This Section 6.12(b) shall survive the termination of this Agreement and will not expire and may not be altered in any way prior to the Closing without the express written consent of Acquiror.

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(c)               At the Closing, Acquiror shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (i) the redemption of any shares of Acquiror Common Stock in connection with the Merger in accordance with the terms set forth in the Proxy Statement; (ii) the payment of expenses to the third parties to which they are owed, including the payment of Repaid Indebtedness and Transaction Expenses in accordance with the terms of this Agreement and (iii) the balance of the assets in the Trust Account, after payment of the amounts required under subsections (i) and (ii), to be disbursed to Acquiror.

6.13          Subscription Agreements. Acquiror shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements or terminations of, the Subscription Agreements in any manner other than (i) as expressly provided for by the terms of the Subscription Agreements or (ii) to reflect any permitted assignments or transfers of the Subscription Agreements by the applicable PIPE Investors pursuant to the Subscription Agreements, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed; provided that the parties acknowledge that any proposed amendment, modification or waiver of the Subscription Agreements that affects the offering price of the Acquiror Common Stock pursuant to the Subscription Agreements, that reduces the aggregate amount of proceeds to be received by Acquiror under the Subscription Agreements or that adds additional conditions to the obligations of the PIPE Investors to consummate the transactions contemplated by the Subscription Agreements may be rejected by the Company in its sole discretion). Acquiror shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein. Without limiting the generality of the foregoing, Acquiror shall give the Company prompt (and, in any event within three (3) Business Days) written notice: (A) of any proposed amendment to any Subscription Agreement; (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Acquiror; and (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement. If any Subscription Agreement expires or is terminated, withdrawn or repudiated by any party thereto prior to the Closing, such that the aggregate amount of PIPE Investment as of the Closing is expected to be below $125,000,000, Acquiror shall use its reasonable best efforts, prior to the Closing, to procure one or more investors to enter into Subscription Agreements with Acquiror for PIPE Investment in form and substance reasonably satisfactory to the Company and on the same terms and in an amount at least equal to the amount of the PIPE Investment under the Subscription Agreement that has expired or been terminated, withdrawn or repudiated.

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6.14          Non-Solicitation; Acquisition Proposals.

(a)               (i) During the Interim Period, Acquiror shall not, and shall not authorize or permit any of its Affiliates or any of its or their representatives to, directly or indirectly, (i) solicit, initiate, facilitate or continue inquiries regarding an Acquiror Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquiror Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquiror Acquisition Proposal, and (y) Acquiror shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons (other than the other party hereto and its representatives) conducted heretofore with respect to any Acquiror Acquisition Proposal; provided, that the foregoing shall not restrict Acquiror from responding to unsolicited inbound inquiries to the extent required for the board of directors of Acquiror to comply with its fiduciary duties. For purposes hereof, “Acquiror Acquisition Proposal” means any inquiry, proposal or offer concerning a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Acquiror or Merger Sub or the purchase, sale, lease, exchange or other acquisition or disposition of all or substantially all of the properties or assets or equity interests of Acquiror or Merger Sub, or of a third Person by Acquiror or Merger Sub; provided, that the Acquiror shall not be required to provide to the Company any unsolicited materials that are received by the Acquiror in the ordinary course of business consistent with the practices of special purpose acquisition companies other than a formal business combination proposal or any inquiry or communication that might reasonably be expected to lead to a formal business combination proposal.

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(b)               During the Interim Period, the Company shall not, and shall not authorize or permit any of its Affiliates or any of its or their representatives to, directly or indirectly, (i) solicit, initiate, facilitate or continue inquiries regarding a Company Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Company Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Company Acquisition Proposal. The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons (other than the other party hereto and its representatives) conducted heretofore with respect to any Company Acquisition Proposal; provided, that the foregoing shall not restrict the Company from responding to unsolicited inbound inquiries to the extent required for the board of directors of the Company to comply with its fiduciary duties. For purposes hereof, “Company Acquisition Proposal” means any inquiry, proposal or offer concerning an acquisition, merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the sale, lease, exchange or other disposition of all or substantially all of the properties or assets or equity interests of the Company.

(c)               In addition to the other obligations under this Section 6.14, each party shall promptly (and in any event within three (3) Business Days after receipt by such party) advise the other party orally and in writing of any Company Acquisition Proposal (with respect to the Company) or Acquiror Acquisition Proposal (with respect to Acquiror) received by the applicable party, or any inquiry with respect to or which could reasonably be expected to result in any Company Acquisition Proposal (with respect to the Company) or Acquiror Acquisition Proposal (with respect to Acquiror), the material terms and conditions of such any Company Acquisition Proposal (with respect to the Company) or Acquiror Acquisition Proposal (with respect to Acquiror) or inquiry, and the identity of the Person making the same.

(d)               Each party hereto agrees that the rights and remedies for noncompliance with this Section 6.14 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to the other party hereto and that money damages will not provide an adequate remedy.

6.15          Notification of Certain Changes. During the Interim Period, each of Acquiror and the Company shall give reasonably prompt notice to the other of any fact, circumstance, event or action the existence, occurrence or taking of which (i) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (with respect to the Company), or an Acquiror Material Adverse Effect (with respect to Acquiror or Merger Sub), (ii) has resulted in, or would reasonably be expected to result in, any material failure by such party to satisfy the conditions set forth in Article VII or (iii) may result in changes to the Spreadsheet pursuant to Section 3.11.

6.16          Closing Conditions. During the Interim Period and upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use reasonable best efforts to take, or cause to be taken, such actions as are necessary, proper or advisable to satisfy the conditions to the Closing set forth in Article VII hereof and to consummate the Transactions. Each of the parties hereto shall execute or deliver any additional instruments as reasonably requested by the other party hereto necessary to consummate the transactions contemplated by this Agreement.

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6.17          Equity Awards. Prior to the Closing Date, Acquiror shall approve and adopt an Equity Incentive Plan. As soon as practicable following the date that is sixty (60) days after the date of filing of the Transaction Form 8-K, Acquiror will prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) (the “Form S-8”) with respect to the Acquiror Common Stock issuable under the Equity Incentive Plan, the Base Acquiror Options and the Earnout Acquiror Options. As soon as practicable following the effectiveness of the Form S-8, Acquiror shall make a broad-based grant of restricted stock units to employees of the Company and its Subsidiaries other than executive officers under the Equity Incentive Plan with an aggregate value of up to $225,000. The recipients of such awards and the amount granted to each recipient will be as determined by the Chief Executive Officer of the Company. The awards will cliff-vest on the fourth anniversary of the Closing.

6.18          Acquiror Public Filings; Acquiror NASDAQ Listing.

(a)               From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

(b)               From the date hereof through the Closing, Acquiror shall use reasonable best efforts to ensure Acquiror remains listed as a public company on, and for shares of Acquiror Common Stock, Acamar Units, and Acamar Warrants to be listed on, NASDAQ. From the date hereof through the Closing, Acquiror shall comply with all applicable NASDAQ rules and regulations and continued listing standards, and Acquiror shall notify the Company of any communications or correspondence from NASDAQ with respect to the listing of the Acamar Units, the Acamar Common Stock and the Acamar Warrants, compliance with the rules and regulations of NASDAQ, and any potential suspension of listing or delisting action contemplated or threatened by NASDAQ.

(c)               The Acquiror shall use reasonable best efforts to cause the Acquiror Common Stock to be issued in connection with the Transactions (including the Earnout Shares) to be approved for listing on the NASDAQ as promptly as practicable prior to the Closing Date, subject to official notice of issuance.

6.19          Company Consents . Promptly following the date of this Agreement, the Company and the Acquiror shall use their respective reasonable best efforts to obtain from the lender under the Flooring Facility, a written consent or waiver (x) to the entering into and performance of this Agreement, including the Merger and (y) to the termination of each Unconditional and Continuing Guaranty, entered into in connection with the Flooring Facility, and release in full of all of the obligations of each guarantor thereunder (the “Flooring Facility Guaranty Releases”), to be effective as of the Closing; provided that in the event that the lender under the Flooring Facility does not provide the written consents or waivers set forth in the preceding clauses (x) and (y), the Company shall use its reasonable best efforts to refinance the Flooring Facility (which refinance shall include the Flooring Facility Guaranty Releases and shall occur in connection with the Closing), and the Acquiror shall cooperate in good faith in connection therewith; provided further that in the event that the refinancing of the Flooring Facility shall not be obtained, the Flooring Facility shall be repaid at Closing.

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6.20          Termination of Acquiror Affiliate Agreements. On and as of the Closing, Acquiror shall take all actions necessary to cause the Acquiror Affiliate Agreements set forth in Schedule 6.20 to be terminated without any further force and effect and without any cost or other liability or obligation to Acquiror or its Subsidiaries (including and the Company and its Subsidiaries), and there shall be no further obligations of any of the relevant parties thereunder following the Closing. In addition, prior to the Closing, all of the directors and officers of Acquiror shall have executed written resignations effective as of the Closing in form and substance satisfactory to the Company.

6.21          Termination of Company Affiliate Agreements. On and as of the Closing, the Company shall take all actions necessary, and shall use its reasonable best efforts to cause the Company Stockholders parties thereto, to cause the Company Affiliate Agreements set forth in Schedule 6.21 to be terminated without any further force and effect and without any cost or other liability or obligation to the Acquiror, the Company or its Subsidiaries, and there shall be no further obligations of any of the relevant parties thereunder following the Closing.

6.22          Bylaws. Prior to the consummation of the Transactions, the Acquiror shall adopt the Acquiror Amended and Restated Bylaws in the form set forth in Exhibit B.

6.23          Tax Matters.

(a)               Transfer Taxes. Notwithstanding anything to the contrary contained herein, the Company shall pay fifty percent (50%) and Acquiror shall pay fifty percent (50%) of any transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions. The party primarily responsible under applicable law for the filing of any Tax Return in respect of such Transfer Taxes shall be responsible for the timely preparation and filing of any such Tax Return. The parties shall reasonably cooperate as necessary to enable the timely preparation and filing of such Tax Returns.

(b)               Tax Treatment. Acquiror, Merger Sub and the Company intend that the Transactions shall qualify for the Intended Tax Treatment. None of the parties or their respective Affiliates shall knowingly take or cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action that would reasonably be expected to prevent qualification for such Intended Tax Treatment. Each party shall, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any similar state, local or non-U.S. final determination) or a change in applicable Law, or based on a change in the facts and circumstances underlying the Transactions from the terms described in this Agreement, cause all Tax Returns to be filed on a basis of treating the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the parties agrees to use reasonable best efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Authority. Acquiror and the Company shall execute and deliver officer’s certificates containing customary representations at such time or times as may be reasonably requested by counsel to the Company or Acquiror in connection with the delivery of any opinion by such counsel with respect to the tax treatment of the Transactions.

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(c)               The Company, Acquiror, and Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

6.24          Rule 16b-3. Prior to the Effective Time, Acquiror shall use reasonable best efforts to have the Acquiror board of directors adopt resolutions to cause acquisitions of Acquiror Common Stock pursuant to the transactions contemplated by this Agreement by each Person who at the Effective Time is or will become a director or officer of Acquiror (or is or may be deemed to become a director of Acquiror by deputization) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.25          Employment Agreements. As of the Effective Time, Acquiror shall assume each employment agreement or offer letter with any executive officer of the Company. Acquiror shall honor such agreements and letters in accordance with their terms as in effect immediately prior to the Effective Time.

6.26          Annual Meeting. Acquiror shall hold its 2020 annual meeting of stockholders in accordance with Nasdaq Rule 5620(a) by (1) no later than December 31, 2020 (either as a separate meeting or as part of the Acquiror Stockholders’ Meeting) or (2) to the extent approved by Nasdaq, after December 31, 2020 (either as a separate meeting or as part of the Acquiror Stockholders’ Meeting), but, in each case of (1) or (2), no later than the date of the Acquiror Stockholders’ Meeting.  Acquiror shall determine, as soon as practicable (but in no event later than 45 days) following the date of this Agreement, which alternative it chooses and shall promptly notify the Company of such determination.  In the event Acquiror elects to hold its 2020 annual meeting as part of the Acquiror Stockholders’ Meeting, Acquiror and the Company shall cooperate in good faith in making such changes and amendments to the Registration and Proxy Statement as shall be necessary or appropriate in order to facilitate the intent of this provision.

Article VII
CONDITIONS TO OBLIGATIONS

7.01          Conditions to Obligations of All Parties. The obligations of the parties hereto to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a)               No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

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(b)               HSR Act. The filings of Acquiror and the Company pursuant to the HSR Act, if any, shall have been made and the applicable waiting period(s) under the HSR Act in respect of the Transactions shall have expired or been terminated.

(c)               Acquiror Stockholder Approval. The Acquiror Stockholder Approval shall have been obtained.

(d)               Company Stockholder Approval. The Required Merger Approval shall have been obtained in respect of the adoption of this Agreement and the approval of the Merger and the other Transactions and the Required Charter Amendment Approval shall have been obtained in respect of the Pre-Closing Company Charter Amendment.

(e)                Registration Statement. The Registration Statement shall have become effective and no stop-order suspending effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC, and the Registration Shares shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(f)                Net Tangible Assets. Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately following the Closing (after giving effect to the exercise by the holders of Acquiror Common Stock of their right to redeem their Acquiror Common Stock into their pro rata share of the Trust Account in accordance with Acquiror certificate of incorporation, the PIPE Investment and the other transactions contemplated hereby to occur upon the Closing, including the payment of Transaction Expenses).

(g)               NASDAQ. The Acquiror Common Stock to be issued in connection with the Transactions (including the Earnout Shares) shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof.

(h)               Cash and Cash Equivalents. Taking into account the PIPE Investment and after giving effect to exercise by the holders of Acquiror Common Stock of their right to redeem their Acquiror Common Stock into their pro rata share of the Trust Account in accordance with Acquiror’s certificate of incorporation, immediately prior to Closing and without giving effect to any of the other Transactions, Acquiror shall have, on a consolidated basis, at least $175,000,000 in cash and cash equivalents.

7.02          Additional Conditions to Obligations of Acquiror. The obligations of Acquiror and Merger Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

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(a)               Representations and Warranties. (i) Each of the representations and warranties set forth in the first, second and fourth sentences of Section 4.01 (Organization and Qualifications; Subsidiaries), Section 4.02 (Due Authorization) and Section 4.16 (Brokers’ Fees) (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all but de minimis respects, in each case as of the Closing Date with the same effect as though made at and as of such date (except to the extent that such representations address matters only as of a specified date, the accuracy of which shall be determined as of such specified date), (ii) each of the representations and warranties set forth in Section 4.05 (Capitalization) (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all material respects, in each case as of the Closing Date with the same effect as though made at and as of such date (except to the extent that such representations address matters only as of a specified date, the accuracy of which shall be determined as of such specified date), and (iii) each of the other representations and warranties set forth in Article IV (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect set forth therein, except the reference to Material Adverse Effect in Section 4.20 (Absence of Changes) and the word “Material” in any references to “Material Contracts”) shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of the specified date), except where the failure of such representations and warranties to be true and correct would not have (and would not reasonably be expected to have) a Material Adverse Effect.

(b)               Agreements and Covenants. Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c)               No Material Adverse Effect. Since the date hereof, no Material Adverse Effect shall have occurred and be continuing.

(d)               Officer’s Certificate. The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been fulfilled.

(e)               Subscription Agreements. The transactions contemplated by the Subscription Agreements have been consummated concurrently with the Closing.

(f)                FIRPTA Certificate. The Company shall have delivered to Acquiror a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(g)               Organizational Documents. The Company shall have delivered to Acquiror copies of the following, each certified by an authorized officer of the Company to be true, correct, complete and in full force and effect as of the Closing Date: (i) the certificate of incorporation or formation of each Company Entity, certified by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of organization or incorporation, as applicable; (ii) the bylaws or operating agreement of each Company Entity; and (iii) the resolutions of the Company Board authorizing and approving this Agreement, any applicable Ancillary Agreement and all of the transactions contemplated hereby and thereby.

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(h)               Written Consent. The Company shall have delivered to Acquiror the Written Consent, which shall be in full force and effect.

(i)                 Registration Rights Agreement. The Company and the other parties named therein (other than the Acquiror) shall have delivered a duly executed counterpart signature page to the Registration Rights Agreement.

(j)                 Stockholders Agreement. The applicable Company Major Stockholders party to the Stockholders Agreement shall have delivered a duly executed counterpart signature page to the Stockholders Agreement.

(k)               Termination of Company Affiliate Agreements. The Company Affiliate Agreements set forth in Section 6.21 shall have been terminated.

7.03          Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)                Representations and Warranties. Each of the representations and warranties set forth in the first sentence of Section 5.01 (Organization and Qualifications; Subsidiaries), Section 5.02 (Due Authorization) and Section 5.17 (Brokers’ Fees), (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all but de minimis respects, in each case as of the Closing Date with the same effect as though made at and as of such date (except to the extent that such representations address matters only as of a specified date, the accuracy of which shall be determined as of such specified date), (ii) each of the representations and warranties set forth in Section 5.04 (Capitalization) (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all material respects, in each case as of the Closing Date with the same effect as though made at and as of such date (except to the extent that such representations address matters only as of a specified date, the accuracy of which shall be determined as of such specified date), and (iii) each of the other representations and warranties set forth in Article V (in each case without giving effect to any qualification as to “material,” “materiality,” “material respects,” “Parent Material Adverse Effect” or words of similar import or effect set forth therein) shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of the specified date), except where the failure of such representations and warranties to be true and correct would not have (and would not reasonably be expected to have) an Acquiror Material Adverse Effect.

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(b)               Agreements and Covenants. Each of the covenants of Acquiror to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c)                Acquiror Material Adverse Effect. Since the date hereof, no Acquiror Material Adverse Effect shall have occurred and be continuing.

(d)               Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 7.03(a), Section 7.03(b) and Section 7.03(c) have been fulfilled.

(e)               Subscription Agreements. The transactions contemplated by the Subscription Agreements have been consummated concurrently with the Closing.

(f)                Acquiror A&R Charter. The Certificate of Incorporation shall be amended and restated in the form of the Acquiror A&R Charter.

(g)               Sponsor Letter Agreement. The Sponsor Letter Agreement shall be in full force and effect and not have been terminated or repudiated by the Acquiror or the Sponsor.

(h)               Director Resignations. All of the directors and officers of Acquiror shall have executed written resignations effective as of the Closing in form and substance satisfactory to the Company.

(i)                 Registration Rights Agreement. Acquiror shall have delivered a duly executed counterpart signature page to the Registration Rights Agreement, and the Prior Registration Rights Agreement (as defined in the Registration Rights Agreement) shall have been terminated.

(j)                 Stockholders Agreement. Acquiror and the Sponsor shall have delivered a duly executed counterpart signature page to the Stockholders Agreement.

(k)               Annual Meeting. Acquiror shall have held its annual meeting of stockholders pursuant to Section 6.26.

7.04          Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article VII to be satisfied to excuse such party’s obligation to effect the Closing if such failure was caused by such party’s breach of a covenant or agreement of this Agreement by such party.

Article VIII
TERMINATION/EFFECTIVENESS

8.01          Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)               by mutual written consent of Acquiror and the Company;

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(b)               by either Acquiror or the Company:

(i)                 if the Closing has not occurred on or before February 26, 2021 (the “Outside Date”); provided, however, that if the Acquiror Stockholders approve an extension of the date required to consummate a “business combination”, in accordance with the Acquiror’s Organizational Documents, the Outside Date shall automatically be extended to the earlier of (i) such extension date and (ii) March 31, 2021; provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; or

(ii)                if a Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which has become final and non-appealable, and which permanently restrains, enjoins or otherwise prohibits the transactions contemplated hereby;

(c)               by Acquiror or the Company, if the Acquiror Stockholder Approval is not obtained by the Outside Date;

(d)               by Acquiror, at any time after the date that Acquiror receives, and notifies the Company of Acquiror’s receipt of, SEC approval and effectiveness of Acquiror’s Proxy Statement as described in Section 6.09, if the Company informs Acquiror in writing that it will not deliver to Acquiror the Written Consent pursuant to Section 6.08(a) on or prior to the Outside Date;

(e)               by the Company or the Acquiror, if the Required Merger Approval or the Required Charter Amendment Approval is not obtained by the Outside Date;

(f)                by Acquiror, if neither it nor Merger Sub is in material breach of their obligations under this Agreement and if (i) at any time any of the representations and warranties of any Company Entity contained herein become untrue or inaccurate such that Section 7.02(a) could not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 8.01(f)); or (ii) there has been a breach on the part of any Company Entity of any of its covenants or agreements contained in this Agreement such that Section 7.02(b) could not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 8.01(f)), and, with respect to both clause (i) and clause (ii), if curable, such breach has not been cured by the earlier of (x) within thirty (30) days after written notice thereof to the Company and (y) the Outside Date; or

(g)               by the Company, if neither the Company nor any of the other Company Entities is in material breach of its obligations under this Agreement and if (i) at any time any of the representations and warranties of Acquiror and Merger Sub contained herein become untrue or inaccurate such that Section 7.03(a) could not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 8.01(g)); or (ii) there has been a breach on the part of Acquiror and Merger Sub of any of their covenants or agreements contained in this Agreement such that Section 7.03(b) could not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 8.01(g)), and, with respect to both clause (i) and clause (ii), if curable, such breach has not been cured by the earlier of (x) within thirty (30) days after written notice thereof to Acquiror and (y) the Outside Date.

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8.02          Manner of Exercise. In the event of termination by Acquiror or the Company, or both, in accordance with Section 8.01, written notice thereof shall be given to the other party by the terminating party and this Agreement shall terminate.

8.03          Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, all further obligations and liabilities of the parties hereto under this Agreement will terminate and become void and of no force and effect, except that the rights and obligations in Section 6.12, Article VIII and Article IX will survive termination of this Agreement; provided that such termination shall have no effect on any liability of any party for any intentional and willful breach of this Agreement by such party occurring prior to such termination.

8.04          Waiver. At any time prior to the Closing Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Article IX
MISCELLANEOUS

9.01          Survival. The representations, warranties and covenants of the parties hereto contained herein shall not survive the Closing, except for those covenants contained herein that by their explicit terms apply or are to be performed in whole or in part after the Closing. There are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement after the Closing, except for covenants explicitly to be performed in whole or in part after the Closing. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to the other party for any consequential, special or punitive damages.

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9.02          Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service) or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to Acquiror or Merger Sub, to:

Acamar Partners Acquisition Corp.
1450 Brickell Avenue, Suite 2130
Miami, Florida 33131

Attn: Luis I. Solorzano Aizpuru
E-mail: luis@acamarpartners.com

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn: Jaime Mercado
E-mail: jmercado@stblaw.com

(b)	If to the Company to:

CarLotz, Inc.
611 Bainbridge Street, Suite 100
Richmond, Virginia 23220
Attn: Michael Bor
E-mail: mbor@carlotz.com

with a copy to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attn: Valerie Ford Jacob

E-mail: valerie.jacob@freshfields.com

or to such other address or addresses as the parties may from time to time designate in writing.

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9.03          Annexes, Exhibits and Schedules. All annexes, exhibits and schedules attached hereto, including the Schedules, are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

9.04          Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein; provided, that if the Merger and the Closing occurs Acquiror and the Surviving Entity shall be responsible for and shall pay at or after the Closing all Transaction Expenses in accordance with their terms and the terms of this Agreement.

9.05          Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, it intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that the Indemnified Persons, the Company Insured Persons and the Acquiror Insured Persons who are not otherwise party to this Agreement shall be third party beneficiaries of this Agreement and the Company Stockholders are intended third party beneficiaries of Section 3.10. Notwithstanding the foregoing, Acquiror and/or Merger Sub may assign this Agreement without the consent of any Person to any lender (or agent therefor) to Acquiror or Merger Sub or their subsidiaries or Affiliates thereof as security for obligations to such lender (or lenders) in respect of any financing agreements or arrangements entered into by Acquiror, Merger Sub or its subsidiaries and Affiliates with such lenders or to an acquirer of all or substantially all of the assets or business of Acquiror or Merger Sub in any form of transaction, which assignment shall not relieve Acquiror or Merger Sub of its obligations hereunder.

9.06          Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.02 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

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9.07          Waiver of Jury Trial. To the extent not prohibited by applicable Law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement, including but not limited to any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

9.08          Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

9.09          Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g. www.docusign.com), to this Agreement by facsimile or by e-mail in “portable document format” shall be effective as delivery of a mutually executed counterpart to this Agreement.

9.10          Entire Agreement. Except as otherwise contemplated herein, this Agreement and the Ancillary Agreements constitute the entire agreement with respect to the subject matter contained herein and therein, and supersede all prior agreements and understandings, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Agreements, the Exhibits and the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement shall control.

9.11          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

9.12          Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and it is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court specified in Section 9.06, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party hereto has an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Each party hereto further agrees that no party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 9.12, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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9.13          Amendments. This Agreement may be amended, at any time prior to the Effective Time, by an instrument in writing signed on behalf of Acquiror, Merger Sub and the Company; provided, however, that (i) after the Acquiror Stockholder Approval is obtained, there shall be no amendment or waiver that, pursuant to applicable Law, requires further approval of the Acquiror Stockholders, without the receipt of such further approvals; and (ii) after the Company Stockholder Approval is obtained, there shall be no amendment or waiver that, pursuant to applicable Law, requires further approval of the Company Stockholders, without receipt of such further approvals. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement.

9.14          Legal Representation.

(a)               Acquiror hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company Entities), and each of their respective successors and assigns (all such parties, the “Acquiror Waiving Parties”), that Freshfields may represent the Company Entities or any of their respective directors, managers, members, partners, officers, employees or Affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of the Company Entities or other Acquiror Waiving Parties, and each of Acquiror and the Company on behalf of itself and the Acquiror Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Acquiror and the Company acknowledge that the foregoing provision applies whether or not Freshfields provide legal services to any Company Entities after the Closing Date.

(b)               The Company hereby agrees on behalf of its directors, managers, members, partners, officers, employees and Affiliates, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that Simpson Thacher & Bartlett LLP may represent Acquiror or any of its directors, members, partners, officers, employees or Affiliates (including following the Closing, the Company Entities), in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of Acquiror or other Company Waiving Parties, and each of Acquiror and the Company on behalf of itself and the Company Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. The Company acknowledges that the foregoing provision applies whether or not Simpson Thacher & Bartlett LLP provides legal services to Acquiror after the Closing Date.

9.15          No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. The provisions of this Section 9.15 are intended to be for the benefit of, and enforceable by the Related Parties of the parties hereto and each such Person shall be a third-party beneficiary of this Section 9.15. This Section 9.15 shall be binding on all successors and assigns of parties hereto.

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9.16          Schedules and Exhibits. The Schedules shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify the representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, as well as (a) any other representation or warranty where such information is cross-referenced in the applicable part of the Schedules; or (b) any other representation or warranty where it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein) that such information qualifies such other representation and warranty of the Company or Acquiror, as applicable, in this Agreement. Certain information set forth in the Schedules is or may be included solely for informational purposes, is not material or an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules does not imply that such amounts (or higher or lower amounts) are or are not material, and no party hereto shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties hereto as to whether any obligation, item, or matter not described herein or included in the Schedules is or is not material for purposes of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

ACAMAR PARTNERS ACQUISITION CORP.

By:	/s/ Luis Ignacio Solorzano Aizpuru
Name: Luis Ignacio Solorzano Aizpuru Title: Chief Executive Officer

ACAMAR PARTNERS SUB, INC.

By:	/s/ Luis Ignacio Solorzano Aizpuru
Name: Luis Ignacio Solorzano Aizpuru Title: Chief Executive Officer

CARLOTZ, INC.

By:	/s/ Michael Bor
Name: Michael Bor Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACAMAR PARTNERS ACQUISITION CORP

Acamar Partners Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

The name of the corporation is Acamar Partners Acquisition Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 7, 2018. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 21, 2019.

This Second Amended and Restated Certificate of Incorporation was duly adopted by the board of directors (the “Board”) of the Acamar Partners Acquisition Corp. and by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

Pursuant to Sections 242 and 245 of the DGCL, the text of the Certificate of Incorporation of Acamar Partners Acquisition Corp. is hereby amended and restated in its entirety to read as follows:

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CARLOTZ, INC.

ARTICLE I

NAME

The name of the Corporation is CarLotz, Inc. (the “Corporation”). The Corporation was originally incorporated under the name Acamar Partners Acquisition Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on November 7, 2018.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office is 251 Little Falls Drive, in the City of Wilmington, Delaware, County of New Castle, State of Delaware, 19808. The name of its registered agent of the Corporation at that address is Corporation Service Company.

ARTICLE III

BUSINESS PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 1. Authorized Stock. The total number of all classes of stock that the Corporation shall have the authority to issue is 510,000,000, of which 500,000,000 shall be shares of Class A Common Stock of the Corporation, par value $0.01 per share (“Common Stock”), and 10,000,000 shall be shares of Preferred Stock, at a par value of $0.01 per share (“Preferred Stock”).

Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, without approval of the stockholders of the Corporation (except as otherwise provided in this Second Amended and Restated Certificate of Incorporation), by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, if any), preferences and relative, participating, optional or other special rights, if any, of the shares of each such series, and the qualifications, limitations and restrictions thereof, if any, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series or shares of Preferred Stock. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, as shall be authorized by the Board and stated in the applicable Preferred Stock Designation. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the authorization providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Second Amended and Restated Certificate of Incorporation. Unless otherwise provided in the Certificate of Designation establishing a series of Preferred Stock, the Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The Corporation shall, from time to time and in accordance with applicable law, increase the number of authorized shares of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit the conversion of any series of Preferred Stock that, as provided for or fixed pursuant to the provisions of this Article IV, Section 2, is otherwise convertible into Common Stock.

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Section 3. Common Stock.

(a) Voting: Except as otherwise expressly provided herein or the relevant Preferred Stock Designation of any class or series of Preferred Stock or required by law, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters submitted to a vote of the stockholders of the Corporation. Except as otherwise expressly provided herein or required by law, each holder of outstanding shares of Common Stock shall be entitled to one vote in respect of each share of Common Stock held thereby of record on the books of the Corporation for the election of directors and on all other matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law, shares of Common Stock shall not entitle the holders thereof to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including to a Preferred Stock Designation) that alters or changes the powers, preferences, rights or other terms of solely one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, separately or together with the holders of one or more other such series, to vote on such amendment pursuant to this Second Amended and Restated Certificate of Incorporation (including a Preferred Stock Designation) or pursuant to the DGCL, or if no vote of stockholders is required pursuant to the DGCL.

(b) Dividends: Subject to applicable law, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board may determine in its sole discretion, subject to any preferential dividend rights of outstanding Preferred Stock as expressly set forth herein or in the relevant Preferred Stock Designation

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

Section 1.

(a) General Powers: The business and affairs of the Corporation shall be managed by or under the direction of the Board.

(b) Number of Directors: Subject to the rights of the holders of shares of any series of Preferred Stock to elect additional directors and subject to the applicable requirements of the Stockholders Agreement dated [●] by and among the Corporation and certain stockholders of the Corporation from time to time party thereto (as the same may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with its terms, the “Stockholders Agreement”), the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board.

(c) Classified Board Structure; Election of Directors: Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of shares of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock (the “Preferred Stock Directors”) and subject to the applicable requirements of the Stockholders Agreement, the Board shall be and is divided into three classes, designated as Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the total number of members of the Board (other than the Preferred Stock Directors, if any) authorized as provided in Article V, Section 1(b) hereof. The Board is authorized to assign members of the Board already in office to such classes at the time the classification of the Board becomes effective pursuant to this Article V, Section 1(c). The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2021; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2022; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2023. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office in accordance with this Article V, Section 1(c) for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until the expiration of the term of such class and until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

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(d) Written Ballot Not Required. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (the “Bylaws”) so require, the election of directors of the Corporation need not be written by ballot.

(e) Removal: Subject to the rights of the holders of one or more series of Preferred Stock with respect to such series of Preferred Stock and the rights granted pursuant to the Stockholders Agreement, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”), represented in person or by proxy at a meeting for the election of directors duly called pursuant to the Bylaws.

(f) Vacancies: Subject to applicable law, the rights of the holders of shares of one or more series of Preferred Stock with respect to such series of Preferred Stock, and the rights granted pursuant to the Stockholders Agreement, any vacancies on the Board resulting from death, disability, resignation, retirement, disqualification or removal from office of a director or from any other cause, or any newly created directorships that increase the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes as determined by a majority of the Board so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship shall hold office for the remaining term of that class until such director’s successor is duly elected and qualified (or until such director’s earlier death, resignation or removal), but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(g) In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Second Amended and Restated Certificate of Incorporation and the Bylaws; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

ARTICLE VI

STOCKHOLDERS

Section 1. Subject to the special rights of the holders of one or more series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and may not be effected by any consent in writing by such stockholders, provided, however, that the taking of any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting if such action and the taking of such action by written consent of stockholders in lieu of a meeting have each been expressly approved in advance by the Board.

Section 2. Except as otherwise required by law and subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) an officer of the Corporation pursuant to a resolution adopted by a majority of the Board then in office; (ii) the chairperson of the Board; or (iii) the chief executive officer of the Corporation.

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Section 3. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VII, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

Section 2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

Section 3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

Section 5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney's fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

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Section 7. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 8. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VII; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VII.

Section 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person's heirs, executors and administrators.

Section 10. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 11. Contract Rights. The rights provided to Indemnified Persons pursuant to this Article VII shall be contract rights and such rights shall continue as to an Indemnified Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of such Indemnified Person’s heirs, executors and administrators.

Any amendment, repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VIII

BUSINESS OPPORTUNITY

Section 1.

(a) In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of the Stockholder Parties and their Affiliates (each, as defined in this Article VIII, and together, the “Identified Persons”) may serve as directors of the Corporation and (ii) the Identified Persons may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage or propose to engage and/or other business activities that overlap with or compete with those in which the Corporation or any of its Affiliates, directly or indirectly, may engage or propose to engage, the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Identified Persons and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(b) No Identified Persons shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (i) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (ii) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates.

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(c) Without limiting the foregoing renunciation in Section 1(a) hereof, the Corporation on behalf of itself and its subsidiaries (i) acknowledges that the Stockholder Parties are in the business of making investments in, and have or may have investments in, other businesses that may be similar to and that may compete with the businesses of the Corporation and its subsidiaries (“Competing Businesses”) and (b) agrees that the Stockholder Parties shall have the unfettered right to make investments in or have relationships with other Competing Businesses independent of their investments in the Corporation.

(d) In addition to and notwithstanding the foregoing provisions of this Article VIII, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

(d) Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of an Identified Person with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

(e) For purposes of this Article VIII, “Affiliate” shall mean (a) in respect of any Stockholder Party, any person that, directly or indirectly, is controlled by a Stockholder Party, controls a Stockholder Party or is under common control with a Stockholder Party and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a non-employee Director, any person that, directly or indirectly, is controlled by such non-employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any person that, directly or indirectly, is controlled by the Corporation.

(f) For purposes of this Article VIII, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(g) For the purposes of this Article VIII, “Stockholder Party” shall mean a party to the Stockholders Agreement dated [●], by and among the Corporation and certain stockholders of the Corporation.

(h) To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

ARTICLE IX

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X
BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, make, alter, amend or repeal the Bylaws of the Corporation.  The affirmative vote of a majority of the Board then in office shall be required to adopt, amend, alter or repeal the Bylaws.

ARTICLE XI

AMENDMENTS

Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required (i) to amend or repeal, or adopt any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with Articles IV, V, VI, VII, VIII, IX, X, and this Article XI, or (ii) for stockholders of the Corporation to amend or repeal, or adopt any provision of the Bylaws.

ARTICLE XII

To the fullest extent permitted by applicable law, if any provision of this Second Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Second Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Second Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. To the fullest extent permitted by applicable law, the balance of this Second Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed this [●] day of [●], 2020.

CARLOTZ, INC.

By:	/s/ [●]
[●]
[●]

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EXHIBIT B

AMENDED AND RESTATED BYLAWS

OF

CARLOTZ, INC.

(a Delaware Corporation)

Article I Corporate Offices	1
1.1 Registered Office	1
1.2 Other Offices	1
Article II Meetings of Stockholders	1
2.1 Place of Meetings	1
2.2 Annual Meeting	1
2.3 Special Meeting	1
2.4 Notice of Stockholders’ Meetings	2
2.5 Manner of Giving Notice; Affidavit of Notice	2
2.6 Quorum	2
2.7 Adjourned Meeting; Notice	3
2.8 Conduct of Business	3
2.9 Voting	4
2.10 Record Date for Stockholder Meetings and Other Purposes	4
2.11 Proxies	5
2.12 Maintenance and Inspection of Records	5
2.13 Notice of Stockholder Business and Nominations; Director Qualifications	6
2.14 Requirement to Appear	10
2.15 Inspectors of Election	10
2.16 Remote Communication	11
Article III Directors	11
3.1 Powers	11
3.2 Number of Directors	11
3.3 Election, Qualification and Term of Office of Directors	11
3.4 Resignation and Vacancies	12
3.5 Place of Meetings; Meetings by Telephone	12
3.6 Regular Meetings	12
3.7 Special Meetings; Notice	12
3.8 Quorum	13
3.9 Board Action by Written Consent without a Meeting	13
3.10 Rules and Regulations	14
3.11 Fees and Compensation of Directors	14
Article IV Committees	14
4.1 Committees of Directors	14
4.2 Committee Procedure	14
4.3 Meetings and Actions of Committees	15

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Article V Officers	15
5.1 Officers	15
5.2 Appointment of Officers	15
5.3 Subordinate Officers	15
5.4 Removal and Resignation of Officers	16
5.5 Vacancies in Offices	16
5.6 Chief Executive Officer	16
5.7 President	16
5.8 Secretary	16
5.9 Chief Financial Officer	17
5.10 Vice Presidents	17
5.11 Treasurer	17
5.12 Assistant Treasurers and Assistant Secretaries	17
5.13 Representation of Shares of Other Corporations	17
5.14 Authority and Duties of Officers	18
Article VI Records	18
Article VII General Matters	18
7.1 Execution of Corporate Contracts and Instruments	18
7.2 Checks	18
7.3 Reliance upon Books, Reports and Records	18
7.4 Stock Certificates	19
7.5 Special Designation on Certificates	19
7.6 Lost Certificates	19
7.7 Shares Without Certificates	20
7.8 Construction; Definitions	20
7.9 Dividends	20
7.10 Fiscal Year	20
7.11 Seal	20
7.12 Transfer of Stock	20
7.13 Stock Transfer Agreements	21
7.14 Registered Stockholders.	21
7.15 Facsimile Signature	21
7.16 Waiver of Notice	21
Article VIII Amendments	21
Article IX Forum Selection	21

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AMENDED AND RESTATED BYLAWS OF

CARLOTZ, INC.

Article I
Corporate Offices

1.1                Registered Office

The address of the registered office of Carlotz, Inc. (the “Corporation”) is 251 Little Falls Drive, in the City of Wilmington, Delaware, County of New Castle, State of Delaware, 19808. The name of its registered agent of the Corporation at that address is Corporation Service Company.

1.2                Other Offices

The Corporation may have additional offices at any place or places where the Corporation is qualified to do business, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II
Meetings of Stockholders

2.1                Place of Meetings

All meetings of the stockholders of the Corporation (the “stockholders”) shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2                Annual Meeting

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.3                Special Meeting

Except as otherwise required by law or the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and subject to the rights of holders of any outstanding series of Preferred Stock of the Corporation (the “Preferred Stock”), special meetings of the stockholders of the Corporation may be called only by (i) an officer of the Corporation pursuant to a resolution adopted by a majority of the Board then in office; (ii) the chairperson of the Board; or (iii) the chief executive officer of the Corporation (the “CEO”). Only such business as is specified in the Corporation’s notice of any special meeting of stockholders shall come before such meeting. The Board may postpone, reschedule or cancel any such meeting. Business transacted at any such meeting shall be limited to the purpose(s) stated in the notice (or any supplement thereto) given by or at the direction of the Board.

2.4                Notice of Stockholders’ Meetings

Except as otherwise required by law or as provided in these amended and restated bylaws (the “Bylaws”) or the Certificate of Incorporation, notice, including by electronic transmission in the manner provided by the DGCL of date, time and place (if any) or means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, of all meetings of stockholders shall be in writing and shall be given to each stockholder entitled to notice of such meeting in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  In the case of a special meeting of stockholders, the notice shall state the purpose or purposes for which the meeting is called.

2.5                Manner of Giving Notice; Affidavit of Notice

Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this Section 2.5 shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that notice has been given pursuant to this Section 2.5 shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL.

2.6                Quorum

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Except as otherwise required by applicable law, by the Certificate of Incorporation, or by these Bylaws, where a separate vote by one or more series or classes of capital stock of the Corporation is required, the holders of a majority of the voting power of the shares of such one or more series or classes of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting to another place (if any), date or time, without notice other than as specified in Section 2.7.

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2.7                Adjourned Meeting; Notice

When an annual or special meeting of stockholders is adjourned to another time or place, if any, date or time, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person, or by remote communication, if applicable, and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.8                Conduct of Business

(i)                  At each meeting of the stockholders, the chairperson of the Board, or, in the absence of the chairperson of the Board, the CEO, or in the absence of the chairperson of the Board and the CEO, such person as shall be selected by the Board, shall act as chairperson of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(ii)                The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate, provided such rules and regulations are not inconsistent with any other provision of these Bylaws, the Certificate of Incorporation or applicable law. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, among other things, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) restrictions on the dissemination of solicitation materials and use of audio or visual recording devices at the meeting; and (vi) limitations on the time allotted to questions or comments by participants and on stockholder proposals. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(iii)              The chairperson of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made or proposal solicited or is part of a group that solicited or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.13(i)(c)(3)(I)). If the chairperson of the meeting determines and declares that any nomination or item of business has not been properly brought before a meeting of stockholders, then such nomination shall be disregarded and such business shall not be transacted or considered at such meeting. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairperson of the meeting shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.

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2.9                Voting

Except as may be otherwise provided by law or by the Certificate of Incorporation, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate of Incorporation (or relevant Certificate of Designation) or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Class A Common Stock of the Corporation (the “Common Stock”) shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person, by remote communication (if applicable), or by proxy. Each stockholder shall be entitled to vote each share of stock that has voting power and is registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

2.10             Record Date for Stockholder Meetings and Other Purposes

Except as otherwise required by applicable law, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and, in the case of determining stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor in the case of any other action, more than sixty (60) days prior to such other action; provided, that the Board may determine, at the time it fixes the record date for notice of any meeting of stockholders, that a later date on or before the date of the meeting shall be the date for making a determination as to which stockholders will be entitled to vote at any such meeting of stockholders. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by applicable law, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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Unless determined by the chairperson of the meeting to be advisable, the vote on any matter, including, without limitation, the election of directors, need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted and such other information as may be required under the procedure established for the meeting or otherwise by the chairperson of the meeting.

2.11             Proxies

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by applicable law filed with the secretary, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Execution of a proxy may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by manual signature, typewriting, facsimile or electronic transmission or otherwise. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Proxies need not be filed with the secretary until the meeting is called to order, but shall be filed before being voted. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission or electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such writing or electronic transmission must either set forth or be submitted with information from which it can be determined that the writing or electronic transmission was authorized by the stockholder. If it is determined that any such writing or electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied. Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. Except as otherwise provided therein, a proxy that entitles the agent authorized thereby to vote at a meeting of stockholders shall entitle such agent to vote at any adjournment or postponement of such meeting but shall not be valid after final adjournment of such meeting.

2.12             Maintenance and Inspection of Records

(i)                  The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class or series of shares of capital stock of the Corporation held by each stockholder, a copy of these Bylaws as amended to date, accounting books, minutes of all meetings of its stockholders, the Board and any committees thereof, a record of all actions taken by the Board or any committees thereof without a meeting and other records.

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(ii)                The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.12 or to vote in person or by proxy at any meeting of stockholders.

(iii)              Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these Bylaws, the Board shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Corporation, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof. Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Corporation.

2.13             Notice of Stockholder Business and Nominations; Director Qualifications

(i)                  (a) At any annual meeting of stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, nominations of persons for election or re-election to the Board or other business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (2) otherwise properly brought before the meeting by or at the direction of the Board; or (3) otherwise properly brought before the meeting by a stockholder in accordance with clauses (b), (c) and (d) of this Section 2.13(i) (clause (c) being the exclusive means for a stockholder to bring nominations or other business before an annual meeting of stockholders, other than business properly included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act). The provisions of this Section 2.13(i) and the following Section 2.13(ii) apply to all nominations of persons for election to the Board and other business proposed to be brought before a meeting.

(b) For nominations of any person for election or re-election to the Board or other business to be properly brought before an annual meeting of stockholders by a stockholder, (1) the stockholder must have given timely notice thereof in writing to the secretary, which notice must also fulfil the requirements of clause (c) of this Section 2.13(i); (2) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (3) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 2.13(i) is delivered to the Corporation and must be entitled to vote at the meeting.

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(c) To be considered timely notice, a stockholder’s notice must be received by the secretary at the principal executive office of the Corporation not earlier than the opening of business one hundred and twenty (120) days before, and not later than the close of business ninety (90) days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than thirty (30) days from the date of the previous year’s annual meeting of stockholders, then a stockholder’s notice, in order to be considered timely, must be received by the secretary at the principal executive offices of the Corporation not earlier than the opening of business one hundred and twenty (120) days before the date of such annual meeting of stockholders, and not later than the close of business on the later of (x) ninety (90) days prior to the date of such annual meeting of stockholders; and (y) the 10th day following the day on which public announcement of the date of such annual meeting of stockholders was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders or of a new record date for an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, the questionnaire, representation and agreement required by the following Section 2.13(ii) must also be delivered with and at the same time as such notice):

(1)       as to each person whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that is required to be disclosed in accordance with Regulation 14A under the Exchange Act, whether in a solicitation of proxies for the election of directors in an election contest or otherwise, and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors and publicly available (whether on the Corporation’s website or otherwise) as of the date of such notice; (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (C) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;

(2)       as to any other business the stockholder proposes to bring before the meeting, (A) a brief description of such business; (B) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (C) the reasons for conducting such business at the meeting; and (D) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business, and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;

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(3)       as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made (each, a “Party”), (A) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books and records); (B) the class or series and number of shares of capital stock or other securities of the Corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates); (C) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, pledges, rehypothecations, share-based financings or margin loans, and securities lending or borrowing arrangement) to which such Party or any of its affiliates or associates and/or any others acting in concert with any of the foregoing is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of capital stock or other securities of the Corporation or (y) the effect or intent of which is to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of any such person with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”), specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement; (D) a description of any proxy, agreement, arrangement, understanding or relationship between or among such Parties, any of their respective affiliates or associates, and/or any others acting in concert with any of the foregoing with respect to the nomination or proposal and/or the voting, directly or indirectly, of any shares or any other security of the Corporation; (E) any rights to dividends on the shares of capital stock of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of capital stock of the Corporation; (F) any proportionate interest in shares of capital stock of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership or limited liability company in which such Party is a general partner or managing member or, directly or indirectly, beneficially owns an interest in a general partner or managing member; (G) any performance-related fees that such Party is directly or indirectly entitled to be based on any increase or decrease in the value of shares of capital stock of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (H) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation at the time of the giving of the notice, is entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (I) a representation as to whether such Party intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; (J) any other information relating to such Party required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14(a) of the Exchange Act; and (K) a certification regarding whether such Party has complied with all federal, state and other legal requirements in connection with such Party’s acquisition of shares of capital stock or other securities of the Corporation;

(4)       an undertaking by each Party to notify the Corporation in writing of any change in the information previously disclosed pursuant to clauses (1), (2) and (3) of this Section 2.13(i) as of the record date for determining stockholders entitled to receive notice of such meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, by written notice received by the secretary at the principal executive offices of the Corporation not later than five (5) days following such record date and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof, and thereafter by written notice so given and received within two (2) business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date); and

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(5)          the Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such nominee under the Exchange Act and the rules or regulations of any stock exchange applicable to the Corporation. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting of stockholders shall promptly provide any other information reasonably requested by the Corporation.

(d) Notwithstanding anything in clause (c) of Section 2.13(i) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by Section 2.13(i) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clause c of this Section 2.13(i).

(ii)                To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation or to serve as a director of the Corporation, a potential nominee and the nominating stockholder must deliver (not later than the deadline prescribed for delivery of notice under clause (c) or (d), as applicable, of Section 2.13(i)) to the secretary a written questionnaire with respect to the background and qualifications of such potential nominee and the background and other relevant facts about the nominating stockholder and each other person on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that, among other matters, such potential nominee: (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such questionnaire; (b) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; (c) would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement; and (d) intends to serve as a director for the full term for which such person is standing for election.

(iii)              Only such business shall be conducted at a special meeting of stockholders as has been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board pursuant to Section 2.4. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 2.13(i)(c) is delivered to the secretary, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in Sections Section 2.13(i)(c) and 2.13(ii) as if such requirements referred to such special meeting of stockholders; provided, however, that to be considered timely notice under this clause (iii), a stockholder’s notice must be received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement of the date of such special meeting was first made. This clause (iii) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

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(iv)               Only such persons who are nominated for election or re-election as a director of the Corporation in accordance with the procedures, and who meet the other qualifications, set forth in Section 2.13 (i) and (ii) shall be eligible to stand for election as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws.

(v)                Without limiting the applicability of the foregoing provisions of this Section 2.13, a stockholder who seeks to have any proposal or potential nominee included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Except for the immediately preceding sentence, nothing in this Section 2.13 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (b) the holders of any outstanding class or series of Preferred Stock, voting as a class separately from the holders of Common Stock, to elect directors pursuant to any applicable provisions of such series of Preferred Stock or the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(vi)               For purposes of this Section 2.13, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or that is generally available on internet news sites or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

2.14             Requirement to Appear

Notwithstanding anything to the contrary contained in Section 2.13 if a stockholder that has provided timely notice of a nomination or item of business in accordance with Section 2.13 (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present such nomination or item of business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.14, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2.15             Inspectors of Election

Before any meeting of stockholders, the Corporation shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a person to fill that vacancy. Such inspectors shall:

(i)                  determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

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(ii)                count all votes or ballots;

(iii)              count and tabulate all votes;

(iv)               determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)                certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16             Remote Communication

For the purposes of these Bylaws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders may, by means of remote communication:

(i)                  participate in a meeting of stockholders; and

(ii)                be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Article III
Directors

3.1                Powers

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board.

3.2                Number of Directors

Subject to the Certificate of Incorporation and the applicable provisions of the Stockholders Agreement dated [●], by and among the Corporation and certain stockholders of the Corporation from time to time party thereto (as the same may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with its terms, the “Stockholders Agreement”), the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

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3.3                Election, Qualification and Term of Office of Directors

(i)                  Except as provided in Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

(ii)                Directors need not be stockholders. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

(iii)              Unless otherwise specified in the Certificate of Incorporation, elections of directors need not be by written ballot.

3.4                Resignation and Vacancies

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation to the attention of the secretary. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless such resignation specifies otherwise. Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to the applicable provisions of the Stockholders Agreement, when one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to the applicable provisions of the Stockholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term of the class, if any, to which the director is appointed and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under these Bylaws in the case of the death, removal or resignation of any director.

3.5                Place of Meetings; Meetings by Telephone

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

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3.6                Regular Meetings

Regular meetings of the Board may be held without notice at such time and on such date or dates and at such place or places (if any) as shall from time to time be determined by the Board. A notice of any such regular meetings, the time, date or place of which has been so determined, shall not be required.

3.7                Special Meetings; Notice

Special meetings of the Board for any purpose or purposes shall be held at the call of the chairperson at such times and places (if any), within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with this Section 3.7. Special meetings may also be called by a majority of the Board or the secretary, at the direction of the chairperson or a majority of the Board.

Notice of the date, time and place (if any) of special meetings of the Board may be:

(i)                  delivered personally by hand, by courier service (including, without limitation, FedEx and United Parcel Service) or by telephone;

(ii)                sent by United States Postal Services (“USPS”) first-class mail, postage prepaid;

(iii)              sent by facsimile or electronic mail (directed to the electronic mail address at which the director has consented to receive notice); or

(iv)               sent by other means of electronic transmission, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission pursuant to which the director has consented to receive notice, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by USPS first-class mail, it shall be deposited in the USPS mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8                Quorum

At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9                Board Action by Written Consent without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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Action taken under this Section 3.9 is effective when the last director delivers their signed consent, unless the consent specifies a different effective time in accordance with applicable law. A consent signed and delivered under this Section 3.9 has the effect of a meeting vote and may be described as such in any document.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.10             Rules and Regulations

The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, and as are not inconsistent with the DGCL, the Certificate of Incorporation or these Bylaws.

3.11             Fees and Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article IV
Committees

4.1                Committees of Directors

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. Subject to any applicable provisions in the Stockholders Agreement, all members of any committee of the Board shall serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (ii) adopt, amend or repeal any bylaw of the Corporation or (iii) take any action or assume any authority otherwise prohibited by applicable law (including the rules and regulations of any stock exchange applicable to the Corporation).

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4.2                Committee Procedure

Except as otherwise determined by the Board or provided by these Bylaws, each committee of the Board shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3                Meetings and Actions of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)                  Section 3.5 Place of Meetings; Meetings by Telephone;

(ii)                Section 3.6 Regular Meetings;

(iii)              Section 3.7 Special Meetings; Notice;

(iv)               Section 3.8 Quorum;

(v)                Section 3.9 Board Action by Written Consent without a Meeting; and

(vi)               Section 7.16 Waiver of Notice.

with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)                  the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)                special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)              the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

Article V
Officers

5.1                Officers

The officers of the Corporation shall include a CEO, secretary and a chief financial officer (“CFO”). The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a president, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws as the Board may from time to time deem appropriate or necessary. Any number of offices may be held by the same person. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No officer need be a stockholder or director of the Corporation.

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5.2                Appointment of Officers

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3                Subordinate Officers

The Board may appoint, or empower the CEO or, in the absence of a CEO, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4                Removal and Resignation of Officers

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board then in office at any regular or special meeting of the Board (or by unanimous written consent in accordance with these Bylaws and applicable law) or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or the chairperson provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5                Vacancies in Offices

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6                Chief Executive Officer

Subject to such supervisory powers, if any, as may be given by the Board to the chairperson, if any, the CEO (if such an officer is appointed) shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation and shall report directly to the Board. He or she shall have the general powers and duties of management usually vested in the office of CEO of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

5.7                President

The Board may, but is not obligated to, appoint a president. Subject to such supervisory powers, if any, as may be given by the Board to the chairperson (if any) or the CEO, the president, if appointed, shall perform such senior duties as he or she may agree with the CEO (if the position is held by an individual other than the CEO) or as may be prescribed by the Board or these Bylaws.

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5.8                Secretary

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall see that all notices required to be given by the Corporation are duly given and served, as required to be given by law or by these Bylaws. He or she shall be the custodian of the seal of the Corporation, if one be adopted, in safe custody and when deemed necessary shall affix the seal or cause it to be affixed to all certificates of stock, if any of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall have such other powers and perform such other duties as he or she may agree with the CEO or as the Board may from time to time determine.

5.9                Chief Financial Officer

The CFO shall perform all the powers and duties of the office of the CFO and in general have overall supervision of the financial operations of the Corporation. The CFO shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the CEO and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.10             Vice Presidents

Any vice president shall have such powers and duties as shall be prescribed by his or her superior officer or the Board. A vice president shall, when requested, counsel with and advise the officers of the Corporation and shall perform such other duties as he or she may agree with the CEO or as the Board may from time to time determine. A vice president need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

5.11             Treasurer

The treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the treasurer. The \treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the CEO or the CFO or as the Board may from time to time determine.

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5.12             Assistant Treasurers and Assistant Secretaries

Any assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Board or by the CEO, the CFO, the treasurer or the secretary. An assistant treasurer or assistant secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

5.13             Representation of Shares of Other Corporations

The chairperson of the Board, the CEO, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board, the CEO, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or other ownership interests of any other corporation or corporations or other entity or entities standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14             Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI
Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL; (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL; and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.

Article VII
General Matters

7.1                Execution of Corporate Contracts and Instruments

The Board, except as otherwise provided in these Bylaws, shall designate the officers, employees and agents of the Corporation who shall have power to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 7.1, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

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7.2                Checks

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

7.3                Reliance upon Books, Reports and Records

A member of the Board, or a member of any committee designated by the Board, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

7.4                Stock Certificates

The shares of the Corporation may be certificated or uncertificated, as may be provided by the Board. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chairperson or vice chairperson of the Board, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.5                Special Designation on Certificates

(i)                  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, if any, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(ii)                Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a), 218(a), or 364 of the DGCL or with respect to Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

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7.6                Lost Certificates

Except as provided in this Section 7.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may, subject to Section 167 of the DGCL, determine the conditions upon which to issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.7                Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided that the use of such system by the Corporation is permitted in accordance with applicable law.

7.8                Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular and the term “person” includes both a corporation, natural person, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

7.9                Dividends

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.10             Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.11             Seal

The Corporation may adopt a corporate seal, which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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7.12             Transfer of Stock

Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. Subject to any restrictions on transfers, upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the transaction shall be recorded upon the books of the Corporation, and the Corporation shall send to the registered transferee a written notice containing the information required by Section 151(f) of the DGCL. A record shall be made of each transfer and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

7.13             Stock Transfer Agreements

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.14             Registered Stockholders.

The Corporation:

(i)                  shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends and to vote as such owner;

(ii)                shall be entitled to hold liable for calls and assessments the person registered on its stock ledger as the record owner of shares; and

(iii)              shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.15             Facsimile Signature

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof

7.16             Waiver of Notice

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

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Article VIII
Amendments

Except as otherwise provided by the DGCL, these Bylaws may be altered, amended or repealed only in the manner provided in the Certificate of Incorporation.

Article IX
Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

22

CARLOTZ, INC.

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that she is the duly elected, qualified, and acting secretary of CarLotz, Inc., a Delaware corporation, and that the foregoing Bylaws were approved on [●], effective as of [●] by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this [●] day of [●] 2020.

/s/ [●]
[●]
[●]

EXHIBIT C

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CARLOTZ SUB, INC.

WHEREAS, the original name of this corporation is CarLotz, Inc. (the "Corporation") and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 14, 2011. A Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 18, 2017;

AND WHEREAS, this Second Amended and Restated Certificate of Incorporation of the Corporation below has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware:

FIRST: The name of the corporation is CarLotz Sub, Inc. (the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "General Corporation Law").

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 100, all of which shares shall be common stock having a par value per share of $0.01.

FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this certificate of incorporation, the bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Subject to the terms of the certificate of incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the bylaws of the Corporation.

SEVENTH: Election of directors need not to be by written ballot.

EIGHTH: Meetings of stockholders may be held within or without the State of

Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: The following indemnification provisions shall apply to the persons enumerated below.

1.	Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Ninth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.	Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Ninth or otherwise.

3.	Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Ninth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.	Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.	Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney's fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.	Non-Exclusivity of Rights. The rights conferred on any person by this Article Ninth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.	Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.	Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Ninth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Ninth.

9.	Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person's heirs, executors and administrators.

Any amendment, repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

TENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An "Excluded Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (collectively, "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [●]th day of [●].

By:

Name: Michael W. Bor

Title: President & Chief Executive Officer

[Restated Certificate]

EXHIBIT D

BYLAWS

OF

CARLOTZ SUB, INC.

ARTICLE I

Meetings of Stockholders

Section 1.1.          Annual Meetings. If required by applicable law, an annual meeting of stockholders of CarLotz Sub, Inc. (the “Corporation”) shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors of the Corporation (the “Board of Directors”) from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.2.          Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 1.3.          Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”) or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

Section 1.4.          Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.5.          Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another Corporation, if a majority of the shares entitled to vote in the election of directors of such other Corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6.          Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7.          Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.8.          Fixing Date for Determination of Stockholders of Record.

(a)               In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)               In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)               Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.9.          List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10.      Action By Written Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.11.      Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12.      Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board of Directors

Section 2.1.          Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2.          Election; Resignation; Vacancies. At each annual meeting of the stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 2.3.          Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4.          Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.

Section 2.5.          Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6.          Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or the applicable law otherwise provides (but subject to the terms of any agreement entered into by the Corporation), a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7.          Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.          Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

ARTICLE III

Committees

Section 3.1.          Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2.          Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1.          Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board of Directors and a Vice Chairperson of the Board of Directors from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2.          Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3.          Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board of Directors, the President or the Vice President.

ARTICLE V

Stock

Section 5.1.          Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.          Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

Section 6.1.          Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 6.2.          Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.3.          Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 6.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 6.4.          Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 6.5.          Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 6.6.          Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new Bylaws made, by the Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.

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Exhibit E

October 21, 2020

Acamar Partners Acquisition Corp..

1450 Brickell Avenue, Suite 2130

Miami, Florida 33131

CarLotz, Inc.

611 Bainbridge Street, Suite 100

Richmond, VA 23220

Re:	Sponsor Letter Agreement

Ladies and Gentlemen:

This letter (this “Sponsor Letter Agreement”) is being delivered to you in accordance with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Acamar Partners Acquisition Corp., a Delaware corporation (the “Acquiror”), CarLotz, Inc., a Delaware corporation (the “Company”), and Acamar Partners Sub, Inc., a Delaware corporation (the “Merger Agreement”) and hereby amends and restates in its entirety with respect to Acamar Partners Sponsor I LLC, a Delaware limited liability company (the “Sponsor”) that certain letter, dated February 21, 2019, from the Sponsor to the Acquiror (the “Prior Letter Agreement”). Certain capitalized terms used herein are defined in paragraph 11 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. Pursuant to the Merger Agreement (and subject to the terms and conditions set forth therein), Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”).

The Sponsor is currently, and as of the Closing will be, the record owner of all of the (i) outstanding Founder Shares and (ii) outstanding Private Placement Warrants (each, as defined in Acquiror’s final prospectus dated February 22, 2019 (the “Prospectus”)), with Sponsor’s ownership set forth on a chart delivered to Acquiror and the Company on the date hereof (the “Sponsor Ownership Chart”) (the Founder Shares owned by the Sponsor, together with any additional shares of Acquiror Common Stock or Founder Shares (or any securities convertible into or exercisable or exchangeable for Acquiror Common Stock or Founder Shares) in which the Sponsor acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Sponsor’s Covered Shares”).

On the Closing Date, Acquiror will be renamed CarLotz, Inc. and remain listed on the NASDAQ. The renamed public company parent of the Company is herein referred to as “New CarLotz”.

In order to induce the Company and Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor hereby agrees with Acquiror (and after the Closing, New CarLotz) and, at all times prior to any valid termination of the Merger Agreement, the Company as follows:

1.                   The Sponsor, in its capacity as a stockholder of Acquiror, agrees irrevocably and unconditionally that, at Acquiror Stockholders’ Meeting, at any other meeting of the stockholders of Acquiror (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of Acquiror, the Sponsor shall, and shall cause any other holder of record of any of the Sponsor’s Covered Shares to:

a.        when such meeting is held, appear at such meeting or otherwise cause the Sponsor’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

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b.       vote in person, or by proxy (or execute and return an action by written consent), or cause to be voted at such meeting in person, or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Sponsor) in favor of each Voting Matter and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the Transactions; and

c.        vote in person, or by proxy (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor’s Covered Shares against any Acquiror Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of Acquiror under the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Sponsor Letter Agreement.

The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger or any other Voting Matter is recommended by the board of directors of Acquiror.

2.                   The Sponsor hereby agrees and acknowledges that (i) the underwriters of Acquiror’s initial public offering, Acquiror, after the Closing, New CarLotz, and, prior to any valid termination of the Merger Agreement, the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under paragraphs 1, 3 and 4 of this Sponsor Letter Agreement (with respect to such underwriters, only such provisions as were contained in the Prior Letter Agreement), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

3.                   The Sponsor agrees that it shall not Transfer any Founder Shares (or any shares of Acquiror Common Stock issuable upon conversion thereof) until (collectively, the “Founder Shares Lock-up Period”):

a.	with respect to 50% of such Founder Shares or shares of Acquiror Common Stock issuable upon conversion thereof, the earliest of (A) one year after the completion of the Merger, (B) subsequent to the Merger, if the closing trading price of the common stock of New CarLotz (the “New CarLotz Common Stock”) equals or exceeds $12.00 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the New CarLotz Common Stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period commencing 150 days after the Merger and (C) the date following the completion of the Merger on which a Change of Control with respect to New CarLotz is consummated that will result in the holders of New CarLotz Common Stock receiving a per share price equal to or in excess of the Reference Price (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting Acquiror Common Stock or New CarLotz Common Stock after the date of this Agreement).
b.	with respect to 25% of such Founder Shares or shares of Acquiror Common Stock issuable upon conversion thereof, the date on which the closing trading price of the New CarLotz Common Stock has been greater than $12.50 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the New CarLotz Common Stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period commencing 150 days after the Merger; and
c.	with respect to 25% of such Founder Shares or shares of Acquiror Common Stock issuable upon conversion thereof, the date on which the closing trading price of the New CarLotz Common Stock has been greater than $15.00 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the New CarLotz Common Stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period commencing 150 days after the Merger (the “Upper Threshold Date”).

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4.                   The certificates evidencing the Founder Shares and any shares of Acquiror Common Stock issuable upon the conversion thereof shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR LETTER AGREEMENT, DATED AS OF OCTOBER 21, 2020, BY AND AMONG THE HOLDER HEREOF AND THE OTHER PARTIES THERETO.

5.                   The Sponsor agrees that it shall not Transfer any Private Placement Warrants (or Acquiror Common Stock issued or issuable upon the conversion or exercise of the Private Placement Warrants), until 30 days after the completion of the Merger (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

6.                   Notwithstanding the provisions set forth in paragraphs 3 and 5, Transfers of the Founder Shares, Private Placement Warrants and Acquiror Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor or any of its permitted transferees (that have complied with this paragraph 6), are permitted (a) to Acquiror’s officer or directors, any affiliates and its employees or family member of any of Acquiror’s officers or directors, (b) to any members of the Sponsor or any affiliates of the Sponsor; (c) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) by private sales or transfer made in connection with the consummation of the Merger; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement with Acquiror agreeing to be bound by the transfer restrictions in and other provisions contained in this Agreement; provided, further, that the individuals identified as “Not Subject to Paragraph 3(a)” in the Sponsor Ownership Chart, who collectively will own less than 0.65% of the number of issued and outstanding shares of Acquiror Common Stock immediately after giving effect to the Merger, shall not be subject to the Transfer restrictions set forth in paragraph 3(a).

7.                   Forfeiture of Founder Shares. In the event of the failure to achieve the trading price threshold set forth in Section 3(b) on or prior to the sixty (60) months following the Merger (the first Business Day following the end of such period, the “Forfeiture Date”), or the failure to achieve the trading price threshold set forth in Section 3(c) on or prior to the Forfeiture Date, the portion of the Founder Shares (or Acquiror Common Stock issuable from conversion thereof), the release of the lockup of which is subject to the achievement of the applicable threshold, shall be forfeited and transferred to Acquiror by the holder that Beneficially Owns such Founder Shares (or Acquiror Common Stock issuable from conversion thereof), without any consideration for such Transfer. For the avoidance of doubt, prior to the Forfeiture Date, all of the holders of Founder Shares (or Acquiror Common Stock issuable upon conversion thereof) shall have the right to vote such shares and to receive dividends with respect to such shares.

8.                   The Sponsor represents and warrants that it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Sponsor represents and warrants that it is not subject to, or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

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9.                   Except as disclosed in the Prospectus, neither the Sponsor nor any Affiliate of the Sponsor, nor any director or officer of Acquiror, shall receive from Acquiror any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the Merger, other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the Merger: payment to an affiliate of the Sponsor for office space, administrative support and salaries to be paid to employees of such affiliate for due diligence and related services in connection with Acquiror’s search for a target company (although no salaries or fees will be paid from the monthly fee to members of the Company’s management team) and related support services for a total of $37,000 per month, including any accrued but unpaid amounts; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination (including, for the avoidance of doubt, the Merger); and repayment of loans, if any, and on such terms as to be determined by Acquiror from time to time, made by the Sponsor or certain of Acquiror’s officers and directors to finance transaction costs in connection with the Merger, provided, that, if Acquiror does not consummate the Merger, a portion of the working capital held outside the Trust Account may be used by Acquiror to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $2,000,000 of such loans may be convertible into New CarLotz Common Stock and warrants of New CarLotz at a price of $10.00 for each combination of one (1) share and one-third (1/3) warrant. During the period commencing on the date hereof and ending on the earlier of (i) the consummation of the Closing and (ii) the valid termination of the Merger Agreement, the Sponsor agrees not to enter into, modify or amend any Contract between or among the Sponsor or any Affiliate of the Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Sponsor Letter Agreement or (y) the Company’s or Acquiror’s ability to perform or satisfy any obligation under the Merger Agreement.

10.                The Sponsor has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement.

11.                As used herein, (i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving Acquiror and one or more businesses; (iii) “Founder Shares” shall mean 7,639,330 shares of Class B common stock, par value $0.0001 per share ; (iv) “Private Placement Warrants” shall mean 6,074,310 warrants to purchase Common Stock; (v) “Prospectus” shall mean the registration statement on Form S-1 and prospectus filed by Acquiror with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Public Offering; (vi) “Public Offering” shall mean the underwritten initial public offering of up to 34,500,000 of Acquiror’s units (the “Units”), each comprised of one share of Common Stock and one-third of one warrant; (vii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (viii) “Shares” shall mean, collectively, collectively, the shares of Common Stock and the Founder Shares; (ix) “Transfer” shall mean the (a) direct or indirect transfer, sale of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber grant of any option to purchase or otherwise dispose of, either voluntarily or involuntarily, or any agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (x) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants was deposited.

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12.                This Sponsor Letter Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to the Sponsor, the Prior Letter Agreement. This Sponsor Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by Acquiror, or after the Closing, New CarLotz and, before the Closing, the Company and the other parties charged with such change, amendment, modification or waiver, it being acknowledged and agreed that the Company’s execution of such an instrument will not be required after any valid termination of the Merger Agreement.

13.                No party hereto may, except as set forth herein, assign either this Sponsor Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Letter Agreement shall be binding on, and inure to the benefit of, the Sponsor, Acquiror and the Company and their respective successors (including New CarLotz), heirs, personal representatives and assigns and permitted transferees.

14.                This Sponsor Letter Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.                This Sponsor Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16.                This Sponsor Letter Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Letter Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Sponsor Letter Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if jurisdiction is not then available in the Delaware Court of Chancery, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Sponsor Letter Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph. The prevailing party in any such Action (as determined by a court of competent jurisdiction) shall be entitled to be reimbursed by the non-prevailing party for its reasonable expenses, including reasonable attorneys’ fees, incurred with respect to such Action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.                Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Letter Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 9.02 of the Merger Agreement to the applicable party at its principal place of business.

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18.                This Sponsor Letter Agreement shall terminate on the earliest of (a) the consummation of a Change of Control that will result in the holders of New CarLotz Common Stock receiving a per share price equal to or in excess of the Reference Price (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting Acquiror Common Stock or New CarLotz Common Stock after the date of this Agreement), (b) the Upper Threshold Date occurring on or before the Forfeiture Date and (c) the Forfeiture Date. In the event of a valid termination of the Merger Agreement, this Sponsor Letter Agreement shall be of no force and effect and shall revert to the Prior Letter Agreement. No such termination or reversion shall relieve the Sponsor, Acquiror or the Company from any obligation accruing, or liability resulting from a breach of this Sponsor Letter Agreement occurring. prior to such termination or reversion.

19.                The Sponsor hereby represents and warrants to Acquiror and the Company as follows: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Letter Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor; (ii) this Sponsor Letter Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Letter Agreement, this Sponsor Letter Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iii) the execution and delivery of this Sponsor Letter Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (A) conflict with or result in a violation of the organizational documents of the Sponsor, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon the Sponsor or the Sponsor’s Founder Shares or Private Placement Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Letter Agreement; (iv) there are no Actions pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Letter Agreement; (v) except for fees described on Schedule 5.17 of the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from the Sponsor, Acquiror, any of its Subsidiaries or any of their respective Affiliates in connection with the Merger Agreement or this Sponsor Letter Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of the Sponsor, on behalf of the Sponsor, for which Acquiror, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vi) the Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Letter Agreement and has had the opportunity to consult with its tax and legal advisors; (vii) the Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder; (viii) the Sponsor has good title to all such Founder Shares and Private Placement Warrants, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Founder Shares or Private Placement Warrants (other than transfer restrictions under the Securities Act)) affecting any such Founder Shares or Private Placement Warrants, other than pursuant to (A) this Sponsor Letter Agreement, (B) Acquiror’s certificate of incorporation, (C) the Merger Agreement, (D) the Registration Rights Agreement, or (E) any applicable securities laws; and (ix) the Founder Shares and Private Placement Warrants identified in the Sponsor Ownership Chart are the only Founder Shares or Private Placement Warrants owned of record or Beneficially Owned by the Sponsor as of the date hereof, and none of such Founder Shares or Private Placement Warrants is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Founder Shares or Private Placement Warrants, except as provided in this Sponsor Letter Agreement.

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20.                If, and as often as, there are any changes in Acquiror, the Founder Shares or the Private Placement Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Letter Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Acquiror, Acquiror’s successor or the surviving entity of such transaction, the Founder Shares and Private Placement Warrants, each as so changed. For avoidance of doubt, such equitable adjustment shall be made to the performance criteria set forth in paragraph 3.

21.                Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[signature page follows]

Sincerely,

ACAMAR PARTNERS SPONSOR I LLC

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Agreed:

ACAMAR PARTNERS ACQUISITION CORP.

By:
Name:
Title:

Acknowledged and Agreed:

CARLOTZ, INC.

By:
Name:
Title:

Exhibit F

STOCKHOLDERS LETTER AGREEMENT

This Stockholders Letter Agreement is dated as of October 21, 2020 and is delivered by TRP Capital Partners, LP, a Delaware limited partnership (“TRP”), Michael Bor, Aaron Montgomery and William Boland and the family trusts set forth on Exhibit A (collectively, the “Founders”, and together with TRP, the “Stockholders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, concurrently herewith, Acamar Partners Acquisition Corp. (the “Acquiror”), Acamar Partners Sub, Inc. (the “Merger Sub”), and CarLotz, Inc. (the “Company”), are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, the TRP is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) of and is entitled to dispose of and vote 2,034,751 shares of Company Preferred Stock, and the Founders are record and “beneficial owners” of and are entitled to dispose of and vote 1,702,408 Company Common Shares (collectively, the “Owned Shares”; the Owned Shares and any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which such Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the Founders and TRP are delivering this Agreement.

NOW, THEREFORE, the parties agree as follows:

AGREEMENTS

1.                  Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, each Stockholder, in its, his or her capacity as a stockholder of the Company, irrevocably and unconditionally agree that such Stockholder shall, and shall cause any other holder of record of such Stockholder’s Covered Shares to, validly execute and deliver to the Company, on or prior to the third (3rd) Business Day following the date that the consent solicitation statement/prospectus included in the Registration Statement is disseminated to the Company’s stockholders (which shall occur following the date that the Registration Statement becomes effective), the written consent in the form attached hereto as Exhibit B in respect of all of such Stockholder’s Covered Shares. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), each Stockholder, in its, his or her capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, such Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(a)         when such meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)         vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Merger and the adoption of the Merger Agreement, the approval of the Transactions and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement;

(c)         vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Pre-Closing Company Charter Amendment; and

(d)         vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Stockholder’s Covered Shares against any Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement.

The obligations of any Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board.

2.                  No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, such Stockholder’s obligations pursuant to this Agreement.

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3.                  Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time, and (ii) the termination of the Merger Agreement in accordance with its terms (the earlier such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 6 to 10 shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any intentional breach of, or actual fraud in connection with, this Agreement prior to such termination.

4.                  Representations and Warranties of each Stockholder.Each Stockholder hereby represents and warrants as to itself as follows:

(a)         Such Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. As of the date hereof, other than the Owned Shares and Company Options, such Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b)         such Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying, its, his or her obligations pursuant to this Agreement.

(c)         Such Stockholder (i) that is not an individual, is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) that is an individual, has the legal capacity to, execute, deliver and perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)         Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement.

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(e)         The execution, delivery and performance of this Agreement by such Stockholder do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of such Stockholder (if such Stockholder is not an individual), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder pursuant to any Contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 4(d), under any applicable Law to which such Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(f)          As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder’s Owned Shares, the validity of this Agreement or the performance by such Stockholder of its, his or her obligations under this Agreement.

(g)         Such Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

(h)         No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

5.                  Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

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6.                  Assignment. No party hereto may, except as set forth herein, assign either this Agreement or any of its, his or her rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the parties and their respective successors, heirs, personal representatives and assigns and permitted transferees.

7.                  Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.                  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.                  Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, , and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this paragraph. The prevailing party in any such action (as determined by a court of competent jurisdiction) shall be entitled to be reimbursed by the non-prevailing party for its reasonable expenses, including reasonable attorneys’ fees, incurred with respect to such Action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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10.              Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) or delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

Each Founder’s address is:

c/o CarLotz, Inc.

611 Bainbridge Street, Suite 100

Richmond, VA 23220
Attn: Michael Bor

E-mail: mbor@carlotz.com

with a copy (not constituting notice) to:

Troutman Pepper

1001 Haxall Point, Suite 1500

Richmond, VA 23219

Attn: Mason Bayler

E-mail: mason.bayler@troutman.com

TRP’s address is:

380 N. Old Woodward Avenue, Suite 205

Birmingham, MI 48009
Attention: Dave Mitchell

E-mail: dave.mitchell@trpfund.com

with a copy (not constituting notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022
Attn: Valerie Ford Jacob
E-mail: valerie.jacob@freshfields.com

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Letter Agreement on the day and year first above written.

TRP CAPITAL PARTNERS, LP

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

MICHAEL BOR

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

AARON MONTGOMERY

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

WILLIAM BOLAND

By:
Name:
Title:

 [Signature Page to Stockholders Agreement]

AARON S. MONTGOMERY 2020 IRREVOCABLE FAMILY TRUST DATED OCTOBER 16, 2020

By:
Name:
Title:

 [Signature Page to Stockholders Agreement]

MICHAEL W. BOR 2020 IRREVOCABLE FAMILY TRUST DATED OCTOBER 16, 2020

By:
Name:
Title:

 [Signature Page to Stockholders Agreement]

MICHAEL W. BOR 2020 QUALIFIED GRANTOR RETAINED ANNUITY TRUST

By:
Name:
Title:

 [Signature Page to Stockholders Agreement]

WILLIAM S. BOLAND 2020 IRREVOCABLE FAMILY TRUST DATED OCTOBER 16, 2020

By:
Name:
Title:

 [Signature Page to Stockholders Agreement]

Exhibit A

1. Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust Dated October 16, 2020

2. Michael W. Bor Irrevocable Family Trust Dated October 16, 2020

3. Aaron S. Montgomery 2020 Irrevocable Family Trust

4. William S. Boland Irrevocable Family Trust Dated October 16, 2020

Exhibit B

WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS

OF CARLOTZ, INC.

[●], 2020

The undersigned (the “Stockholder”), being the holder of shares of common stock and/or preferred stock of CarLotz, Inc., a Delaware corporation, (the “Company”), acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby irrevocably consent to the adoption of the following resolutions in lieu of a meeting with respect to all of the shares of common stock and/or preferred stock held by such Stockholder:

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of October [●], 2020 (the “Merger Agreement”), by and among Acamar Partners Acquisition Corp. (the “Acquiror”), Acamar Partners Sub, Inc. (the “Merger Sub”), and the Company, a copy of which has been provided to the undersigned Stockholder (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, in connection with the Merger, the Company has proposed to adopt an amendment to its Certificate of Incorporation (the “Pre-Closing Company Charter Amendment”), a copy of which has been provided to the undersigned Stockholder;

WHEREAS, the board of directors of the Company has unanimously (i) declared advisable the Merger Agreement and the Transactions (including the Merger and the Pre-Closing Company Charter Amendment) and determined that it is in the best interests of the Company and its stockholders to enter into the Merger Agreement, (ii) approved the Merger Agreement, the Merger, the Pre-Closing Company Charter Amendment and the other Transactions, (iii) resolved to submit the Merger Agreement, the Merger, the Pre-Closing Company Charter Amendment and the other Transactions to the stockholders of the Company for their approval and adoption by written consent and (iv) resolved to recommend adoption of the Merger Agreement and approval of the Merger, the Pre-Closing Company Charter Amendment and the other Transactions by the stockholders of the Company by written consent; and

WHEREAS, pursuant to the DGCL, the Company’s Certificate of Incorporation and the Company’s stockholders agreement, adoption of the Merger Agreement and approval of the Merger requires the affirmative vote or written consent of (i) the Company Stockholders that hold a majority of the issued and outstanding Company Common Shares and Company Preferred Shares (on an as-converted-to-common basis), voting as a single class, and (ii) the Company Preferred Stockholders that hold a majority of the issued and outstanding Company Preferred Shares, voting as a separate class;

WHEREAS, pursuant to the DGCL, the Company’s Certificate of Incorporation and the Company’s stockholders agreement, approval of the Pre-Closing Company Charter Amendment requires the affirmative vote or written consent of the Company Stockholders that hold a majority of the issued and outstanding Company Common Shares and Company Preferred Shares (on an as-converted-to-common basis), voting as a single class;

WHEREAS, the Merger Agreement makes it a condition to the consummation of the Merger that the Supermajority Approval for the Merger Agreement, the Merger and the Pre-Closing Company Charter Amendment is obtained; now, therefore, be it

RESOLVED, that the Merger Agreement is hereby adopted and approved in all respects;

RESOLVED FURTHER, that the Merger is hereby approved in all respects;

RESOLVED FURTHER, that the Pre-Closing Company Charter Amendment is hereby approved in all respects;

RESOLVED FURTHER, that all the other Transactions and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other Transactions are hereby adopted and approved in all respects;

RESOLVED FURTHER, that the undersigned Stockholder hereby votes all of the shares of common stock and/or preferred stock held by such Stockholder in favor of the adoption and approval of the Merger Agreement, the Merger, the Pre-Closing Company Charter Amendment, and the other Transactions.

FURTHER RESOLVED, that the undersigned Stockholder hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent.

[Remainder of Page Intentionally Left Blank]

[Signature page follows.]

EXHIBIT G

carlotz, inc.

2020 INCENTIVE AWARD PLAN

ARTICLE 1
PURPOSE

The purpose of the CarLotz, Inc. 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of CarLotz, Inc. (the “Company”) and its Subsidiaries and affiliates by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1              “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2              “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3              “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4              “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.5              “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.6              “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7              “Board” shall mean the Board of Directors of the Company.

2.8              “Change in Control” shall mean and includes each of the following:

(a)	A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries; (iii) any acquisition which complies with Sections 2.8(c)(i), 2.8(c)(ii) and 2.8(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or

(b)	The Incumbent Directors cease for any reason to constitute a majority of the Board; or

(c)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)	which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

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(ii)	after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii)	after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d)	The date specified by the Board following approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

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2.9              “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10          “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof.

2.11          “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.12          “Company” shall have the meaning set forth in Article 1.

2.13          “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14          “Director” shall mean a member of the Board, as constituted from time to time.

2.15          “Director Limit” shall have the meaning set forth in Section 4.6.

2.16          “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.17          “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18          “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval by the Company’s stockholders.

2.19          “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.20          “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.21          “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.22          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23          “Expiration Date” shall have the meaning given to such term in Section 12.1(c).

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2.24          “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)	If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)	If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)	If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

2.25          “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26          “Holder” shall mean a person who has been granted an Award.

2.27          “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28          “Incumbent Directors’ shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

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2.29          “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30          “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.31          “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.32          “Option Term” shall have the meaning set forth in Section 5.4.

2.33          “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.34          “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.35          “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.36          “Plan” shall have the meaning set forth in Article 1.

2.37          “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.38          “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.39          “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.40          “SAR Term” shall have the meaning set forth in Section 5.4.

2.41          “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

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2.42          “Securities Act” shall mean the Securities Act of 1933, as amended.

2.43          “Shares” shall mean shares of Common Stock.

2.44          “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (a) the difference obtained by subtracting (i) the exercise price per share of such Award from (ii) the Fair Market Value on the date of exercise of such Award by (b) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.45          “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.46          “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.47          “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

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ARTICLE 3
SHARES SUBJECT TO THE PLAN

3.1              Number of Shares.

(a)	Subject to Sections 3.1(b) and 12.2 the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is [●][1]. The number of Shares available for issuance under the Plan will be automatically increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the lesser of (i) two percent (2)% of the outstanding Shares on the last day of the immediately preceding fiscal year and (ii) such number of Shares determined by the Board. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market. Notwithstanding the foregoing, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan in the form of Incentive Stock Options shall be [●][2].

(b)	If any Shares subject to an Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, conversion or cash settlement, again be available for future grants of Awards under the Plan. In addition, the following Shares shall be added to the Shares authorized for grant under Section 3.1(a) and shall be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)	Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may subject to Applicable Law, be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

______________________

1 Note to draft: Amount will represent 8% of the number of fully diluted shares expected to be outstanding at closing.

2 Note to draft: Amount will equal the number of the shares initially reserved under the plan.

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ARTICLE 4
GRANTING OF AWARDS

4.1              Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2              Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3              Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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4.4              At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5              Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6              Non-Employee Director Limit. Notwithstanding any provision to the contrary in the Plan, the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of equity-based Awards and any cash-based Awards granted to a Non-Employee Director during any calendar year shall not exceed $500,000 in the aggregate (the “Director Limit”).

ARTICLE 5
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1              Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2              Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or 424(f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Sections 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

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5.3              Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but, for any such Award granted to a Holder subject to taxation in the United States, shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant for the applicable Holder (whether or not such Holder is subject to taxation in the United States); provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 of the Code and Section 409A.

5.4              Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

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5.5              Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Administrator, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Administrator, or (b) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then in either case the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Administrator; provided, however, in no event shall the extension last beyond the term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

5.6              Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

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ARTICLE 6
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1              Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Options and Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2              Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person designated by the Administrator, or his, her or its office, as applicable:

(a)	A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)	Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;

(c)	In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)	Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3              Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

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6.4              Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfer of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7
AWARD OF RESTRICTED STOCK

7.1              Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2              Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, notwithstanding anything to the contrary herein, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall accrue or be reinvested, at the Administrator’s sole discretion, and shall only be paid out to the Holder to the extent and at such time that the share of Restricted Stock vests.

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7.3              Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

7.4              Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5              Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8

AWARD OF RESTRICTED STOCK UNITS

8.1              Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

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8.2              Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.

8.3              Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

8.4              Payment upon Termination of Service. An Award of Restricted Stock Units shall be payable only while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 9
AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1              Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

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9.2              Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent and at such time that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 10

ADDITIONAL TERMS OF AWARDS

10.1          Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares, including, without limitation, (i) in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award or (ii) Shares held for such minimum period of time as may be established by the Administrator, in each case having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2          Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

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10.3          Transferability of Awards.

(a)	Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)	No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)	No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)	During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)	Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

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(c)	Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4          Conditions to Issuance of Shares.

(a)	The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

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(b)	All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any stock certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)	The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)	Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)	The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)	Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5          Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6          Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.

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10.7          Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Sections 10.6, 12.2 or 12.10).

10.8          Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during any period determined by the underwriter or the Company. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.9          Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries and details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

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ARTICLE 11

ADMINISTRATION

11.1          Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2          Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

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11.3          Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4          Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)	Designate Eligible Individuals to receive Awards;

(b)	Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)	Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)	Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

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(i)	Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)	Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

11.5          Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6          Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12
MISCELLANEOUS PROVISIONS

12.1          Amendment, Suspension or Termination of the Plan.

(a)	Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)	Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

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(c)	No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2          Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)	In the event of any transaction or event described in Section 12.2(a), including, without limitation, a Change in Control, or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)	To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

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(ii)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)	To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such Award, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; provided, however, that, in the event of a Change in Control, the actions contemplated by this Section 12.2(b)(iv) may only be taken to the extent that the successor corporation in a Change in Control does not assume or substitute such Award (or any portion thereof);

(v)	To replace such Award with other rights or property selected by the Administrator; and/or

(vi)	To provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)	The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)	The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

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(d)	Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, in each case pursuant to this Section 12.2, such Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following a Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e)	Notwithstanding any other provision of the Plan, in the event of a Change in Control, in the event that the successor corporation in a Change in Control does not assume or substitute for an Award (or any portion thereof), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f)	For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)	The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

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(h)	Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i)	The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks the rights of which are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)	In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3          Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4          No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5          Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6          Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

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12.7          Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8          Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9          Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10      Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

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12.11      Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12      Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13      Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

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12.14      Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

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I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of CarLotz, Inc. on [______].

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of CarLotz, Inc. on [______].

Executed on this [___] day of [______].

Corporate Secretary

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EXHIBIT H

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CARLOTZ, INC.

CarLotz, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.       That the name of the Corporation is CarLotz, Inc., and that the Corporation was originally incorporated pursuant to the General Corporation Law on March 14, 2011 under the name CarLotz, Inc.

2.        That the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on January 22, 2019 (the “Amended and Restated Certificate of Incorporation”).

3.       That the Board of Directors of the Corporation duly and unanimously adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

The text of Section 2.3.1 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(a)       the consummation of a merger or consolidation of the Corporation with or into another company, all or substantially all of the proceeds of which (subject to reserves, escrows, hold-backs and earn-outs) are paid or distributed to the stockholders of the Corporation in exchange for their interests in the Corporation;

(b)       a sale or other disposition of all or substantially all of the assets of the Corporation that is accompanied by the distribution to the stockholders of the Corporation of substantially all of the proceeds of that sale (subject to reserves, escrows, hold-backs, earn-outs, and, if applicable, rollovers by management and employees); or

(c)       any other similar transaction or event involving a disposition of all or substantially all of the Corporation’s operating assets or outstanding capital stock of the Corporation.”

2.       That thereafter, by written consent executed in accordance with Section 228 of the General Corporation Law, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon were given written notice of the proposed amendment to the Amended and Restated Certificate of Incorporation and voted in favor of the adoption of the amendment to the Amended and Restated Certificate of Incorporation. The necessary numbers of shares, as required by statute and the Amended and Restated Certificate of Incorporation, were voted in favor of the amendment.

3.       That said amendment to the Amended and Restated Certificate of Incorporation of CarLotz, Inc. has been duly adopted and approved in accordance with the provisions of Section 242 of the General Corporation Law by the directors and stockholders of the Corporation.

[Signature page follows]

IN WITNESS WHEREOF, CarLotz, Inc. has caused this Certificate of Amendment to be signed this [●], of [●].

CARLOTZ, INC.

By:
Name: Michael Bor
Title: Chief Executive Officer

EXHIBIT I

Registration Rights and Lock-Up Agreement

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Registration Rights and Lock-Up Agreement (this “Agreement”) dated as of [•], 2020 is among Acamar Partners Acquisition Corp., a Delaware corporation (the “Company”), and the parties listed on Schedule A (each, a “Holder” and collectively, the “Holders”). Capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement dated as of October ___, 2020 (the “Merger Agreement”), among the Company, Acamar Partners Sub, Inc., a Delaware corporation (“Merger Sub”), and CarLotz Inc., a Delaware corporation (“CarLotz”).

WHEREAS, the Company, Merger Sub and CarLotz are parties to the Merger Agreement, pursuant to which, among other things, on the Closing Date, Merger Sub will merge (the “Merger”) with and into CarLotz, with CarLotz surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, the Company and the Holder designated as an “Original Holder” on Schedule A (the “Original Holder”) are parties to the Registration Rights Agreement dated as of February 21, 2019 (the “Prior Agreement”);

WHEREAS, the Original Holder (i) holds an aggregate of [7,639,330] shares of the Company’s Class B common stock as of immediately prior to the consummation of the Merger, par value $0.0001 per share (the “Class B Common Stock”), which shares are convertible into shares of the Company’s Class A Common Stock (as defined below) in connection with the merger (ii) an aggregate of [6,074,310] warrants (the “Private Placement Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an exercise price of $11.50 per share;

WHEREAS, the Holders designated as “New Holders” on Schedule A (the “New Holders”) have received upon consummation of the Merger shares of Class A Common Stock on the Closing Date pursuant to the Merger Agreement; and

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and to provide for certain rights and obligations included herein and to include the New Holders.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble, as amended from time to time in accordance herewith.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Effective Time” shall have the meaning set forth in the Merger Agreement.

“Effectiveness Deadline” shall have the meaning given in subsection 2.3.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Holders” shall have the meaning given in the Preamble (and, for the avoidance of doubt, any person or entity to whom rights under this Agreement is assigned in accordance with Section 7.4).

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger” shall have the meaning given in the Recitals.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Holder Lock-up Period” shall have the meaning given in subsection 5.1.1.

“New Holders” shall have the meaning given in the Recitals.

“New Registration Statement” shall have the meaning given in subsection 2.3.4.

“Original Holder” shall have the meaning given in the Recitals.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“PIPE Shares” means shares of Common Stock issued in one or more “PIPE” transactions effected in connection with the transactions contemplated by the Merger Agreement.

“Prior Agreement” shall have the meaning given in the Recitals.

“Private Placement Warrants” shall have the meaning given in the Recitals.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” or “Registrable Securities” shall mean (a) the shares of Class A Common Stock issued or issuable upon the conversion of any shares of Class B Common Stock, (b) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (c) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Effective Time (including the shares of Common Stock issued pursuant to the Merger Agreement), (d) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $2,000,000 made to the Company by a Holder and (e) any other equity security of the Company or any of its subsidiaries, or any successor, issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any listing fees of any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering;

(F) the Company’s expenses with respect to any roadshow related to the Registration or Underwritten Offering;

(G) fees and expenses of the Company’s transfer agent; and

(H) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders or the majority-in interest of the Takedown Requesting Holders, as applicable.

Notwithstanding the foregoing, under no circumstances shall the Company be obligated to pay any fees, discounts and/or commissions to any Underwriter or broker with respect to the Registrable Securities.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.3.5.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall have the meaning set forth in Section 7.3.

“Rule 144A” shall have the meaning set forth in Section 7.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Selling Holders” means any Holder electing to sell any of its Registrable Securities in a Registration.

“SEC Guidance” shall have the meaning given in subsection 2.3.4.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.5.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, establish or increase of a put equivalent position or liquidate with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any of the foregoing transactions..

“TRP” means TRP Capital Partners, LP.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.5.

Article II

REGISTRATION

Section 2.1. Demand Registration.

2.1.1       Request for Registration.  Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time following the Effective Time (but subject to Article V), (i) TRP, (ii) Michael W. Bor, or (iii) the Original Holder (TRP, Michael W. Bor or the Original Holder, as the case may be, the “Demanding Holder”), may make a written demand for Registration of all or part of their Registrable Securities on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”).  The Company shall, no later than (5) days following the initial filing date of such Registration Statement, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company.  Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holders pursuant to such Demand Registration.  Under no circumstances shall the Company be obligated to effect more than an aggregate of (i) two (2) Registrations pursuant to a Demand Registration under this subsection 2.1.1 initiated by TRP, (ii) two (2)  Registrations pursuant to a Demand Registration under this subsection 2.1.1 initiated by Michael W. Bor, or (iii) two (2) Registrations pursuant to a Demand Registration under this subsection 2.1.1 initiated by the Original Holder.

2.1.2       Effective Registration.  Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.3       Underwritten Offering.  Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if the Demanding Holder advises the Company as part of its Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or any Demand Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, which Underwriter(s) shall be reasonably acceptable to the Demanding Holder initiating the Demand Registration.

2.1.4       Reduction of Underwritten Offering.  If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holder and any other Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder and the Demand Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holder and the Demand Requesting Holders (if any) (on a pro rata basis based on the respective number of Registrable Securities then owned by such Demanding Holder and each Demand Requesting Holder (if any) in relation to the aggregate number of Registrable Securities owned by such Demanding Holder and each Demand Requesting Holder (if any) (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5       Demand Registration Withdrawal.  TRP, in the case of a Registration under subsection 2.1.1 initiated by TRP, Michael W. Bor, in the case of a Registration under subsection 2.1.1 initiated by Michael W. Bor, or the Original Holder, in the case of a Registration under subsection 2.1.1 initiated by the Original Holder, as the case may be, or a majority-in-interest of the Demand Requesting Holders (if any) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or, in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least two (2) business days prior to the time of pricing of the applicable offering).  If a Demanding Holder initiating a Demand Registration withdraws from a proposed offering pursuant to this Section 2.1.5, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

Section 2.2. Piggyback Registration.

2.2.1       Piggyback Rights.  If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed registration to all of the Holders of Registrable Securities as soon as practicable but no later than (5) days following the initial filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”).  The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2       Reduction of Piggyback Registration.  If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)	If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (on a pro rata basis based on the respective number of Registrable Securities then owned by each such requesting Holder in relation to the aggregate number of Registrable Securities owned by all such requesting Holders, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)	If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (on a pro rata basis based on the respective number of Registrable Securities then owned by each such requesting Holder in relation to the aggregate number of Registrable Securities owned by all such requesting Holders, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3       Piggyback Registration Withdrawal.  Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration.  The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4       Unlimited Piggyback Registration Rights.  For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.2.5       Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.

Section 2.3. Resale Shelf Registration Rights

2.3.1       Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than forty-five (45) days following the Closing Date (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (which may also include the PIPE Shares) (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale). If the Resale Shelf Registration Statement is initially filed on Form S-1 and thereafter the Company becomes eligible to use Form S-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form S-3. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing but no later than the earlier of (i) 90th day (or 120th day if the SEC notifies the Company that it will “review” the Resale Shelf Registration Statement) following the Closing Date and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, however, that the Company’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in Section 5.1 of this Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.

2.3.2       Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within five (5) Business Days after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent that any of such documents is not available on EDGAR).

2.3.3       Amendments and Supplements. Subject to the provisions of Section 2.3.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form S-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

2.3.4       SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.5       Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement on Form S-3 has been declared effective by the Commission, any of the Demanding Holders may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to such Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $15,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Promptly upon receiving such notice (but no later than 10 days after receipt of such notice), the Company shall notify all of the holders of Registrable Securities regarding the potential Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder (each a “Takedown Requesting Holder”) within 5 days of receipt of notice of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including those set forth herein). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.5 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, with the consent of the Demanding Holder who initiated the Underwritten Shelf Takedown.

2.3.6       Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other shares of the Common Stock or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Takedown Requesting Holders, on a Pro Rata basis, that can be sold without exceeding the Maximum Number of Securities; and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.3.7       Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1. Under no circumstances shall the Company be obligated to effect more than an aggregate of four (4) Underwritten Shelf Takedowns in any 12-month period.

2.3.8       Block Trades. If a Demanding Holder wishes to consummate an overnight block trade (on either an SEC registered or non-registered basis), then notwithstanding the time periods and piggyback rights otherwise provided herein, such Demanding Holder shall, if it would like the assistance of the Company, endeavor to give the Company sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Demanding Holder, if requesting an SEC registered underwritten block trade, (1) shall give the Company written notice of the transaction and the anticipated launch date of the transaction at least two (2) business days prior to the anticipated launch date of the transaction, (2) the Company shall be required to only notify the other Demanding Holders of the transaction and none of the other Holders, (3) the other Demanding Holders shall have one (1) business day prior to the launch of the transaction to determine if they wish to participate in the block trade, and (4) the Company shall include in the block trade only shares held by the Demanding Holders. Any Registration effected pursuant to this Section 2.3.8 shall not be counted as Demand Registrations effected pursuant to Section 2.1 but shall be deemed an Underwritten Shelf Takedown and within the cap on Underwritten Shelf Takedowns provided in Section 2.3.7.

Section 2.4. Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 or effect an Underwritten Shelf Takedown made pursuant to Section 2.3.5 within 90 days after any other Demand Registration or Underwritten Shelf Takedown, provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 or a request for an Underwritten Shelf Takedown pursuant to Section 2.3.5. and that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective or Underwritten Shelf Takedown to be consummated.

Article III
COMPANY PROCEDURES

Section 3.1. General Procedures. If at any time on or after the Effective Time the Company is required to effect the Registration of Registrable Securities, whether pursuant to the filing of a new Registration Statement, effecting an Underwritten Shelf Takedown, or effecting an underwritten block trade, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1       prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2       prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3       prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration that are Demanding Holders, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4       prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5       cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6       provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7       advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8       advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective (which may be satisfied by the issuance of a press release by the Company);

3.1.9       notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10       permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11       obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing Underwriter;

3.1.12       on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters; provided, however, that counsel for the Company shall not be required to provide any opinions with respect to any Holder;

3.1.13       in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.14       make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15       in connection with an Underwritten Offering, cause its senior management, officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

3.1.16       if a Registration relates to an Underwritten Offering with gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.17       otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2. Registration Expenses. All Registration Expenses shall be borne by the Company, including as set forth in Section 2.1.5.  It is acknowledged by the Holders that the Holders shall pay the Underwriters’ commissions and discounts and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3. Requirements for Participation in Underwritten Offerings.  No person may participate in any Underwritten Offering for equity securities of the Company unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4. Suspension of Sales; Adverse Disclosure.  The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof.  If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the Board, which judgment shall be documented in writing and provided to the Holders in the form of a written certificate signed by the Chairman of the Board, such filing, initial effectiveness or continued use of a Registration Statement would materially adversely affect the Company, the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) for a period of not more than sixty (60) consecutive days and the Company shall not defer any such filing, initial effectiveness or use of a Registration Statement pursuant to this Section 3.4 for more than three times or for more than a total of 120 days (in each case counting deferrals initiated pursuant to (a), (b) and (c) in the aggregate) in any 12-month period.

Section 3.5. Reporting Obligations.  As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (unless such filings are otherwise available on EDGAR).  The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions.  Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.6. Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Article IV
INDEMNIFICATION AND CONTRIBUTION

Section 4.1. Indemnification

4.1.1       The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.  The Company shall indemnify the Underwriter(s), their officers and directors and each person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2       In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.  The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3       Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.  The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5       If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article V
LOCK-UP

Section 5.1. Lock-Up.

5.1.1       Except as permitted by Section 5.2, each New Holder listed on Schedule B hereto shall not Transfer any shares of Common Stock beneficially owned or owned of record by such Holder until the earliest of: (i) the date that is 180 days from the Closing Date, (ii) the last consecutive trading day where the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, or (iii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “New Holder Lock-up Period”).

Section 5.2. Exceptions. The provisions of Section 5.1 shall not apply to:

5.2.1       transactions relating to (i) shares of Common Stock acquired in open market transactions and (ii) PIPE Shares;

5.2.2       Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

5.2.3       Transfers of shares of Common Stock to (i) a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or more remote descendant of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin or (ii) a charitable entity or trust of which the aforementioned individuals and/or charitable entities are beneficiaries;

5.2.4       Transfers by will or intestate succession upon the death of the undersigned;

5.2.5       the Transfer of shares of Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

5.2.6       if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, or (ii) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the undersigned;

5.2.7       Transfers to the Company’s officers, directors or their affiliates;

5.2.8       Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement;

5.2.9       the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the Transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the New Holder Lock-Up Period;

5.2.10       Transfers of shares of Common Stock to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Common Stock or the vesting of stock-based awards; and

5.2.11       Transfers of shares of Common Stock in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Common Stock;

provided, however, that in the case of any Transfer pursuant to Sections 5.2.2 through 5.2.7, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

Section 5.3. Legends. The certificates evidencing the shares of Common Stock that are held by the New Holders listed on Schedule B hereto shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE HOLDER HEREOF AND THE OTHER PARTIES THERETO.

Article VI
TERMINATION

Section 6.1. Termination. This Agreement shall terminate upon the date on which neither the Holders nor any of their permitted assignees hold any Registrable Securities.

Article VIII
GENERAL PROVISIONS

Section 7.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7.1. ):

If to the Company, to it at:

CarLotz Inc.
611 Bainbridge Street, Suite 100

Richmond, Virginia 23220

Attn: Michael Bor

E-mail: mbor@carlotz.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor

New York, New York 10022
Attention: Valerie Ford Jacob
Email: Valerie.Jacob@freshfields.com

If to a Holder, to the address or email address set forth for Holder on the signature page hereof.

Section 7.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.3. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144 or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 7.4. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto, except that a Holder may, without consent, assign such Holder’s rights under this Agreement to any transferee of Common Stock permitted under Sections 5.2.2-5.2.7 (such transferees, “Permitted Transferees”).

Section 7.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 7.7. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.7.

Section 7.8. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 7.9. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 7.11. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 7.12. Amendment. Following the Effective Time, this Agreement may not be amended except by an instrument in writing signed by (i) the Company, (ii) the Original Holder (provided the Original Holder or its Permitted Transferee(s) holds Registrable Securities at the time of such amendment), (iii) TRP (provided TRP or its Permitted Transferee(s) holds Registrable Securities at the time of such amendment), and (iv) Michael W. Bor (provided Michael W. Bor or his Permitted Transferee(s) holds Registrable Securities at the time of such amendment).

Section 7.13. Waiver. At any time, the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto and (c) waive compliance with any agreement of such Holder (other than with respect to Section 5.1) or any condition to its own obligations contained herein. At any time, any Holder may, in respect of itself and not other Holders, (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 7.14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(Next Page is Signature Page)

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above

COMPANY:

Acamar Partners Acquisition Corp.

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

TRP Capital Partners, LP

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Michael W. Bor

By:
Print Name:	Michael W. Bor

Address:

Email:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

AARON S. MONTGOMERY

By:
Print Name:	Aaron S. Montgomery

Address:

Email:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

WILLIAM S. BOLAND

By:
Print Name:	William S. Boland

Address:

Email:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Automotive Finance Corporation

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

KAR AUCTION SERVICES, INC.

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
Michael W. Bor 2020 Family Trust

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
Aaron S. Montgomery 2020 Family Trust

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
William S. Boland 2020 Family Trust

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER: Acamar Partners Sponsor I LLC

By
Name: Title:

[Signature Page to Registration Rights Agreement]

Schedule A

Original Holder

Acamar Partners Sponsor I LLC

New Holders

Name of Holder	Number of Shares
TRP Capital Partners, LP
Michael W. Bor
Aaron S. Montgomery
William S. Boland
Automotive Finance Corporation
KAR Auction Services, Inc.
Michael W. Bor 2020 Family Trust
Aaron S. Montgomery 2020 Family Trust
William S. Boland 2020 Family Trust
Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust

Schedule B

TRP Capital Partners, LP

Michael W. Bor

Aaron S. Montgomery

William S. Boland

Automotive Finance Corporation

KAR Auction Services, Inc.

Michael W. Bor 2020 Family Trust

Aaron S. Montgomery 2020 Family Trust

William S. Boland 2020 Family Trust

Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust

EXHIBIT J

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is dated as of [●] and is entered into by and among TRP Capital Partners, LP, a Delaware limited partnership (“TRP”), Acamar Partners Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), Michael Bor, (together with TRP and the Sponsor, the “Stockholder Parties”) and Acamar Partners Acquisition Corp., a Delaware corporation (“Acamar”).

WHEREAS, Acamar, Acamar Partners Sub, Inc., a wholly-owned subsidiary of Acamar (“Merger Sub”), and CarLotz, Inc., a Delaware corporation (“CarLotz”), are parties to that certain Agreement and Plan of Merger, dated as of October 20, 2020 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into CarLotz (the “Merger”), with CarLotz as the surviving entity and a wholly-owned subsidiary of Acamar (the date of consummation of the Merger the “Closing Date”);

WHEREAS, on the Closing Date, Acamar will be renamed CarLotz, Inc. and remain listed on the NASDAQ (the renamed public company parent of CarLotz, the “Company”);

WHEREAS, upon the consummation of the Merger, the Stockholder Parties will be stockholders of the Company;

WHEREAS, in connection with the Merger and effective upon the consummation thereof, the parties hereto wish to set forth herein certain understandings between such parties, including with respect to certain governance and other matters.

NOW, THEREFORE, the parties agree as follows:

1.                  Board of Directors.

(a)               The business and affairs of the Company shall be managed by or under the direction of its board of directors (the “Board”). The Stockholder Parties shall take all necessary and desirable actions within its control such that (i) the size of the Board shall initially be set at nine (9) members, and thereafter may be changed from time to time by resolution of the Board in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws” and together with the Charter, the “Organizational Documents”) and (ii) while the size of the Board is nine (9) member, five (5) of those members will be independent (and to qualify as “independent” shall meet the requirements of any applicable laws and the listing standards of NASDAQ, as determined by the Board).

(b)               The Charter of the Company shall provide that the Company shall have a classified Board, with three classes of directors. While the size of the Board is nine (9) members, three directors shall be in Class I, three directors in Class II and three directors in Class III. One-third of the Board will be elected each year. The term of office of the Class I directors will expire at the Company’s annual meeting of stockholders in 2021. The term of office of the Class II directors will expire at the Company’s annual meeting of stockholders in 2022. The term of office of the Class III directors will expire at the Company’s annual meeting of stockholders in 2023.

2.                  Right to Nominate Directors.

(a)               Following the Closing Date, the Stockholder Parties shall, as promptly as practicable, take all necessary and desirable actions within its control, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to cause the nominating committee of the Board (the “Nominating Committee”) to nominate and recommend to the Board, the following individuals for election to the Board:

(i) for so long as TRP holds at least 10% of the issued and outstanding shares of the Company, two individuals designated by TRP;

(ii) for so long as the Sponsor, or, in case the Sponsor is dissolved, the individuals identified in Exhibit A collectively, holds three percent (3%) of the issued and outstanding shares of the Company, two individuals designated by the Sponsor (or in case the Sponsor is dissolved, the individuals identified in Exhibit A collectively), one of whom will be an independent director (and to qualify as “independent” shall meet the requirements of any applicable laws and the listing standards of NASDAQ, as determined by the Board), and

(iii) Michael Bor (who shall initially be a Class III director and the chairperson of the Board), for so long as Michael Bor is the chief executive officer of the Company or he, together with the trusts identified on Exhibit B, holds at least 10% of the issued and outstanding shares of the Company.

(b)               The remaining directors (all of which shall qualify as independent directors under the requirements of any applicable laws and the listing standards of NASDAQ, as determined by the Board) will be nominated by the Nominating Committee in accordance with its policies and procedures. The initial composition of the Nominating Committee shall be agreed by Michael Bor, one director nominated by TRP and one director nominated by the Sponsor.

(c)               Directors are subject to removal pursuant to the applicable provisions of the Organizational Documents.

(d)               In the event that a vacancy is created at any time by the death, retirement, disability, removal or resignation of any of the members nominated by TRP or the Sponsor, the remaining directors and the Company shall, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new member nominated by the Sponsor or TRP, as applicable, as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(e)               The Company agrees, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to include, in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, the persons nominated pursuant to this Section 2 (to the extent that directors of such nominee’s class are to be elected at such meeting, for so long as the Board is classified) and to nominate and recommend each such individual to be elected as a director as provided herein, and to solicit proxies or consents in favor thereof and to cause the applicable proxies to vote in accordance with the foregoing. The Company and the directors shall take all necessary corporate action, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to (x) enable the Sponsor and TRP to nominate their respective designated individuals, and (y) designate the requisite number of additional individuals specified by the Sponsor or TRP to fill such newly created vacancies or to fill any other existing vacancies, as warranted.

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(f)                Each member of the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the directors and provide them with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Organizational Documents of the Company, applicable Law or otherwise.

3.                  Certain Transactions. Each Stockholder Party acknowledges that TRP’s business and that of its affiliates, partners, controlling persons, and their respective affiliates is to provide capital and financing to businesses and enterprises. Accordingly, in recognition of the benefits to be derived by the Company of having TRP as a Stockholder Party, each Stockholder Party agrees that TRP and its affiliates may engage in business activities or commercial transactions that may be seen to compete with the Company, that neither the Company nor any of its stockholders shall have any right in or to such other interests or activities or to the income or proceeds derived therefrom, and that TRP shall not be obligated to present any particular investment or business opportunity to the Company or any of its affiliates even if that opportunity were of a type which, if presented to the Company or an affiliate, could be undertaken by it.

4.                  Entire agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Stockholder Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

5.                  Assignment. No party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the parties and their respective successors (including in the case of Acamar, the Company), heirs, personal representatives and assigns and permitted transferees.

6.                  Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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7.                  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.                  Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this paragraph. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement, including but not limited to any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

9.                  Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) or delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

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Michael Bor’s address is:

c/o CarLotz, Inc.

611 Bainbridge Street, Suite 100

Richmond, VA 23220
Attn: Michael Bor

with a copy (not constituting notice) to:

Troutman Pepper

1001 Haxall Point, Suite 1500

Richmond, VA 23219

Attn: Mason Bayler

E-mail: mason.bayler@troutman.com

The Sponsor’s address is:

1450 Brickell Avenue, Suite 2130

Miami, Florida 33131

Attn: Luis I. Solorzano Aizpuru

E-mail: luis@acamarpartners.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn: Jaime Mercado

E-mail: jmercado@stblaw.com

TRP’s address is:

380 N Old Woodward Ave, Suite 205

Birmingham, MI 48009

Attention: Dave Mitchell

E-mail: dave.mitchell@trpfund.com

with a copy (not constituting notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022
Attn: Valerie Ford Jacob
E-mail: valerie.jacob@freshfields.com

or such other address furnished to the Company and the other Stockholder Parties in writing;

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If to any other Stockholder Party, to such address as such Stockholder Party shall furnish to the Company and the other Stockholder Parties in writing.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

TRP Capital Partners, LP

By:
Name:
Title:

ACAMAR PARTNERS ACQUISITON CORP.

By:
Name:
Title:

MICHAEL BOR

Exhibit A

Mr. Juan Carlos Torres Carretero

Mr. Luis Ignacio Solorzano Aizpuru

Mr. Raffaele Roberto Vitale

Mr. Juan Duarte Hinterholzer

Mr. Joseba Asier Picaza Ucar

Exhibit B

1. Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust

2. Michael W. Bor Irrevocable Family Trust Dated October 16, 2020